Exhibit 10.38
                              OPERATING AGREEMENT

                                      OF

                       RED CANYON AT PALOMINO PARK LLC,
                     A COLORADO LIMITED LIABILITY COMPANY


                             AS OF APRIL 17, 1996

                               TABLE OF CONTENTS

                                                                           Page

ARTICLE 1  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE 2  FORMATION OF COMPANY. . . . . . . . . . . . . . . . . . . . . . . 13
           2.1     Formation . . . . . . . . . . . . . . . . . . . . . . . . 13
           2.2     Name. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
           2.3     Principal Place of Business . . . . . . . . . . . . . . . 13
           2.4     Registered Office and Registered Agent. . . . . . . . . . 13
           2.5     Articles of Organization. . . . . . . . . . . . . . . . . 14
           2.6     Term. . . . . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE 3  BUSINESS OF COMPANY . . . . . . . . . . . . . . . . . . . . . . . 14
           3.1     Permitted Businesses. . . . . . . . . . . . . . . . . . . 14
           3.2     Other Activity or Business. . . . . . . . . . . . . . . . 14

ARTICLE 4  CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS
            AND LOANS TO THE COMPANY . . . . . . . . . . . . . . . . . . . . 14
           4.1     Capital Contributions . . . . . . . . . . . . . . . . . . 14
           4.2     Withdrawal or Reduction of Members'
                    Contributions to Capital . . . . . . . . . . . . . . . . 15
           4.3     Development Deficit Payments. . . . . . . . . . . . . . . 15
           4.4     Operating Deficit Payments. . . . . . . . . . . . . . . . 15
           4.5     Additional Capital Contributions. . . . . . . . . . . . . 15
           4.6     Miscellaneous . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE 5  INITIAL CLOSING; INFRASTRUCTURE LAND CLOSING;
            CONSTRUCTION LOAN CLOSING. . . . . . . . . . . . . . . . . . . . 16
           5.1     Initial Closing . . . . . . . . . . . . . . . . . . . . . 16
           5.2     Construction  . . . . . . . . . . . . . . . . . . . . . . 17
           5.3     Infrastructure Land Closing and Bond
                    Financing of Infrastructure. . . . . . . . . . . . . . . 20
           5.4     Failure of Initial Closing or
                    Construction Loan Closing to Occur . . . . . . . . . . . 21

ARTICLE 6  DEVELOPMENT OF PROJECT; OPERATIONS PRIOR
            TO THE FINAL CLOSING DATE. . . . . . . . . . . . . . . . . . . . 21
           6.1     Duties of Feld. . . . . . . . . . . . . . . . . . . . . . 21
           6.2     Construction Completion . . . . . . . . . . . . . . . . . 23
           6.3     Development Deficit Guaranty. . . . . . . . . . . . . . . 23
           6.4     Operating Deficit Guaranty. . . . . . . . . . . . . . . . 23
           6.5     Liabilities of the Company. . . . . . . . . . . . . . . . 24
           6.6     Construction Contracts. . . . . . . . . . . . . . . . . . 24
           6.7     Administration of the Construction Loan . . . . . . . . . 24
           6.8     Change Orders . . . . . . . . . . . . . . . . . . . . . . 24
           6.9     Retainage . . . . . . . . . . . . . . . . . . . . . . . . 25
           6.10    Agreements with Affiliates. . . . . . . . . . . . . . . . 25
           6.11    Warranty by Feld. . . . . . . . . . . . . . . . . . . . . 25
           6.12    Insurance . . . . . . . . . . . . . . . . . . . . . . . . 26
           6.13    Personal Obligation . . . . . . . . . . . . . . . . . . . 27
           6.14    Force Majeure . . . . . . . . . . . . . . . . . . . . . . 27
           6.15    Limitations of Feld's Authority . . . . . . . . . . . . . 27
           6.16    Pre-Existing Environmental Condition. . . . . . . . . . . 28

ARTICLE 7  COMPENSATION TO FELD. . . . . . . . . . . . . . . . . . . . . . . 28
           7.1     Development Management Fee. . . . . . . . . . . . . . . . 28
           7.2     Construction Management Fee . . . . . . . . . . . . . . . 28
           7.3     Construction Loan Guarantee Fee . . . . . . . . . . . . . 28
           7.4     Cost Savings Fee. . . . . . . . . . . . . . . . . . . . . 28
           7.5     Incentive Fee . . . . . . . . . . . . . . . . . . . . . . 29
           7.6     Conditions to Payment of Fees;
                    Right of Offset. . . . . . . . . . . . . . . . . . . . . 29

ARTICLE 8  FINAL CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . 30
           8.1     Conditions to Final Closing . . . . . . . . . . . . . . . 30
           8.2     Initiation of Final Closing . . . . . . . . . . . . . . . 30
           8.3     Actions at the Final Closing. . . . . . . . . . . . . . . 30
           8.4     Certain Rights of Feld Upon
                    Satisfaction of Final Closing
                    Funding Conditions . . . . . . . . . . . . . . . . . . . 30

ARTICLE 9  ALLOCATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
           9.1     Profits and Losses. . . . . . . . . . . . . . . . . . . . 31
           9.2     General Provisions. . . . . . . . . . . . . . . . . . . . 31
           9.3     Special Provisions. . . . . . . . . . . . . . . . . . . . 32
           9.4     Code Section 704(c) Allocations . . . . . . . . . . . . . 33
           9.5     Allocations Relating to Taxable
                    Issuance of Interest . . . . . . . . . . . . . . . . . . 33

ARTICLE 10 DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 34
           10.1    Cash Flow . . . . . . . . . . . . . . . . . . . . . . . . 34
           10.2    Division Among Members. . . . . . . . . . . . . . . . . . 34
           10.3    Special Distribution to WPHC. . . . . . . . . . . . . . . 34

ARTICLE 11 BOOKS, RECORDS, AND ACCOUNTING. . . . . . . . . . . . . . . . . . 34
           11.1    Books and Records . . . . . . . . . . . . . . . . . . . . 34
           11.2    Reports . . . . . . . . . . . . . . . . . . . . . . . . . 34
           11.3    Tax Returns . . . . . . . . . . . . . . . . . . . . . . . 35
           11.4    Special Basis Adjustment. . . . . . . . . . . . . . . . . 35
           11.5    Tax Matters Partner . . . . . . . . . . . . . . . . . . . 35
           11.6    Bank Accounts . . . . . . . . . . . . . . . . . . . . . . 36

ARTICLE 12 MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
           12.1    Management. . . . . . . . . . . . . . . . . . . . . . . . 36
           12.2    Number, Tenure and Qualifications . . . . . . . . . . . . 36
           12.3    Appointment of Feld as Manager. . . . . . . . . . . . . . 36
           12.4    Certain Powers of Managers. . . . . . . . . . . . . . . . 36
           12.5    Member Approval of Certain Acts . . . . . . . . . . . . . 37
           12.6    Liability for Certain Acts. . . . . . . . . . . . . . . . 38
           12.7    Indemnity of the Members and the Managers . . . . . . . . 38
           12.8    Manner of Acting. . . . . . . . . . . . . . . . . . . . . 38
           12.9    Informal Act by Managers. . . . . . . . . . . . . . . . . 38
           12.10  Participation by Electronic Means. . . . . . . . . . . . . 39
           12.11  Resignation. . . . . . . . . . . . . . . . . . . . . . . . 39
           12.12  Removal. . . . . . . . . . . . . . . . . . . . . . . . . . 39
           12.13  Death or Disability of Feld. . . . . . . . . . . . . . . . 40
           12.14  Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . 41
           12.15  Prohibition Against Publicly
                    Traded Partnership . . . . . . . . . . . . . . . . . . . 41

ARTICLE 13 REPRESENTATIONS, WARRANTIES AND COVENANTS . . . . . . . . . . . . 41
           13.1    Representations and Warranties of
                    Each Member. . . . . . . . . . . . . . . . . . . . . . . 41
           13.2    Representations, Warranties and
                    Covenants of Feld. . . . . . . . . . . . . . . . . . . . 42
           13.3    General Representation. . . . . . . . . . . . . . . . . . 45
           13.4    Survival; Indemnity . . . . . . . . . . . . . . . . . . . 45

ARTICLE 14 RIGHTS AND OBLIGATIONS OF MEMBERS . . . . . . . . . . . . . . . . 45
           14.1    Limitation of Liability . . . . . . . . . . . . . . . . . 45
           14.2    Company Debt Liability. . . . . . . . . . . . . . . . . . 46
           14.3    List of Members . . . . . . . . . . . . . . . . . . . . . 46
           14.4    Company Books . . . . . . . . . . . . . . . . . . . . . . 46
           14.5    Priority and Return of Capital. . . . . . . . . . . . . . 46
           14.6    Outside Activity. . . . . . . . . . . . . . . . . . . . . 47

ARTICLE 15 MEETINGS OF MEMBERS . . . . . . . . . . . . . . . . . . . . . . . 48
           15.1    Annual Meeting. . . . . . . . . . . . . . . . . . . . . . 48
           15.2    Special Meetings. . . . . . . . . . . . . . . . . . . . . 48
           15.3    Place of Meetings . . . . . . . . . . . . . . . . . . . . 48
           15.4    Notice of Meetings. . . . . . . . . . . . . . . . . . . . 48
           15.5    Meeting of all Members. . . . . . . . . . . . . . . . . . 48
           15.6    Record Date . . . . . . . . . . . . . . . . . . . . . . . 48
           15.7    Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . 48
           15.8    Manner of Acting. . . . . . . . . . . . . . . . . . . . . 49
           15.9    Proxies . . . . . . . . . . . . . . . . . . . . . . . . . 49
           15.10   Action by Members Without a Meeting . . . . . . . . . . . 49
           15.11   Voting by Ballot. . . . . . . . . . . . . . . . . . . . . 49
           15.12   Waiver of Notice. . . . . . . . . . . . . . . . . . . . . 49

ARTICLE 16 TRANSFERABILITY; PUT-CALL PROVISIONS. . . . . . . . . . . . . . . 49
           16.1    Restrictions on Transferability . . . . . . . . . . . . . 49
           16.2    Put-Call Rights . . . . . . . . . . . . . . . . . . . . . 50
           16.3    Calculation of Option Price . . . . . . . . . . . . . . . 50
           16.4    Right of Offset . . . . . . . . . . . . . . . . . . . . . 51
           16.5    Restrictions on Resignation . . . . . . . . . . . . . . . 51
           16.6    Permitted WPHC Transfer . . . . . . . . . . . . . . . . . 51

ARTICLE 17 ADMISSION OF ADDITIONAL MEMBERS . . . . . . . . . . . . . . . . . 52

ARTICLE 18 DISSOLUTION AND TERMINATION . . . . . . . . . . . . . . . . . . . 52
           18.1    Dissolution . . . . . . . . . . . . . . . . . . . . . . . 52
           18.2    Effect of Filing of Dissolving Statement. . . . . . . . . 53
           18.3    Distribution of Assets Upon Dissolution . . . . . . . . . 53
           18.4    Articles of Dissolution . . . . . . . . . . . . . . . . . 53
           18.5    Filing of Articles of Dissolution . . . . . . . . . . . . 53
           18.6    Winding Up. . . . . . . . . . . . . . . . . . . . . . . . 53
           18.7    No Restoration of Deficit Capital Accounts. . . . . . . . 54
           18.8    Deemed Liquidation. . . . . . . . . . . . . . . . . . . . 54
           18.9    Permitted Withdrawal by Feld. . . . . . . . . . . . . . . 54

ARTICLE 19 MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . . . 54
           19.1    Statement of Intent of Parties. . . . . . . . . . . . . . 54
           19.2    Notices . . . . . . . . . . . . . . . . . . . . . . . . . 55
           19.3    Application of Colorado Law . . . . . . . . . . . . . . . 56
           19.4    Waiver of Action for Partition. . . . . . . . . . . . . . 56
           19.5    Amendments. . . . . . . . . . . . . . . . . . . . . . . . 56
           19.6    Construction. . . . . . . . . . . . . . . . . . . . . . . 56
           19.7    Headings. . . . . . . . . . . . . . . . . . . . . . . . . 56
           19.8    Waivers . . . . . . . . . . . . . . . . . . . . . . . . . 56
           19.9    Time of the Essence . . . . . . . . . . . . . . . . . . . 56
           19.10   Remedies for Default. . . . . . . . . . . . . . . . . . . 57
           19.11   Rights and Remedies Cumulative. . . . . . . . . . . . . . 57
           19.12   Severability. . . . . . . . . . . . . . . . . . . . . . . 57
           19.13   Heirs, Successors and Assigns . . . . . . . . . . . . . . 57
           19.14   Counterparts. . . . . . . . . . . . . . . . . . . . . . . 57
           19.15   Further Assurances. . . . . . . . . . . . . . . . . . . . 57
           19.16   Entire Agreement. . . . . . . . . . . . . . . . . . . . . 57

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE MANAGERS OF THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE MANAGERS OF THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE MANAGERS TO THE EFFECT THAT ANY SUCH TRANSFER OR SALE WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.



                            OPERATING AGREEMENT OF
                       RED CANYON AT PALOMINO PARK LLC,
                     A COLORADO LIMITED LIABILITY COMPANY

     THIS OPERATING AGREEMENT is made as of the 17th day of April, 1996 by and among AL FELD, an individual ("Feld"), and WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation ("WPHC"), as the members of RED CANYON AT PALOMINO PARK LLC, a Colorado limited liability company (the "Company").

     NOW THEREFORE, pursuant to the Act, the following shall constitute the Operating Agreement of RED CANYON AT PALOMINO PARK LLC, a Colorado limited liability company.


                                   ARTICLE 1
                                  DEFINITIONS

     The following terms used in this Operating Agreement shall have the following meanings (unless otherwise expressly provided herein):

     (a) "Accountants" means Ernst & Young or such other accountant engaged by the Company with the unanimous consent of the Members.

     (b) "Act" means the version of the Colorado Limited Liability Company Act adopted by the State of Colorado, Colo. Rev. Stat. Section 7-80-101 to 7-80-913, as amended from time to time.

     (c) "Adjusted Capital Account Deficit" with respect to any Member means the deficit balance, if any, in such Member's Capital Account as of the end of any Fiscal Year after giving effect to the following adjustments: (i) credit to such Capital Account the sum of (A) any amount which such Member is obligated to restore to such Capital Account pursuant to any provision of this Agreement, plus (B) an amount equal to such Member's share of Partnership Minimum Gain as determined under Regulation Section 1.704-2(g)(1) and such Member's share of Partner Nonrecourse Debt Minimum Gain as determined under Regulation Section 1.704-2(i)(5), plus (C) any amounts which such Member is deemed to be obligated to restore pursuant to Regulation Section 1.704-1(b)(2)(ii)(c); and (ii) debit to such Capital Account the items described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

     (d) "Affiliate" means any Person controlling the outstanding equity interests or profits interests of any other Person, any Person whose outstanding equity interests are controlled by any other Person, or any Person controlling, controlled by, or under common control with any other Person.

     (e) "Agreement" shall mean this Operating Agreement as originally executed and as it may be amended from time to time.

     (f)  "Approved Affiliate Agreements" shall have the meaning set forth in
Section 5.2.6 hereof.

     (g) "Architect's Agreement" means the agreement to be entered into between the Company and Feld Design, Inc. ("Architect"), an Affiliate of Feld, at or prior to the Construction Loan Closing.

     (h)  "Asset Value"  with respect to any Company asset means:

          (i) The fair market value, when contributed, of any asset contributed to the Company by any Member;

          (ii) The fair market value on the date of distribution of any asset distributed by the Company to any Member as consideration for an Interest in the Company;

         (iii) The fair market value of all Property at the time of the happening of any of the following events: (A) the admission of a Member to, or the increase of an Interest of an existing Member in, the Company in exchange for a Capital Contribution; or (B) the liquidation of the Company under Regulation Section 1.704-1(b)(2)(ii)(g); or

          (iv) The Basis of the asset in all other circumstances.

     (i) "Bankruptcy Event" with respect to the Company or any Member means any one of:

          (A) Filing a voluntary petition in bankruptcy or for reorganization or for adoption of an arrangement under the Bankruptcy Code;

          (B)  Making a general assignment for the benefit of creditors;

          (C) The appointment by a court of a receiver for all or a portion of the property of the Company or for all or a portion of a Member's property having an aggregate value in excess of $500,000;

          (D) The entry of an order for relief in the case of an involuntary petition in bankruptcy; or

          (E) The assumption of custody or sequestration by a court of competent jurisdiction of all or substantially all of the Company's or such Member's property, as appropriate.

     (j) "Basis" with respect to an asset means the adjusted basis from time to time of such asset for federal income tax purposes.

     (k) "Call Option" means the call option of WPHC with respect to the Interest of Feld as described in Section 16.2.1 hereof.

     (l) "Capital Account" means an account maintained for each Member in accordance with Regulation Sections 1.704-1(b) and 1.704-2 and to which the following provisions apply to the extent not inconsistent with such
Regulations:

          (i) There shall be credited to each Member's Capital Account (A) such Member's Capital Contributions; (B) such Member's distributive share of Profits; (C) any items of income or gain specially allocated to such Member under Section 9.3 of this Agreement; and (D) the amount of any Company liabilities (determined as provided in Code Section 752(c) and the Regulations thereunder) assumed by such Member or to which Property distributed to such Member is subject;

          (ii) There shall be debited to each Member's Capital Account (A) the amount of money and the Asset Value of any Property distributed to such Member pursuant to this Agreement; (B) such Member's distributive share of Losses; (C) any items of expense or loss which are specially allocated to such Member under
Section 9.3 of this Agreement, and (D) the amount of liabilities (determined as provided in Code Section 752(c) and the Regulations thereunder) of such Member assumed by the Company or to which Property contributed to the Company by such Member is subject; and

          (iii) The Capital Account of any transferee Member shall include the appropriate portion of the Capital Account of the Member from whom the transferee Member's Interest was obtained.

     (m) "Capital Contribution" means the amount of money and the Asset Value of any property other than money contributed to the Company by a Member with respect to such Member's Interest in the Company.

     (n) "Capital Contribution Balance" means with respect to any Member the aggregate Capital Contributions made by such Member, plus an amount corresponding to interest thereon at an annual rate of twelve percent (12%) from the date(s) such Capital Contributions are made until the Option Closing Date. The parties acknowledge that the definition of Capital Contribution Balance is only used in connection with the determination of Fair Market Value of Feld's Interest.

     (o) "Cash Flow" means the Operating Cash Flow and Sales or Refinancing Cash Flow for any given period.

     (p) "Code" means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws.

     (q) "Company" means RED CANYON AT PALOMINO PARK LLC, a Colorado limited liability company.

     (r) "Construction Consultant" means the Construction Consultant selected by WPHC to monitor construction on behalf of WPHC, or such other consultant as may be selected by WPHC.

     (s) "Construction Lender" means the maker of the Construction Loan, or its successor and assigns in such capacity.

     (t) "Construction Loan" means the Construction Loan in the anticipated principal amount of $27,000,000 to be made to the Company by the Construction Lender at the Construction Loan Closing.

     (u) "Construction Loan Closing" means the closing of the transactions described in Section 5.2 hereof.

     (v) "Construction Loan Closing Date" means the date on which the Construction Loan Closing occurs.

     (w)  "Construction Loan Outside Date" has the definition given it in
Section 5.2.4 hereof.

     (x) "Construction Procedures" means the requirements regarding construction procedures set forth on Exhibit B attached hereto.

     (y) "Conversion Date" means the later of (A) the date on which Substantial Completion has occurred, or (B) the date which is the earlier of
(i) nineteen (19) months from the Construction Loan Closing Date, or (ii) the date upon which the construction period interest line item in the budget for the Construction Loan has been exhausted.

     (y) "Control" means the direct or indirect ownership of at least 50% of the equity interests or profits interests of any other Person.

     (z) "Cost Savings" means the positive amount, if any, by which the Total Budgeted Development Costs exceed the actual Development Costs incurred through the Final Closing Date.

     (aa) "Deposit Agreement" means the Deposit and Contract Administration Agreement between WPHC and The Feld Company regarding the Land Contract, which Deposit and Contract Administration Agreement is attached hereto as Exhibit C.

     (ab) "Depreciation" for any Fiscal Year or other period means the cost recovery deduction with respect to an asset for such year or other period as determined for federal income tax purposes, provided that if the Asset Value of such asset differs from its Basis at the beginning of such year or other period, depreciation shall be determined as provided in Regulation Section 1.704-1(b)(2)(iv)(g)(3).

     (ac) "Development Costs" means the direct or indirect costs paid or accrued by the Company related to the acquisition of the Project Land and the development of the Project, including without limitation: (i) all costs of construction and development of the Project; (ii) all costs of causing the Project and its operations to comply with laws prior to the Conversion Date;
(iii) all real estate taxes, assessments and personal property taxes relating to the period prior to the Conversion Date; (iv) all costs of insurance incurred by or charged to the Company relating to the period prior to the Conversion Date; (v) all fees paid to Feld or its Affiliates (excluding the property management fee paid to The Feld Company after the Conversion Date);
(vi) all financing costs relating to the period prior to the Conversion Date, including origination fees, reimbursement of expenses of the Construction Lender and interest; (vii) all costs of administration of the Company, including legal and accounting fees prior to or on the Final Closing Date;
(viii) all Operating Expenses incurred prior to the Conversion Date; and (ix) costs of title insurance endorsements deleting the mechanic's lien exception from the owner's title policy and bringing the date of the owner's title policy down to the date of Final Closing.

     (ad) "Development Deficits" means the positive amount, if any, by which
(a) Development Costs exceed (b) the sum of the Capital Contributions of the Members required to be made at the Initial Closing, the Final Closing Capital Contribution and the Net Operating Income for the period prior to the Conversion Date.

     (ae) "Development Deficit Payments" shall mean the Development Deficit Payments to be paid by Feld pursuant to Section 6.3 of this Agreement.

     (af) "Entity" means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association, or any governmental or quasi-governmental agency or body.

     (ag) "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. Section 9601, et. seq.; the Hazardous Materials Transportation Act, 49 U.S.C.A. Section 1801, et. seq.; the Resource Conversation and Recovery Act, 42 U.S.C.A. Section 6901, et. seq.; the Toxic Substances Control Act, 15 U.S.C.A. Section 2601, et. seq.; the Federal Water Pollution Control Act, 33 U.S.C.A. Section 1251, et. seq.; any Colorado environmental laws; or any successor to such laws (in existence on the date any relevant representation is made or updated), or any other federal, state or local environmental, health or safety statute, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards concerning or in connection with hazardous or toxic wastes, substances, material, smoke, gas or particulate matter as now or at any time hereafter in effect, or any common law theory based on nuisance or strict liability.

     (ah) "Environmental Reports" means the Environmental Site Assessment prepared by ATEC Associates dated March 16, 1994, concerning the Land.

     (ai) "Fair Market Value of Feld's Interest" means the following:

          (i) one percent (1.0%) of the following: (A) the fair market value of the Company's assets as determined by the Accountants based on the books and records of the Company and on a current appraisal of the Project, minus (B) the amount of the Company's debts and liabilities, including without limitation, any debt encumbering the Project, trade payables, accrued expenses and adjustments for any reasonably foreseeable contingent liabilities as determined by the Accountants and accrued but unpaid Incentive Fees and any other fees payable to Feld, minus (C) the Infrastructure Cost allocable to the Project made on the same basis that such allocation of Infrastructure Cost is made in connection with the calculation of the Incentive Fee; minus

          (ii) the amount determined as of the Option Closing Date by which (A) one percent (1.0%) of the aggregate Capital Contribution Balances of Feld and WPHC exceeds (B) the Capital Contribution Balance of Feld.

     (aj) "Final Closing" means the closing of the transactions described in
Article 8 hereof.

     (ak) "Final Closing Date" means the date on which the Final Closing occurs.

     (al) "Final Closing Capital Contribution" means the Capital Contribution to be made by WPHC pursuant to Section 4.1.2(b) hereof, when, as and if required by this Agreement.

     (am) "Final Closing Funding Conditions" means the conditions to the obligations of WPHC to make the Final Closing Capital Contribution, which conditions are set forth on Exhibit D attached hereto.

     (an) "Final Completion" means the lien-free completion of construction of the improvements in accordance with the Plans and Specifications (subject only to minor and inconsequential field changes and other changes consented to by
WPHC), including without limitation, completion or correction of all punchlist items and seasonal items such as landscaping to the reasonable satisfaction of WPHC, payment and release of all liens of subcontractors, materialmen, and other providers of labor, equipment, material and/or services to the Property and the Project as evidenced by the receipt of all unconditional lien releases from all such subcontractors, materialmen and all other providers of labor, equipment, material and/or services to the Property and the Project, or in the event a lien is being contested, the posting by Feld of collateral in an amount and form reasonably satisfactory to WPHC, which may include providing a surety bond to which the lien is transferred and providing title insurance coverage against such liens.

     (ao) "Fiscal Year" means the taxable year of the Company for federal income tax purposes as determined under Code Section 706 and the Regulations thereunder.

     (ap) "Force Majeure" means acts of God, strikes, shortages of labor or materials, weather conditions or other matters not reasonably within Feld's control ("Force Majeure"), except that under no circumstances shall lack of available funds be considered an event of Force Majeure.

     (aq) "Gross Operating Revenues" shall mean, with respect to any given period of time, all gross operating income and rental revenues actually received by or paid to or for the account of the Company with respect to the ownership, operation, leasing and occupancy of the Project, excluding tenant security deposits paid under Leases but including, but not limited to, any and all of the following: (i) rentals paid by tenants under leases of space in the Project ("Leases"); (ii) late charges and interest paid by tenants under Leases; (iii) rents and receipts from vending machines and similar items; (iv) fees from parking garages or carports, if applicable; and (v) cable television and telephone revenues.

     (ar) "Hazardous Materials" means without limitation, (i) asbestos or any material composed of or containing asbestos or urea formaldehyde in any form and in any type; (ii) polychlorinated biphenyl compounds; (iii) oil hydrocarbons, petroleum, petroleum products or products containing or derived from petroleum; (iv) any hazardous or toxic waste, substance, material, smoke, gas or particulate matter, as presently defined by or for purposes of Environmental Laws.

     (as) "Incentive Fee" has the meaning set forth in Section 7.5 hereof.

     (at) "Infrastructure" means the interior street improvements, utilities, landscaping, a perimeter wall and gate, a guardhouse, a recreational center and amenities, and a park and recreational amenities to be constructed on the Infrastructure Land, as more particularly described on Exhibit E attached hereto.

     (au) "Infrastructure Costs" means the actual cost of acquiring, constructing and developing all of the Infrastructure, including without limitation the cost of the Infrastructure Land, design and engineering costs, construction management fees, general contractor fees, property taxes on the Infrastructure Land prior to completion of the Infrastructure, interest expense on the Infrastructure Land and the Infrastructure at an assumed nine percent (9.0%) rate of interest for the period prior to the completion of each applicable phase of the Infrastructure. Infrastructure shall not include the cost of issuance of bonds to finance the Infrastructure. If all of the Infrastructure has not been finally completed at the time of determination of Infrastructure Costs due to phasing of the construction of Infrastructure or for any other reason, then Infrastructure Costs shall include an amount equal to the expected amount of Infrastructure Costs upon final completion of the Infrastructure as reasonably determined by WPHC.

     (av) "Infrastructure Land" means the parcel of land on which the Infrastructure improvements shall be constructed, which parcel is described on Exhibit F attached hereto.

     (aw) "Infrastructure Improvements Agreement" has the meaning set forth in
Section 5.3.3 hereof.

     (ax) "Initial Closing" means the closing of the transactions described in
Section 5.1 hereof.

     (ay) "Initial Closing Date" means the date on which the Initial Closing occurs.

     (az) "Interest" means the ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which such member may be entitled as provided in this Agreement or the Act, together with the obligations of such Member to comply with all the terms and provisions of this Agreement and the Act. Such Interest of each Member shall, except as specifically provided herein, be the percentage of the aggregate of such benefits or obligations specified in this Agreement as such Member's Percentage Interest.

     (ba) "Land" means the parcel of land located in Douglas County, Colorado, which parcel is described on Exhibit G attached hereto.

     (bb) "Land Contract" means that certain Second Amended and Restated Vacant Land Purchase and Sale Agreement dated March 23, 1995, between Mission Viejo Company, as Seller, and The Feld Company, as Purchaser, as assigned to and assumed by WPHC by that certain Assignment and Assumption Agreement - Purchase Agreement dated May 2, 1995, and that portion of which relating to the Land will be assigned to and assumed by the Company by that certain Assignment and Assumption Agreement - Phase II dated May 1, 1996.

     (bc) "Majority In Interest" shall mean Members holding a majority of the Percentage Interests.

     (bd) "Managers" shall mean one or more managers. Specifically, "Managers" shall mean Feld or any other Persons that succeed such Manager in that capacity. Managers need not be residents of the State of Colorado or Members of the Company. References to the Manager in the singular or as him, her, it, itself, or other like references shall also, where the context so requires, be deemed to include the plural or the masculine or feminine reference, as the case may be.

     (be) "Master Development" means a five-phase, gated apartment community to be constructed on the Master Development Land, including a central 23-acre park containing a clubhouse, swimming pool and health club. The approximate anticipated number of units in each phase of the Master Development is as follows: Phase I - 456; Phase II - 304; Phase III - 332; Phase IV - 436; and Phase V - 352, for a total of 1,880 units if fully developed.

     (bf) "Master Development Land" means the Land described on Exhibit H attached hereto, which land is all of the land to be sold and conveyed pursuant to the Land Contract.

     (bg) "Material Default" means a default by Feld in any of its obligations hereunder which in the reasonable judgment of WPHC has caused or is likely to cause damages to WPHC of $250,000 or more.
     (bh) "Members" shall mean Feld and WPHC and each of the parties who may hereafter become additional or substituted Members.

     (bi) "Minimum Option Price" means $50,000.

     (bj) "Multi-Family Project" shall mean an apartment project, condominium project, town-home project or other multi-family residential project.

     (bk) "Net Operating Income" means, with respect to any given period of time, the aggregate Gross Operating Revenue for such period of time minus the aggregate Operating Expenses for such period of time. Notwithstanding the foregoing, in connection with the calculation of the Incentive Fee, Net Operating Income shall be determined on an accrual basis for the relevant period with the following additional adjustments: if property taxes do not fully reflect the completion of the Project, then the property taxes shall be increased to the amount of property taxes that would have been assessed had the Project been completed and included in the calculation of the property taxes.

     (bl) "Operating Cash Flow" means with respect to any given period the Net Operating Income of the Company actually received and attributable to such period reduced by all debt service charges and expenses related to such period and by expenditures required to be capitalized for federal income tax purposes incurred during such period (other than Development Costs).

     (bm) "Operating Deficits" means, for any specified period beginning no earlier than (i) six (6) months after the earlier of Substantial Completion of the multifamily units on Lot 1A, Highlands Ranch Filing No. 126-A First Amendment ("Phase I"), or (ii) Phase I being 85% leased, the greater of 0 or the following: (A) the interest payments, accruals and periodic charges and expenses on the Construction Loan for such period; plus (B) the aggregate Operating Expenses for such period of time; minus (c) Gross Operating Revenue for such period of time.

     (bn) "Operating Deficit Payments" shall mean the Operating Deficit Payments to be paid by Feld pursuant to Section 6.4 of this Agreement.

     (bo) "Operating Expenses" shall mean with respect to any given period of time all expenses of the Company in connection with the ownership, operation, leasing and occupancy of buildings in the Project, which either are rent-ready or all or any portion of which are occupied by tenants, attributable to such period of time as determined on an accrual basis, excluding interest payments and accruals on the Construction Loan but including, but not limited to, any and all of the following: (i) general real estate taxes; (ii) special assessments or similar charges; (iii) personal property taxes, if any; (iv) sales and use taxes applicable to such operating expenses; (v) cost of utilities for the Project; (vi) maintenance and repair costs of the Project;
(vii) operating and management expenses and fees; (viii) premiums of insurance carried on or with respect to the Project; (ix) costs, including leasing commissions, advertisement and promotional costs, to obtain leases and the cost of work performed to ready space in the Project for occupancy under leases; (x) accounting and auditing fees and costs, attorneys' fees and other administrative and general expenses and disbursements of the Company in connection with the ownership, operation, leasing and management of the Project; (xi) expensed improvements in accordance with the accounting practices of WRPT; (xii) an allocable share of the costs and expenses of operating and maintaining the Infrastructure, excluding such costs and expenses that are paid by the owner of any other phase of the Master Development or are paid from operating reserves of the Infrastructure owner established in connection with the financing of the Infrastructure (the method of allocation of such costs and expenses shall be agreed upon by the Members at or prior to the Construction Loan Closing); and (xiii) any other costs, charges or expenses incurred by the Company which are not Development Costs.

     (bp) "Option Closing Date" means the date on which the Call Option or the Put Option shall close.

     (bq) "Option Price" means the greater of the Fair Market Value of Feld's Interest and the Minimum Option Price.

     (br) "Outside Date" means the date that is twenty-eight (28) months following the closing of the Construction Loan Closing Date. Such Outside Date may be extended by Force Majeure, but in no event by more than 120 days.

     (bs) "Percentage Interest" shall mean the following: (i) with respect to Feld, one percent (1.0%); and (ii) with respect to WPHC, ninety-nine percent (99.0%).

     (bt) "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so admits.

     (bu) "Plans and Specifications" means the for-construction plans and specifications for the construction of the Project, which plans and specifications are to be prepared and approved by the Members as described in
Section 5.2.2 hereof.

     (bv) "Pre-Existing Environmental Condition" means the presence, if any, of Hazardous Materials on or about the Project Land on the Initial Closing Date which at any subsequent time constitutes a violation of Environmental Laws or which subjects or is reasonably expected to subject the Company or its Members or Managers to liability to any Person.

     (bw) "Pre-Existing Environmental Condition Liability" means any liability, loss, damage or cost incurred by the Company prior to the Final Closing Date arising from a Pre-Existing Environmental Condition, including without limitation, any increase in Development Costs or Operating Expenses arising directly from a Pre-Existing Environmental Condition.

     (bx) "Profits" and "Losses" for any Fiscal Year or other period means an amount equal to the Company's taxable income or loss for such year or period determined in accordance with Code Section 703(a) and the Regulations thereunder with the following adjustments:

          (i) All items of income, gain, loss and deduction of the Company required to be stated separately shall be included in taxable income or loss;

          (ii) Income of the Company exempt from federal income tax shall be treated as taxable income;

         (iii) Expenditures of the Company described in Code Section 705(a)(2)(B) or treated as such expenditures under Regulation Section 1.704-1(b)(2)(iv)(i) shall be subtracted from taxable income;

          (iv) The difference between Basis and Asset Value shall be treated as gain or loss upon the happening of any event described in Article 1(h)(i), (ii) or (iii);

          (v) Gain or loss resulting from the disposition of Property from which gain or loss is recognized for federal income tax purposes shall be determined with reference to the Asset Value of such Property;

          (vi) Depreciation shall be determined based upon Asset Value instead of as determined for federal income tax purposes; and

         (vii) Items which are specially allocated under Article 9 of this Agreement shall not be taken into account.

     (by) "Project" means the 304-unit apartment complex and related facilities and amenities to be constructed on the Project Land in accordance with the Plans and Specifications. Project does not include the Infrastructure.

     (bz) "Project Budget" means the budget for construction and development of the Project by the Company. An "Initial Project Budget is attached hereto as
Exhibit I. As described in Section 5.2.3 hereof, in connection with the Construction Loan Closing, the Members shall agree upon the "Final Project Budget."

     (ca) "Project Land" means the Land, excluding the Infrastructure Land.

     (cb) "Property" means all real and personal property, tangible and intangible, owned by the Company.

     (cc) "Property Management Agreement" means the Property Management Agreement to be entered into between the Company and The Feld Company, an Affiliate of Feld, in the form attached hereto as Exhibit J. The Property Management Agreement provides that it shall terminate on the first to occur of the following: (i) at the option of either party, upon the Removal of Feld; and (ii) after the Final Closing Date, upon 30 days' written notice of termination from one party to the other.

     (cd) "Put Option" means the put option of Feld with respect to the Interest of Feld as described in Section 16.2.2 hereof.

     (ce) "Regulations" means the federal income tax regulations, including temporary (but not proposed) regulations, promulgated under the Code.

     (cf) "Removal" means the removal of Feld pursuant to Section 12.12 hereof.

     (cg) "Removal Event" has the meaning set forth in Section 12.12 hereof.

     (ch) "Restricted Party" has the meaning set forth in Section 14.6.4 hereof.

     (ci) "Sales or Refinancing Cash Flow" means, for any given period, the cash proceeds received from the Company from the sale, other disposition, or refinancing of any or all of the Property (including payments of principal and interest on obligations received by the Company in connection with such sale or other disposition) in excess of amounts necessary to discharge Company obligations with respect to such Property.

     (cj) "Substantial Completion" means satisfaction of all of the following:
(i) completion of construction of the Project in compliance with the Plans and Specifications (subject only to minor and inconsequential field changes and other changes consented to by WPHC, punch list items and seasonal items such as landscaping which do not interfere with the occupancy and use of the Project, and liens of subcontractors, materialmen, and other providers of labor, equipment, material and/or services to the Property and the Project not yet due and payable or for which either a surety bond or title insurance reasonably acceptable to WPHC is provided by Feld), as evidenced by temporary or permanent certificate(s) of occupancy, or the equivalent, issued by the applicable governmental authority for all buildings which are part of the Project, which permit the occupancy and use of all the apartment units; and (ii) each unit in the Project having been made rent-ready, including, without limitation, the installation of all appliances (including, without limitation, refrigerators and ranges), light fixtures, floor coverings and window coverings required by the Plans and Specifications or otherwise required for the use, occupancy, and operation of the units.

     (ck) "Substitute Member" shall mean any Person who or which is admitted to the Company as a substitute Member pursuant to Colo. Rev. Stat. Section 7-80-702(2) (1991), as it may be amended.

     (cl) "Total Budgeted Development Costs" means the Total Development Costs as shown on the Final Project Budget.

     (cm) "WRPT" means Wellsford Residential Property Trust, a Maryland real estate investment trust, which is an Affiliate of WPHC.

     (cn) "WPHC" means Wellsford Park Highlands Corp., a Colorado corporation.


                                   ARTICLE 2
                             FORMATION OF COMPANY

     2.1 Formation. On April 17, 1996, the parties hereto organized the Company as a Colorado limited liability company under and pursuant to the Act.

     2.2 Name. The name of the Company is Red Canyon at Palomino Park LLC, a Colorado limited liability company.

     2.3 Principal Place of Business. The principal place of business of the Company within the State of Colorado shall be 370 Seventeenth Street, Suite 3100, Denver, Colorado 80202. The Company may locate its places of business and registered office at any other place or places as the Managers may from time to time deem advisable.

     2.4 Registered Office and Registered Agent. The Company's registered office shall be at the office of its registered agent at 370 Seventeenth Street, Suite 3100, Denver, Colorado 80202 and the name of its initial registered agent at such address shall be Wellsford Park Highlands Corp., a Colorado corporation. The registered agent shall provide promptly to the Managers copies of all written notices, summonses and other documents received by the registered agent on behalf of the corporation (other than general advertising and promotional materials) and, in any event, such copies shall be provided not more than ten (10) business days after receipt thereof by such registered agent. The Managers shall have no liability for the effects of any failure by the registered agent to timely deliver any such items to the Managers except to the extent the Managers had actual notice of such items prior to delivery by the registered agent. In any contracts, subcontracts, loan agreements or other documents entered into by the Company, the Managers shall provide that the addresses for notice to be given under any such agreements shall include both the registered agent and the Managers.

     2.5 Articles of Organization. The Articles of Organization are hereby adopted and incorporated by reference into this Agreement. In the event of any inconsistency between the Articles of Organization and this Agreement, the terms of the Articles of Organization shall govern.

     2.6 Term. The term of the Company shall be thirty (30) years from the date of filing of Articles of Organization with the Secretary of State of the State of Colorado, unless the Company is earlier dissolved in accordance with either the provisions of this Agreement or the Act.


                                   ARTICLE 3
                              BUSINESS OF COMPANY

     3.1  Permitted Businesses.  The business of the Company shall be:

          3.1.1 To acquire the Land and to construct, develop, own, operate, manage, lease, finance, improve and sell or otherwise dispose of the Project; and

          3.1.2 To engage in all activities necessary, customary, convenient, or incidental to any of the foregoing.

     3.2 Other Activity or Business. The Company shall not engage in any other activity or business unless approved by all Members.


                                   ARTICLE 4
                    CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS
                           AND LOANS TO THE COMPANY

     4.1 Capital Contributions. Subject to the provisions of this Agreement, the Members shall be obligated to make the following Capital Contributions to the Company:

          4.1.1 Capital Contributions by Feld. At the Initial Closing, Feld shall make a Capital Contribution of $1,000.

          4.1.2 Capital Contributions by WPHC. WPHC shall make the following Capital Contributions:

               (a) At the Initial Closing, WPHC shall make a Capital Contribution in the amount of approximately $2,123,113, which the Company shall use to fund the acquisition of the Land.

               (b) At the Final Closing and contingent on satisfaction of all of the Final Closing Funding Conditions, WPHC shall make the Final Closing Capital Contribution in an amount equal to the following: (i) the Total Budgeted Development Costs, minus (ii) any Capital Contributions made prior to the Final Closing Date by WPHC, plus (iii) any distributions made to WPHC pursuant to Section 10.3 hereof, minus (iv) an amount equal to twenty-five percent (25%) of Cost Savings, if any.

WRPT shall guaranty the obligation of WPHC to make the Final Closing Capital Contribution by executing the Guaranty attached hereto.

     4.2  Withdrawal or Reduction of Members' Contributions to Capital.

          4.2.1 A Member shall not receive out of the Company's Property any part of such Member's Capital Contributions in violation of the Act.

          4.2.2 A Member, irrespective of the nature of such Member's Capital Contribution, has the right to demand and receive only cash in return for such Member's Capital Contribution and then only in accordance with the terms of this Agreement.

     4.3 Development Deficit Payments. Feld shall have the obligation to make Development Deficit Payments when and as required under Article 6 of this Agreement.

     4.4 Operating Deficit Payments. Feld shall have the obligation to make Operating Deficit Payments when and as required under Article 6 of this Agreement.

     4.5 Additional Capital Contributions. Except as expressly described in this Article 4, no Member has an obligation to make any Capital Contributions or loans or advances to the Company.

     4.6  Miscellaneous.

          4.6.1 No Interest on Capital Contribution. No Member shall be entitled to or shall receive interest on such Member's Capital Contribution.

          4.6.2 No Withdrawal of Capital Contribution. No Member may withdraw any capital from the capital of the Company except as expressly provided herein or under the Act.

          4.6.3 No Priority of Return of Capital Contribution. No Member shall have any priority over any other Member with respect to the return of any Capital Contribution, except as expressly provided herein.

          4.6.4 No Third Party Beneficiaries. The provisions of this Article 4 are not intended to be for the benefit of and shall not confer any rights on any creditor or other Person (other than a Member in such Member's capacity as a Member) to whom any debts, liabilities or obligations are owed by the Company or any of the Members.


                                   ARTICLE 5
                 INITIAL CLOSING; INFRASTRUCTURE LAND CLOSING;
                           CONSTRUCTION LOAN CLOSING

     5.1 Initial Closing. The Members of the Company shall cooperate to cause an Initial Closing at which the following shall occur:

          5.1.1 Land Closing. The Company shall acquire the Land pursuant to the Land Contract to be partially assigned to the Company. The Company shall obtain an Owner's Policy of Title Insurance from a title insurer acceptable to the Members (the "Title Company") in accordance with the terms of the Land Contract.

          5.1.2 Reimbursement of Feld Expenses. At the Initial Closing, the Company shall reimburse Feld and its Affiliates for those costs and expenses incurred by Feld and its Affiliates as set forth on Exhibit A attached hereto and for accrued pre-development costs incurred by Feld on or prior to the Initial Closing for which Feld has not previously been billed ("Reimbursable Expenses"). Feld represents and warrants that such Exhibit A and additional invoices and schedules to be provided by Feld with respect to the balance of the Reimbursable Expenses set forth and shall set forth the costs and expenses actually incurred by Feld in connection with the Project. Notwithstanding anything to the contrary herein, only those Reimbursable Expenses which constitute actual, third party costs of Feld shall be paid at the Initial Closing. Any Reimbursable Expenses for in-house architectural services or other services provided by Feld or The Feld Company ("In House Reimbursable Expenses") shall be paid only if and when a Construction Loan Closing occurs. In connection with any request for the payment of In House Reimbursable Expenses, Feld shall submit to WPHC for approval the following: (i) detailed invoices setting forth the services performed and work delivered by Feld and its Affiliates; and (ii) receipts, releases and documents of transfer and conveyance in connection with the work performed and services provided as may be reasonably requested by WPHC. The payment of any In House Reimbursable Expenses shall be subject to the approval of WPHC, which approval shall not be unreasonably withheld. If Feld is removed or withdraws as a Member and a Construction Loan Closing has not occurred by the date of such removal or withdrawal, then the Company shall have no obligation to pay Feld, The Feld Company or their Affiliates for any In House Reimbursable Expenses. Except as set forth in this Section 5.1.2, neither Feld nor The Feld Company shall have any right of reimbursement from the Company with respect to any other costs and expenses incurred in connection with the Project prior to the Initial Closing Date.

          5.1.3 Approval of Land Documents. The Company shall not proceed with the Initial Closing unless and until the form of documents related to the closing of the acquisition of the Land have been approved by all the Members.

          5.1.4  Pledge of Interest.

               5.1.4.1 As collateral for the performance by Feld of its obligations under this Agreement, at the Initial Closing Feld shall execute a Pledge and Security Agreement in the form of Exhibit L attached hereto, wherein Feld grants WPHC a first lien security interest in Feld's Interest in the Company and in Feld's right to receive all fees, payments and distributions from the Company. Any uncured default under this Agreement shall constitute an Event of Default (as such term is defined in said Pledge and Security Agreement) under said Pledge and Security Agreement, and any Event of Default under said Pledge and Security Agreement shall be a default under this Agreement.

               5.1.4.2 As collateral for the performance by WPHC of their obligations to make Capital Contributions as required under this Agreement, at the Initial Closing WPHC shall execute a Pledge and Security Agreement in the form of Exhibit M attached hereto, wherein it grants Feld a first lien security interest in its Interest in the Company and in its right to receive all fees, payments and distributions from the Company. Any uncured default under this Agreement shall constitute an Event of Default (as such term is defined in said Pledge and Security Agreement) under said Pledge and Security Agreement, and any Event of Default under said Pledge and Security Agreement shall be a default under this Agreement.

     5.2  Construction Procedures and Closing.

          5.2.1  Predevelopment Activities.

               5.2.1.1 Feld shall pursue, with reasonable diligence and subject to the reasonable direction of WPHC, all approvals required to commence construction of the Project. Subject to the input and approval of WPHC, Feld shall develop appropriate site plans and other plans as may be required to obtain such approvals. Feld shall not submit any proposed plans or other materials to any governmental agency without the prior approval of WPHC. In addition, Feld shall not incur any third party expense without the prior approval of WPHC. WPHC agrees to reasonably cooperate with Feld in obtaining the Approvals, which cooperation shall include, without limitation, prompt review of any matters submitted to WPHC and prompt response to Feld in connection with any matters submitted to WPHC. Copies of all reports, studies and other information and material generated for or on behalf of Feld in connection with its review and evaluation of the Property shall promptly be delivered to WPHC, including, without limitation, the full text of all drawings, reports and memoranda supplied by engineers and other consultants and any memoranda of discussions with governmental officials and neighborhood groups.

               5.2.1.2 Feld shall prepare and submit to WPHC for a approval a pre-development budget for the activities of the Company prior to the Construction Loan Closing Date. If and when WPHC approves in writing a pre-development budget, Feld shall be authorized to incur costs in accordance with such pre-development budget and WPHC shall be obligated to fund such approved pre-development budget.

          5.2.2 Plans and Specifications. Prior to the Construction Loan Closing and after consultation with WPHC, Feld shall cause to be prepared detailed construction Plans and Specifications for the Project, and shall submit such Plans and Specifications to WPHC for approval. If and when WPHC approves the Plans and Specifications, the Members shall initial a description of the Plans and Specifications and attach the description to this Agreement as Exhibit N.

          5.2.3 Project Budget. Prior to the Construction Loan Closing and after consultation with WPHC, Feld shall cause to be prepared a revised Project Budget based on the approved Plans and Specifications, and shall submit such Project Budget to WPHC for approval. If and when WPHC approves the revised Project Budget, the Members shall initial such Project Budget and attach it to this Agreement as Exhibit O. Upon approval, such revised Project Budget shall for all purposes be the "Final Project Budget."

          5.2.4 Obtaining a Construction Loan. Feld shall use its best efforts to cause the Company to obtain a Construction Loan for construction of the Project on terms and from a Construction Lender acceptable to the Members, including, but not limited to, the following: (a) the Construction Loan amount must be sufficient to reimburse WPHC at the Construction Loan Closing for the acquisition cost of the Project Land and any advances it made to the Company for predevelopment activities; (b) the interest rate shall be a variable rate equal to LIBOR plus a spread reasonably acceptable to the Members; (c) the Construction Loan Closing must take place on or before October 31, 1996, provided, however, such date shall be extended to a date not later than December 31, 1996, if Feld is diligently pursuing his obligations and if the delay is not attributable to a default by Feld (such date as it may be extended is referred to herein as the "Construction Loan Outside Date"); (d) Feld shall personally guarantee the Construction Loan if required by the Construction Lender; (e) the Construction Loan shall have a maturity date of at least twenty-eight (28) months from the date of the Construction Loan Closing; and
(f) the other terms shall be reasonably acceptable to WPHC.

          5.2.5 Construction Loan Documents. The Company shall not proceed with the Construction Loan Closing unless and until the form of documents related to the Construction Loan and the Tri-Party Agreement (as defined in Section 5.2.8 below) have been approved by all the Members. There shall be no modification to the Construction Loan documents without the prior written approval of all Members.

          5.2.6 Approved Affiliate Agreements. On or prior to the Construction Loan Closing Date and only with the approval of all of the Members, the Company shall enter into (a) a construction management agreement with Tricor Construction Company, an Affiliate of Feld ("Contractor"), (b) a construction contract with Contractor, and (c) the Architect's Agreement with Architect. Except for a reasonable fee to be paid pursuant to the Architect's Agreement with the approval of WPHC, no fees or other compensation, profit or cost savings shall be paid to Contractor under such agreements except the fees provided for in Article 7 below. The Company hereby agrees that Contractor may enter into a landscape design contract and an interior design contract with Architect, and all subcontracts entered into by Contractor and/or Architect shall be included in the Final Project Budget, but such subcontracts shall provide for the subcontractor to look only to Contractor or Architect, as applicable, for payment under the subcontracts. Fees or other profit, compensation or sharing of cost savings under such subcontracts shall not exceed the amount a prudent owner would pay in a bona fide arm's length transaction after obtaining competitive bids. The agreements described in this
Section 5.2.6, together with the Property Management Agreement, are hereinafter called the "Approved Affiliate Agreements." Neither Feld nor Contractor nor Architect shall enter into any other agreements with parties affiliated with Feld without specific disclosure to all Members in writing of such affiliation and without prior written consent of all the Members in each instance. In the event of any conflict between this Agreement and such Approved Affiliate Agreements, this Agreement shall control. In the event of an uncured default by Feld under this Agreement, the Approved Affiliate Agreements may be terminated at the option of WPHC. Any default by Feld under any Approved Affiliate Agreement which is not timely cured shall be a default hereunder. There shall be no modification to the Approved Affiliate Agreements without the prior written approval of all Members. Each Approved Affiliate Agreement shall provide that the Company shall have the right to terminate such agreement upon the Removal of Feld without such termination constituting a default.

          5.2.7 Feld Guarantee. Feld shall personally guarantee to the Construction Lender the payment and performance of all obligations of the Company under the Construction Loan, subject to such limitations on liability of Feld and guaranty termination provisions as are acceptable to the Construction Lender.

          5.2.8 Tri-Party Agreement. At the Construction Loan Closing, the Company, the Construction Lender and WRPT shall enter into a Tri-Party Agreement containing the following principal terms: (a) if the Construction Loan has not been paid in full by its maturity date, the Construction Lender shall have the right to require that WRPT purchase the Construction Loan from the Lender, or at WRPT's option, cause the Construction Loan to be repaid; (b) the obligation of WRPT under the Tri-Party Agreement shall be conditioned on timely satisfaction of all of the Final Closing Funding Conditions; and (c) the purchase price for the Construction Loan shall equal the lesser of the outstanding balance of the Construction Loan, including accrued interest, principal and other amounts due thereunder or the amount of the Final Closing Capital Contribution.

          5.2.9 Property Management Agreement. At the Construction Loan Closing, the Company shall enter into the Property Management Agreement with The Feld Company, an Affiliate of Feld.

     5.3 Infrastructure Land Closing and Bond Financing of Infrastructure. It is the intent of the Members that the Infrastructure Land be acquired and developed by Palomino Park Public Improvements Corporation, a Colorado non-profit corporation ("PPPIC"), which has financed acquisition and development and certain land and Infrastructure improvements through the issuance of tax-exempt bonds (the "Bonds").

          5.3.1 Subdivision of the Land; Sale of the Infrastructure Land. After the date hereof and prior to the Construction Loan Closing, unless WPHC otherwise agrees, Feld shall cause the Company to use all reasonable efforts to effect the legal subdivision of the Land into two legally separate parcels.
One parcel shall comprise the Infrastructure Land, and one parcel shall comprise the Project Land. At or prior to the Construction Loan Closing, the Company shall sell the Infrastructure Land and any improvements located thereon to PPPIC for a purchase price designated by WPHC and on terms designated by WPHC.

          5.3.2 Control Over Matters Related to Infrastructure and Bonds. Notwithstanding anything to the contrary herein, WPHC shall have sole and exclusive control over all decisions of the Company relating to the Bonds, to the subdivision and sale of the Infrastructure Land and to the financing, construction, use and development of the Infrastructure. In order to procure for the Project the benefits of the use and enjoyment of the Infrastructure to be constructed by PPPIC, the Company shall enter into such agreements with PPPIC as WPHC may require, in form and content acceptable to WPHC in its sole discretion, providing, among other things, for the encumbering of the Land by liens securing payment of the Bonds, operation and maintenance of the Infrastructure and satisfaction of certain indemnification obligations undertaken by PPPIC with respect to the Infrastructure.
          5.3.3 Construction of Infrastructure. An Affiliate of Feld, has entered into one or more agreements and may enter into additional agreements (collectively, the "Infrastructure Improvements Agreement") with PPPIC (or its contractor) to construct the Infrastructure for a guaranteed maximum price, including a fee to Feld not to exceed three percent (3%) of the hard costs of construction of the Infrastructure. A default by Feld in the performance of its obligations under that contract not cured within any applicable cure period shall constitute a default under this Agreement. WPHC may in its discretion cause the phasing of the construction of the Infrastructure Improvements. An initial budget for the costs of acquisition and development of the Infrastructure is attached hereto as Exhibit T.

     5.4 Failure of Initial Closing or Construction Loan Closing to Occur. Feld covenants to cause the Initial Closing to occur by May 2, 1996 and the Construction Loan Closing to occur by the Construction Loan Outside Date. If for any reason the Initial Closing has not occurred by May 2, 1996, or the Construction Loan Closing has not occurred by the Construction Loan Outside Date, then WPHC shall have the right to remove Feld as a Member and Manager of the Company in accordance with the provisions of Section 12.12.


                                   ARTICLE 6
                DEVELOPMENT OF PROJECT; OPERATIONS PRIOR TO THE
                              FINAL CLOSING DATE

     6.1 Duties of Feld. Feld shall have the authority, duty and the obligation to:

          6.1.1 act on behalf of the Company in relation with any governmental agency or authority, the Construction Lender, and all contractors and subcontractors with respect to all matters relating to the construction and development of the Project;

          6.1.2 use its best efforts to cause the Company to obtain a commitment for the Construction Loan on terms and conditions acceptable to all the Members and satisfy the conditions for the Construction Loan Closing;

          6.1.3 coordinate with Architect the preparation of the Plans and Specifications, ensure that the Plans and Specifications are in compliance with all applicable codes, laws, ordinances, rules and regulations, and recommend alternative solutions whenever design details affect construction feasibility or schedules;

          6.1.4 negotiate all necessary contracts and subcontracts for the construction of the Project and monitor disbursement and payment of amounts owed the Architect, Contractor and subcontractors;

          6.1.5 choose the products and materials necessary to equip the Project in a manner which satisfies all requirements of the Construction Lender and the Plans and Specifications;

          6.1.6 secure all building code approvals and obtain certificates of occupancy for all of the apartment units of the Project;

          6.1.7 cause the Project to be commenced not more than thirty (30) days after the Construction Loan Closing, or by such earlier date as may be required under the Construction Loan documents, and completed in a prompt and expeditious manner, consistent with good workmanship, and in compliance, without any material deviation, with the following:

               (a) the Plans and Specifications as they may be amended in accordance with the terms of this Agreement;

               (b) any and all zoning regulations, county ordinances, including health, fire and safety regulations, and any other requirements of federal, state and local laws, rules, regulations and ordinances applicable to construction of the Project;

          6.1.8 cause to be performed in a diligent and efficient manner the following:

               (a) construction of the Project pursuant to and in accordance, without any material deviation, with the Plans and Specifications, free and clear (except as otherwise permitted herein) of all mechanics and materialmen's liens; and

               (b) general administration and supervision of construction of the Project, including but not limited to activities of subcontractors and their employees and agents, and others employed as to the Project in a manner which complies in all material respects with the Construction Loan, the Plans and Specifications and the Construction Procedures;

          6.1.9 keep, or cause to be kept, accounts and cost records as to the construction of the Project and make available to WPHC, during normal business hours copies of all material contracts and subcontracts;

          6.1.10 provide regular monitoring, and periodically (at least monthly, or more often if requested by any Member) update the Project construction time schedule and summarize potential variances between scheduled and probable completion dates, the schedule for work not started or incomplete;

          6.1.11 revise and refine the approved estimate of Development Costs, incorporate changes as they occur, and develop cash flow reports and forecasts as needed;

          6.1.12 develop and implement a system for review and processing of change orders as to construction of the Project;

          6.1.13 develop and implement a procedure for the review and processing of applications by subcontractors for progress and final payments; and

          6.1.14 record the progress of the Project and submit written progress reports to WPHC, including the percentage of completion and the number and amounts of change orders.

     6.2 Construction Completion. Feld hereby unconditionally covenants and warrants as follows: (i) the Project shall be constructed in a good and workmanlike manner and all work shall be performed in accordance with the terms of Section 6.11 hereof; (ii) Feld shall fully and timely perform all of its other obligations under this Agreement; and (iii) subject to Force Majeure, it shall cause (a) Substantial Completion of the Project to occur within twenty-one (21) months after the Construction Loan Closing Date; (b) Final Completion to occur within twenty-four (24) months after the Construction Loan Closing Date; and (c) all Final Closing Funding Conditions shall be satisfied prior to the Outside Date.

     6.3 Development Deficit Guaranty. Feld hereby guarantees Feld shall advance to or for the account of the Company amounts equal to all Development Deficits at such time as such Development Deficits occur ("Development Deficit Payments"). Feld shall make Development Deficit Payments required of him by the earlier of (A) the date required to avoid a default under Company obligations, including without limitation the Construction Loan, and (B) the date required to keep all sources of funding for the Project "in balance" as adequate sources of funds to timely cause Final Completion of the Project and satisfaction of other obligations of the Company. In any event, all Development Deficits shall be paid by Feld in full prior to the Final Closing Date. All Development Deficit Payments made to the Company shall be non-reimbursable payments, and Feld shall not be entitled to any repayment from the Company (unless advances of the Construction Loan are later available to reimburse Feld for the same), and the Capital Account of Feld shall not be affected by any Deficit Payments made by Feld. Without limiting the generality of the foregoing, Feld shall not be entitled to reimburse himself for any Development Deficits.

     6.4 Operating Deficit Guaranty. Feld hereby guarantees Feld shall advance to or for the account of the Company amounts equal to all Operating Deficits, at such time as such Operating Deficits occur ("Operating Deficit Payments"). Feld shall make Operating Deficit Payments required of him by the date required to avoid a default under Company obligations, including without limitation the Construction Loan and obligations to trade creditors. In any event, all Operating Deficits shall be paid by Feld in full prior to the Final Closing Date. All Operating Deficit Payments made to the Company shall be non-reimbursable payments, except to the extent that, subsequent to the making of any such Operating Deficit Payment by Feld, there is sufficient Net Operating Income prior to the earliest of the Final Closing Date, the Outside Date or the date of the Removal of Feld by WPHC to reimburse Feld for the same. In no event, shall the Capital Account of Feld be affected by any Operating Deficit Payments made by Feld. Notwithstanding anything to the contrary herein, upon the Removal of Feld, Feld shall not have any obligation hereunder to fund Operating Deficits incurred after the date of his Removal.

     6.5 Liabilities of the Company. Feld covenants that by the earlier of the Final Closing Date or the Outside Date, provided WPHC has satisfied its obligation to make the Final Closing Capital Contribution, Feld shall cause the Company to have no unsatisfied debts or liabilities other than obligations under service contracts and other agreements relating to the Project permitted by this Agreement related to the period after the Final Closing, or related to the period prior to the Final Closing if adequate cash reserves are held by the Company to pay such liabilities.

     6.6 Construction Contracts. Feld shall obtain and the Company shall enter into such contracts, agreements or obligations, as are necessary to construct and develop the Project. Feld shall not, without the consent of WPHC, which consent shall not be unreasonably withheld, do or permit to be done any of the following:

          6.6.1 Enter into or cause the Company to enter into any other primary contract relating to the construction of the Project; and

          6.6.2  Amend or modify any Approved Affiliate Agreements.

     6.7 Administration of the Construction Loan. Feld shall administer the Construction Loan on behalf of the Company and in accordance with the Construction Procedures. The Company shall engage the Construction Consultant to monitor the progress of construction of the Project and to review draw requests on behalf of WPHC. Feld shall cooperate with the Construction Consultant and shall provide access to the Construction Consultant for inspection of the construction work of the Project as it progresses. Feld shall approve and submit Construction Loan draw requests to the Construction Lender on behalf of the Company, which requests shall be accompanied by those items of information required by the Construction Lender and the Title Company. Copies of all draw requests and of the monthly construction ledger shall be delivered to WPHC simultaneously with delivery to the Construction Lender. If the Construction Consultant determines that a draw request is not justified on a percentage of completion basis and the draw would result in construction funding being out of balance by an amount in excess of $250,000, WPHC shall have the right to disapprove such draw request in its sole discretion unless Feld modifies such draw request to correspond to percentage of completion and/or makes a Development Deficit Payment such that the Construction Loan shall not be out of balance by more than $250,000. After any such disapproval of a draw request by WPHC, all subsequent draw requests shall require the prior approval of WPHC unless and until such right to prior approval is waived in writing by WPHC.

     6.8 Change Orders. No change orders with respect to the Plans and Specifications may be made without the prior written consent of WPHC, except that Feld shall have the right to approve minor change orders which comply with the Construction Procedures, do not have a material adverse effect on the Project, do not increase Total Development Costs, do not reduce the amount available from the Construction Loan for payment of interest on the Construction Loan, and do not exceed $10,000 as to any one change order or $250,000 in the aggregate. Unless expressly approved in writing by all Members, no change order shall be permitted or approved that would cause total Development Costs to exceed Total Budgeted Development Costs.

     6.9 Retainage. Feld shall cause all agreements with contractors and subcontractors to provide for retainages at levels acceptable to Construction Lender and the release of retainages as set forth in the Construction Loan documents as executed at the Construction Loan Closing.

     6.10 Agreements with Affiliates. Feld shall cause the Company to enforce each Approved Affiliate Agreement to which the Company is a party as would a prudent manager of a limited liability company, and Feld shall cause each other Approved Affiliate Agreement to be enforced in a prudent manner and for the benefit of the Company. Feld hereby agrees, for himself and on behalf of each Person affiliated with Feld that is a party to an Approved Affiliate Agreement:
(i) in the event of any conflict between this Agreement and any Approved Affiliate Agreement, this Agreement shall control; (ii) in the event of any uncured material default by Feld under this Agreement, the Company shall have the right to terminate any or all of the Approved Affiliate Agreements; (iii) an uncured default by Feld or any person affiliated with Feld under an Approved Affiliate Agreement shall constitute a default by Feld under this Agreement; and (iv) Feld shall defend, indemnify and hold the Company harmless with respect to the effects of any default by any Person affiliated with Feld under such Approved Affiliate Agreements, including, without limitation, any mechanics liens with respect to claims under any Approved Affiliate Agreements.

     6.11 Warranty by Feld. If, within one (1) year after the date of Final Completion of the Project, any of the structural or non-structural work performed to construct the Project is found to be materially defective or not in accordance in all material respects with the Plans and Specifications and with all applicable building codes, laws, rules and regulations, Feld shall correct or shall cause the construction contractor to correct such defect promptly after receipt of written notice from WPHC to do so, unless WPHC has previously given Feld specific written acceptance of such defective condition. With respect to portions of the work first performed after Final Completion, this period of one (1) year shall be extended by the period of time between Final Completion and the actual performance of the work. The obligation under this Section shall survive acceptance of the work performed to construct the Project. WPHC shall give such notice promptly after discovery of the condition. In the event a material defect is discovered more than one (1) year after the date of Final Completion, as such period may be extended under this
Section 6.11, and such defect was known to Feld or a Person affiliated with Feld and was not disclosed to WPHC or was intentionally concealed by Feld or such affiliated Person, then Feld shall promptly take such action as may be necessary at Feld's sole expense to correct such defective work. WPHC shall report to Feld within thirty (30) days after discovery any such defective condition discovered more than one (1) year after Final Completion, as such period may be extended under this Section 6.11. Nothing contained herein shall require Feld to correct defective work that is discovered more than three (3) years following Final Completion, as such period may be extended under this
Section 6.11.

     6.12 Insurance. Feld shall at all times keep in force the following policies of insurance naming the Company as the insured:

          6.12.1 During the construction period (which ends on the date a certificate of occupancy for each building comprising the Project is issued), "Builder's Risk" insurance as required by the holder(s) of the Construction Loan;

          6.12.2 After issuance of a certificate of occupancy for each building comprising the Project, all risk property and, if applicable, boiler and machinery insurance against loss or damage to the Property or the Project (including contents) including but not limited to fire and extended coverage perils (but excluding flood and earthquake unless either or both are required by the Construction Lender) as WPHC may from time to time require, but in no event less than one hundred percent (100%) of the full replacement cost of the Property or the Project without deduction for physical depreciation, or the unpaid balance of any loans secured by the Property or the Project, whichever is greater;

          6.12.3 After issuance of a certificate of occupancy for each building comprising the Project, insurance against the loss of "rental value" of the improvements on a "rented or vacant basis" arising out of the perils insured against pursuant to Section 6.12.2 above, in any reasonable amount required by WPHC but in no event less than 100% of one year's gross "rental value" of the improvements with co-insurance waived. "Rental value" as used herein is defined as the sum of (A) the total anticipated gross rental income from tenant occupancy of the Project, (B) the amount of all charges which are the legal obligation of tenants, and (C) the fair rental value of any portion of the Project occupied by the Company, if any; and

          6.12.4 At all times, (i) commercial general liability insurance in an amount of not less than Five Million Dollars ($5,000,000) against claims for personal injury, death or property damage occurring on, in or about the Property or the Project or arising from or connected with use, conduct or operation of the Company's business in the amount from time to time required by WPHC; (ii) automobile liability insurance with a combined single limit of One Million Dollars ($1,000,000); and (iii) workers compensation coverage with statutory limits and employers liability insurance with limits of One Million Dollars ($1,000,000). Any workers compensation insurance shall be accompanied by a waiver of subrogation from the insurer endorsed on the policy.

          All insurance policies and renewals thereof shall be in a form and issued by insurers acceptable to WPHC and shall provide for deductibles not to exceed $2,500.00. WPHC and Feld (but only as long as Feld is a Manager and a Member of the Company) shall each be additional named insureds on all such policies and renewals. Feld hereby irrevocably appoints WPHC as Feld's attorney in fact for purposes of endorsing payments, submitting claims and otherwise dealing with all such insurance and the proceeds thereof in the name, place and stead of Feld, such power of attorney to take effect immediately upon withdrawal, Removal or resignation of Feld as Manager of the Company and member of the LLC, and Feld agrees that such power shall be coupled with an interest and shall survive the disability or death of Feld. Each policy shall provide that it will not be modified or canceled without thirty (30) days prior written notice to WPHC. Feld shall promptly furnish to WPHC all renewal notices and all receipts of paid premiums. At least thirty (30) days prior to the expiration date of a policy, Feld shall deliver to WPHC a renewal policy in form satisfactory to WPHC, together with a receipt showing payment of annual premiums. Any excess insurance proceeds or refunds of insurance premiums shall be the property of the Company.

     6.13 Personal Obligation. The obligations of Feld under this Agreement are personal recourse obligations of Feld, as limited by Section 14.1.3 of this Agreement, for which Feld shall be fully responsible to the Company and WPHC.

     6.14 Force Majeure. Feld shall not be liable for delay in performance of his obligations under this Agreement to the extent such failure or delay results solely from an event of Force Majeure, and in no event shall any delay for an event of Force Majeure exceed one hundred twenty (120) days.

     6.15 Limitations of Feld's Authority. Anything to the contrary herein notwithstanding, Feld shall not have the power or authority to do any of the following without the prior written consent of all the other Members:

          6.15.1  to commit any act contrary to the purpose of the Company;

          6.15.2 to refinance the Project or incur any indebtedness other than the Construction Loan;

          6.15.3 to enter into any agreements with affiliates of Feld except as specified above;

          6.15.4 to modify the Construction Loan documents or any agreement with any affiliate of Feld which previously was consented to by the other Members; or

          6.15.5  to sell or dispose of any portion of the Project.

     6.16 Pre-Existing Environmental Condition Liability. Feld agrees to promptly disclose to WPHC in writing if it becomes aware of any Pre-Existing Environmental Condition Liability. If the Company incurs any Pre-Existing Environmental Condition Liability, it shall use any available contingency in the Project Budget or any Cost Savings to satisfy such Pre-Existing Environmental Condition Liability. If such sources of funds are not adequate to satisfy the Pre-Existing Environmental Condition Liability, then WPHC shall make a Capital Contribution to the Company equal to one-half of the amount of the Pre-Existing Environmental Condition Liability which is then due and Feld shall make either a Development Deficit Payment or an Operating Deficit Payment equal to one-half of the amount of such Pre-Existing Environmental Condition Liability. This provision is solely for the benefit of the members and no other Person shall have the right to rely on or enforce this provision. A Pre-Existing Environmental Condition Liability shall not be satisfied from Net Operating Income.


                                   ARTICLE 7
                             COMPENSATION TO FELD

     In consideration of the performance by Feld of his obligations under
Article 6 of this Agreement, the Company shall pay Feld or his designee the fees described in this Article 7 at the time, in the manner and subject to the conditions set forth herein.

     7.1 Development Management Fee. Feld shall receive a development management fee equal to $1,000 per unit. Such development management fee shall be payable from monthly draws on the Construction Loan, on a percentage of completion basis as certified by the Construction Consultant.

     7.2 Construction Management Fee. Contractor shall receive a construction management fee under the construction management agreement to be executed at or before the Construction Loan Closing equal to $2,000 per unit, payable from monthly draws on the Construction Loan based on percentage of completion as certified by the Construction Consultant as certified by the Construction Consultant, minus $49,000. All amounts paid to Contractor under the construction management agreement described in Section 5.2.6 above shall be applied against and reduce the amount due under this Section 7.2.

     7.3 Construction Loan Guarantee Fee. Feld shall receive a construction loan guarantee fee equal to 1.0% of the final committed loan amount of the Construction Loan, payable at the Construction Loan Closing from a draw on the Construction Loan.

     7.4 Cost Savings Fee. The Company shall pay Feld at Final Closing a cost savings fee equal to twenty-five percent (25%) of cost savings, if any. Feld shall submit to WPHC a proposed calculation of the amount of the fee to be paid under this Section 7.4. WPHC shall be entitled, at its sole discretion, to submit such calculation to the Company's Accountants for verification or auditing prior to approving such calculation. For a period of twelve (12) months after the Final Closing Date, each Member shall have the right to cause the recalculation of the Cost Savings Fee and the post-closing adjustment of the amount of the Cost Savings Fee, if such Member pays the costs of the Company's Accountants in making such recalculation and if the amount of the adjustment is in excess of $5,000. No post-closing adjustment shall be made for amounts of $5,000 or less or based on a recalculation made more than twelve
(12) months after the Final Closing Date.

     7.5 Incentive Fee. Feld shall receive an incentive fee, to be calculated and paid in accordance with Exhibit P attached hereto.

     7.6 Conditions to Payment of Fees; Right of Offset. Each payment of fees described in this Article 7 shall be conditioned upon there being no uncured event of default by Feld under this Agreement or any Approved Affiliate Agreement. In the event of nonpayment of fees due to an uncured default, if such default is subsequently cured prior to withdrawal, resignation or removal of Feld as a Member and Manager, then the unpaid fees shall be payable, subject to all the terms and provisions of this Agreement. All fees except the Incentive Fee will be included in the Final Project Budget to be approved by WPHC. With respect to fees payable prior to Final Closing, if the Construction Loan does not provide a source of funding for such fees, then payment of such fees shall be deferred until the later of the date(s) the Construction Loan permits such funding or until the Final Closing. All fees payable to Feld shall be subject to a right of offset in favor of the Company and WPHC with respect to any claims or damages they may have against Feld and for any Development Deficits and Operating Deficits. In the event of the withdrawal, resignation or Removal of Feld as a Member and Manager prior to the Final Closing Date, except in the case of Removal of Feld due to Feld failing to provide a Construction Loan acceptable to all the Members, in which case no fees shall have been earned by or be due to Feld, Feld shall be entitled to fees, except the Incentive Fee, fully earned and accrued through the date of his Removal when and as such fees are otherwise payable pursuant to this Agreement, subject to the foregoing right of offset and provided that WPHC has been fully compensated for its out of pocket expenses with respect to the Project. In no event shall the Removal of Feld accelerate the due date for any fees earned by Feld during the period prior to his Removal.

                                   ARTICLE 8
                                 FINAL CLOSING

     8.1 Conditions to Final Closing. The obligation of WPHC to participate in the Final Closing shall be conditioned on all of the Final Closing Funding Conditions being satisfied either prior to the Final Closing or concurrently with the Final Closing. WPHC shall have the right, but not the obligation, to waive one or more of the Final Closing Funding Conditions. Any Member shall have the right to require an escrow closing to effect the Final Closing, and the other Members shall cooperate with regard to such escrow closing.

     8.2 Initiation of Final Closing. Upon ten (10) days prior written notice from WPHC to Feld, the Final Closing shall be held on the date designated by WPHC. If WPHC has not designated a date for the Final Closing by the Outside Date, upon ten (10) days prior written notice from Feld to WPHC, the Final Closing shall be held, the Final Closing shall be held on the date designated by Feld, provided such date for the Final Closing designated by Feld shall be not less than twenty-eight (28) months after the Construction Loan Closing Date.

     8.3 Actions at the Final Closing. Once the date for the Final Closing has been designated as provided herein and provided that the Final Closing Funding Conditions have been satisfied by Feld, the Members shall cooperate to cause a Final Closing at which the following shall occur:

          8.3.1  WPHC shall fund its Final Closing Capital Contribution.

          8.3.2 The Company shall pay the Construction Loan in full or shall effect a release of Feld from its guaranty of the Construction Loan.

          8.3.3 Any accrued and unpaid fees due to Feld shall be paid, excluding, however the Incentive Fee.

          8.3.4 If either WPHC or Feld has exercised its (his) option under the Put-Call provisions of Article 16 hereof, the closing of the transfer of the Interest of Feld to WPHC shall occur.

          8.3.5 At the election of WPHC, the responsibility for maintaining insurance coverage on the Project or any portion thereof may be transferred to WPHC.

     8.4 Certain Rights of Feld Upon Satisfaction of Final Closing Funding Conditions. At any time after Final Completion and satisfaction of all of the other Final Closing Funding Conditions but prior to the Outside Date, Feld may provide WPHC notice that all of the Final Closing Funding Conditions have been satisfied and that it is prepared to proceed with the Final Closing, which notice shall be accompanied by all documents necessary to verify that the Final Closing Funding Conditions have been satisfied. Within fifteen (15) days of its receipt of its notice, WPHC shall notify Feld of the election of WPHC to do one of the following by the date that is within forty-five (45) days of WPHC's receipt of notice from Feld: (the "Release Date"): (i) WPHC shall participate in the Final Closing and make its Final Closing Capital Contribution; (ii) WPHC shall cause Feld to be released from its guaranty of the Construction Loan; or
(iii) WPHC shall deliver to Feld an indemnity agreement executed by WRPT, wherein WRPT agrees to indemnify Feld against any loss or liability it may suffer as a guarantor of the Construction Loan, provided that such guaranty shall be subject to a right of offset in favor of WRPT and WPHC with respect to any liability of WRPT to WPHC arising under this Agreement (the form of such indemnity agreement shall be reasonably acceptable to Feld). If all of the Final Closing Funding Conditions have been and remain satisfied on the Release Date, WPHC shall take the action specified in its notice to Feld.


                                   ARTICLE 9
                                  ALLOCATIONS

     9.1 Profits and Losses. Subject to the special allocation provisions in this Article 9, the Members' distributive shares of the Profits or Losses of the Company for any Fiscal Year shall be as follows:

          9.1.1 Profits. Profits shall be allocated to each Member pro rata in proportion with such Member's respective Percentage Interest.

          9.1.2 Losses. Losses shall be allocated to each Member pro rata in proportion to such Member's respective Percentage Interest.

     9.2  General Provisions.

          9.2.1 Except as otherwise provided in this Agreement, the Members' distributive shares of all items of Company income, gain, loss, and deduction are the same as their distributive shares of Profits and Losses.

          9.2.2 The Managers shall allocate Profits, Losses, and other items properly allocable to any period using any method permitted by Code Section 706 and the Regulations thereunder.

          9.2.3  To the extent permitted by Regulations Section 1.704-2(h) and
Section 1.704-2(i)(6), the Managers shall endeavor to avoid treating distributions of Operating Cash Flow and of Sales and Refinancing Cash Flow as being from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt (as defined in Regulation Sections 1.704-2(b)(3) and 1.704-2(b)(4), respectively).

          9.2.4 If there is a change in any Member's Interest in the Company during a Fiscal Year, each Member's distributive share of Profits or Losses or any item thereof for such Fiscal Year, shall be determined by any method prescribed by Code Section 706(d) or the Regulations thereunder that takes into account the varying Interests of the Members in the Company during such Fiscal Year.

          9.2.5 The Members agree to report their shares of income and loss for federal income tax purposes in accordance with the provisions of this Agreement.

     9.3  Special Provisions.

          9.3.1 Minimum Gain Chargeback. Notwithstanding any other provision of this Article 9, if there is a net decrease in Partnership Minimum Gain (as defined in Regulation Section 1.704-2(d)) during any Fiscal Year, then each Member shall be allocated such amount of income and gain for such year (and subsequent years, if necessary) determined under and in the manner required by Regulation Section 1.704-2(f) as is necessary to meet the requirements for a minimum gain chargeback as provided in that Regulation.

          9.3.2 Partner Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any other provision of this Article 9, except Section 9.3.1, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain (as defined in accordance with Regulation Section 1.704-2(i)(3)) attributable to a Partner Nonrecourse Debt (as defined in Regulation Section 1.704-2(b)(4)) during any Fiscal Year, any Member who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt determined in accordance with Regulation Section 1.704-2(i)(5), shall be allocated such amount of income and gain for such year (and subsequent years, if necessary) determined under and in the manner required by Regulation Section 1.704-2(i)(4) as is necessary to meet the requirements for a chargeback of Partner Nonrecourse Debt Minimum Gain as is provided in that Regulation.

          9.3.3 Qualified Income Offset. If a Member unexpectedly receives any adjustment, allocation or distribution described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specifically allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 9.3.3 shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in Section 9.1 and this Section 9.3 of this Agreement tentatively have been made as if this Section 9.3.3 were not in this Agreement.

          9.3.4 Limitation on Losses. Notwithstanding anything else contained in this Agreement, Losses allocated to any Member pursuant to Section 9.1 of this Agreement shall not exceed the maximum amount of Losses that may be allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of the Fiscal Year for which the allocation is made.

          9.3.5 Code Section 754 Adjustment. To the extent that an adjustment to the Basis of any asset pursuant to Code Section 734(b) or Code Section 743(b) is required to be taken into account in determining Capital Accounts as provided in Regulation Section 1.704-1(b)(2)(iv)(m), the adjustment shall be treated (if an increase) as an item of gain or (if a decrease) as an item of loss, and such gain or loss shall be allocated to the Members consistent with the allocation of the adjustment pursuant to such Regulation.

          9.3.6 Nonrecourse Deductions. Nonrecourse Deductions (as determined under Regulation Section 1.704-2(c)) for any Fiscal Year shall be allocated among the Members in proportion to their Percentage Interests.

          9.3.7 Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions (as defined under Regulation Section 1.704-2(i)(2)) shall be allocated pursuant to Regulation Section 1.704-2(i) to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which it is attributable.

          9.3.8 Purpose and Application. The purpose and the intent of the special allocations provided for in this Section 9.3 are to comply with the provisions of Regulation Sections 1.704-1(b) and 1.704-2, and such special allocations are to be made so as to accomplish that result. However, to the extent possible, the Managers, in allocating items of income, gain, loss, or deduction among the Members, shall take into account the special allocations in such a manner that the net amount of allocations to each Member shall be the same as such Member's distributive share of Profits and Losses would have been had the events requiring the special allocations not taken place. The Managers shall apply the provisions of this Section 9.3 in whatever order the Managers reasonably believe will minimize any economic distortion that otherwise might result from the application of the special allocations.

     9.4 Code Section 704(c) Allocations. Solely for federal, state, and local income tax purposes and not with respect to determining any Member's Capital Account, distributive shares of Profits, Losses, other items, or distributions, a Member's distributive share of income, gain, loss, or deduction with respect to any Property (other than money) contributed to the Company, or with respect to any Property the Asset Value of which was adjusted as provided in Article 1(g)(iii) of this Agreement upon the acquisition of an additional Interest in the Company by a new Member or existing Member in exchange for a Capital Contribution, shall be determined in accordance with Code Section 704(c) and the Regulations thereunder or with the principles of such provisions.

     9.5 Allocations Relating to Taxable Issuance of Interest. Any income, gain, loss or deduction realized by the Company as a direct or indirect result of the issuance of an Interest by the Company (the "Issuance Items") shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.


                                  ARTICLE 10
                                 DISTRIBUTIONS

     10.1 Cash Flow. Except when the Company is in the process of dissolution and winding up as provided in Article 18 of this Agreement and except as otherwise provided in Section 10.3 hereof, the Managers shall determine and distribute the Cash Flow on a quarterly basis, less reserves determined by the Managers for future expenditures, to the Members in accordance with their respective Percentage Interests. Notwithstanding the foregoing, no distributions shall be made at or prior to the completion of the Final Closing without the consent of WPHC.

     10.2 Division Among Members. If there is a change in a Member's Interest in the Company during a Fiscal Year, any distributions thereafter shall be made so as to take into account the varying Interests of the Members during the period to which the distribution relates in any manner chosen by the Managers that is provided in Code Section 706(d) and the Regulations thereunder.

     10.3 Special Distribution to WPHC.

          10.3.1 Immediately after the Construction Loan Closing, the Company shall make a distribution to WPHC as a return of its capital in the amount allowed for such purpose under the terms of the Construction Loan.

          10.3.2 Immediately after the closing of the sale of the Infrastructure Land, the Company shall make a distribution to WPHC as a return of its capital in the amount of the net proceeds from the sale of the Infrastructure Land and any related improvements or property.

                                  ARTICLE 11
                        BOOKS, RECORDS, AND ACCOUNTING

     11.1 Books and Records. The Company shall maintain at its principal place of business books of account that accurately record all items of income and expenditure relating to the business of the Company and that accurately and completely disclose the results of the operations of the Company. Such books of account shall be maintained according to generally accepted accounting principles consistently applied and, unless otherwise agreed by the Members, on the basis of the Fiscal Year. Each Member shall have the right to inspect, copy, and audit the Company's books and records at any time during normal business hours without notice to any other Member.

     11.2 Reports. Within thirty (30) days after the close of each Fiscal Year, the Managers shall furnish to each Member a copy of the income and loss statement and of the balance sheet of the Company for such Fiscal Year, and a statement disclosing all allocations of income, gain, loss, or deduction among the Members and distributions made by the Company to the Members during such year. The statements of income and loss and balance sheets to be delivered hereunder may be unaudited in the sole discretion of WPHC.

     11.3 Tax Returns. The Managers shall cause independent certified public accountants of the Company to prepare and timely file all income tax and other tax returns of the Company. The Managers shall furnish to each Member a copy of all such returns together with all schedules thereto and such other information which each Member may request in connection with such Member's own tax affairs.

     11.4 Special Basis Adjustment. At the request of either the transferor or transferee in connection with a transfer of an Interest in the Company approved by the Members pursuant to Article 16 of this Agreement, the Managers shall cause the Company to make the election provided for in Code Section 754 and maintain a record of the adjustments to Basis of Property resulting from that election. Any such transferee shall pay all costs incurred by the Company in connection with such election and the maintenance of such records.

     11.5 Tax Matters Partner.

          11.5.1 WPHC is hereby designated the Tax Matters Partner (as defined in the Code) on behalf of the Company.

          11.5.2 Without the unanimous consent of the Members, the Tax Matters Partner shall have no right to extend the statute of limitations for assessing or computing any tax liability against the Company or the amount of any Company tax item.

          11.5.3 If the Tax Matters Partner elects to file a petition for readjustment of any Company tax item (in accordance with Code Section 6226(a)) such petition shall be filed in the United States Tax Court unless the Members unanimously agree otherwise.

          11.5.4 The Tax Matters Partner shall, within ten (10) business days of receipt thereof, forward to each Member a photocopy of any correspondence relating to the Company received from the Internal Revenue Service. The Tax Matters Partner shall, within ten (10) business days thereof, advise each Member in writing of the substance of any conversation held with any representative of the Internal Revenue Service and of any petition for readjustment.

          11.5.5 Any reasonable costs incurred by the Tax Matters Partner for retaining accountants and/or lawyers on behalf of the Company in connection with any Internal Revenue Service audit of the Company shall be expenses of the Company. Any accountants and/or lawyers retained by the Company in connection with any Internal Revenue Service audit of the Company shall be selected by the Tax Matters Partner and the fees therefor shall be expenses of the Company.

     11.6 Bank Accounts. The Managers shall establish and maintain one or more separate accounts in the name of the Company in one or more federally insured banking institutions acceptable to all the Members into which shall be deposited all funds of the Company and from which all Company expenditures and other disbursements shall be made. At least one such account shall be maintained at First Interstate Bank. Unless otherwise decided by the Managers, funds may be withdrawn from such accounts on the signatures of all of the Managers, collectively and not individually, or such other Person or Persons that the Managers shall determine, provided, however, that two signatures shall be required on all checks.


                                  ARTICLE 12
                                  MANAGEMENT

     12.1 Management. The business and affairs of the Company shall be managed by the designated Managers. Subject to the terms and limitations of this Agreement, the Managers shall direct, manage and control the business of the Company to the best of such Managers' ability with reasonable diligence and prudence and, subject to the terms and limitations of this Agreement, shall have the authority, power and discretion to make any and all decisions and to do any and all things which the Managers shall deem to be reasonably required in light of the Company's business and objectives.

     12.2 Number, Tenure and Qualifications. The number of Managers of the Company and the length of the term of each Manager shall be fixed from time to time by the Members who hold a Majority In Interest. Each Manager shall hold office until removed pursuant to Section 12.12 hereof or until such Manager's successor shall have been selected. Managers need not be residents of the State of Colorado or Members of the Company.

     12.3 Appointment of Feld as Manager. Feld is appointed as the Manager to serve from the date hereof until the earliest to occur of (i) the Final Closing Date, (ii) his withdrawal or Removal as a Member and Manager, or (iii) the Outside Date. Notwithstanding the provisions of Section 12.2, Feld shall serve as Manager for the duration of his initial term unless and until removed in accordance with the terms of this Agreement.

     12.4 Certain Powers of Managers.  Without limiting the generality of
Section 12.1, the Managers shall have the power and authority, upon the unanimous agreement of all Managers, on behalf of the Company:

          12.4.1 To cause the Company to develop the Project in accordance with the Plans and Specifications without any material deviation therefrom;

          12.4.2 To purchase liability and other insurance to protect the Company's Property and business;

          12.4.3 To hold and own any and all Company Property on behalf of and in the name of the Company;

          12.4.4 To invest any Company funds temporarily in time deposits with federally insured financial institutions or short-term United States governmental obligations;

          12.4.5 Subject to the provisions of this Agreement, to employ accountants, legal counsel, managing agents or other experts to perform services for the Company and to compensate them from Company funds; and

          12.4.6 To do and perform all other acts as may be necessary or appropriate to the conduct of the Company's ordinary course of business.

     Unless authorized to do so by this Agreement or by the Managers of the Company, no Member, agent, or employee of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose. However, the Managers may act by a duly authorized attorney-in-fact.

     12.5 Member Approval of Certain Acts. The Managers shall have the power and authority, but only upon the unanimous written consent of all Members, on behalf of the Company:

          12.5.1 to amend or modify any of the documents executed in connection with the Construction Loan at the Construction Loan Closing or to waive any rights under such documents;

          12.5.2 to borrow money or incur any indebtedness (other than the Construction Loan) or to grant any liens on any assets of the Company;

          12.5.3 to enter into any agreements with affiliates of the Managers other than the Approved Affiliate Agreements;

          12.5.4 to amend or modify the Approved Affiliate Agreements or to waive any rights thereunder;

          12.5.5 except for the Management Agreement, to execute any agreement which will impose any obligations on the Company which will survive the Final Closing Date; and

          12.5.6 to sell or dispose of any portion of the Project or any other material assets of the Company.

     12.6 Liability for Certain Acts. A Manager of the Company shall perform such Manager's duties, including duties as a member of any committee upon which such Manager may serve, in good faith, in a manner such Manager reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Person who so performs such Person's duties shall not have any liability by reason of being or having been a Manager of the Company except as otherwise provided in this Agreement. Nothing in this Section 12.6 shall limit Feld's liability to the other Members to perform its obligations with respect to the development of the Project, to make Development Deficit Payments and to perform its other obligations to the other Members arising under this Agreement.

     12.7 Indemnity of the Members and the Managers.

          12.7.1 The Company shall indemnify every Member and Manager in respect to the payments made and personal liabilities reasonably incurred by that Member or Manager in the ordinary and proper conduct of the Company's business or property. No indemnification shall be provided if and to the extent that such liability was incurred based on the breach of this Agreement by the Manager, his negligence (to the extent not reimbursed by insurance), fraud or misconduct.

          12.7.2 Provided that Feld has fully and timely performed his obligations under this Agreement, the Company shall indemnify Feld against any liability he may incur as a result of his guaranty of the Construction Loan; the Company shall, nevertheless, have a right of offset with respect to all damages incurred by the Company or any Member resulting from any breach by Feld of his obligations hereunder, in addition to all other rights and remedies that the Company and the other Members may have with respect to such breach by Feld.

          12.7.3 The indemnification set forth in this Article 12 shall in no event cause the Members to incur any liability, or result in any liability of the Members to any third party, beyond those liabilities specifically enumerated in the Articles of Organization, the Act or this Agreement.

     12.8 Manner of Acting. In all actions to be taken by the Managers pursuant to this Agreement, the unanimous act of the Managers shall be required.

     12.9 Informal Act by Managers. Any action required or permitted to be taken at a meeting of the Managers or of any committee designated by said Managers may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Manager or committee member, and delivered to the Person having custody of the Company records for inclusion in the minutes or for filing with the records. Action taken under this Section 12.9 is effective when all Managers or committee members have signed the consent, unless the consent specifies a different effective date. Such consent has the same force and effect as an unanimous vote of the Managers or committee members and may be stated as such in any document.

     12.10 Participation by Electronic Means. Any Manager or any committee designated by the Managers may participate in a meeting of the Managers or committee by means of telephone conference or similar communications equipment by which all Persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

     12.11 Resignation. Feld covenants and agrees to serve as the sole Manager until the earlier of the Final Closing Date or the Outside Date. Otherwise, any Manager of the Company may resign at any time by giving written notice to the Members of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice.

     12.12  Removal.

          12.12.1 Causes for Removal. WPHC shall have the right to remove Feld as the Manager and as a Member ("Removal") and substitute WPHC as Manager or appoint a new Manager upon any of the following (a "Removal Event"):

               12.12.1.1 If the Initial Closing has not occurred by May 2,
1996;

               12.12.1.2 If the Construction Loan Closing has not occurred by the Construction Loan Closing Outside Date;

               12.12.1.3 Delays in construction not caused by Force Majeure which result in the Project falling behind schedule by six (6) months or more based on the Construction Schedule approved by the parties prior to the Construction Loan Closing, or delays in construction, whether or not caused by Force Majeure which cause WPHC to reasonably conclude that the Project will not or cannot be completed by the Outside Date;

               12.12.1.4 The Project having incurred Development Deficits in excess of $250,000 which have not been funded by Development Deficit Payments from Feld within thirty (30) days of notice from WPHC requiring such funding;

               12.12.1.5 The Project having incurred any Operating Deficits which have not been funded by Operating Deficit Payments from Feld within thirty (30) days of notice from WPHC requiring such funding;

               12.12.1.6 The death or disability of Feld;

               12.12.1.7 If the Final Closing has not occurred by the Outside Date;

               12.12.1.8 If Feld shall be in Material Default Feld under this Agreement, and such Material Default is not cured within thirty (30) days after written notice thereof from WPHC or, if such Material Default cannot be cured within such 30-day period, Feld does not commence within such thirty (30) days and diligently proceed to cure such breach and actually completes such cure in any event within ninety (90) days after such notice; or

               12.12.1.9 If any breach or default under the Construction Loan, which is not caused solely by the act or omission of WPHC, is not cured within any applicable cure period provided for under the Construction Loan.

          12.12.2 Documentation In Connection With Removal. Upon Removal of Feld, Feld shall cease to have any interest in the Company and Feld shall cease to be a Member of the Company. Such removal shall be effective without the necessity of the execution of any documents by Feld. Nevertheless, Feld shall promptly execute such assignment and transfer documents as WPHC may reasonably request to evidence the Removal of Feld.

          12.12.3   Effect of Removal on Certain Obligations of Feld.

               12.12.3.1 If Feld is removed prior to the Construction Loan Closing Date, he shall have no continuing obligations for the performance of his obligations under Article 6 after the date of his Removal and no obligation to perform any continuing covenants set forth in Article 13. Feld shall be liable, however, for any breach of any representation or warranty which occurred prior to his Removal.

               12.12.3.2 If Feld is removed after the Construction Loan Closing Date, Feld shall not be released from his ongoing performance obligations under Sections 6.3 or 6.10 or Article 13 of this Agreement and Feld shall be liable to WPHC for damages resulting from any breach by Feld of his obligations arising under Sections 6.1, 6.2, 6.3, 6.6, 6.7, 6.10 or 6.11 or
Article 13 of this Agreement, including without limitation, damages relating to the period after Feld's Removal, unless such damages arise solely from acts or omissions of a party other than Feld. WPHC shall have the obligation to make reasonable efforts to mitigate its damages following a Removal of Feld after the Construction Loan Closing Date.

     12.13 Death or Disability of Feld. Prior to the Construction Loan Closing, Feld, WPHC and The Feld Company shall execute the "Substitution Agreement" in the form attached hereto as Exhibit U. The Substitution Agreement shall include the following principle terms: (i) upon the death or disability of Feld, at the written request of WPHC, The Feld Company shall acquire from Feld (or his estate) the entire interest of Feld in the Company, The Feld Company shall be admitted as the Managing Member, and The Feld Company shall assume in writing all of the obligations of the Managing Member hereunder; (ii) Feld (or his estate) shall remain obligated for the performance of all of the obligations of the Managing Member, whether relating to the period before or after Feld's Removal; and (iii) if WPHC fails to exercise its option under this Section 12.13 to cause The Feld Company to be substituted as the Managing Member within ninety (90) days of the date of Removal, then such option shall lapse and Feld (or his estate) shall be released from any obligation hereunder related to the period after his withdrawal in connection with his death or disability.

     12.14 Vacancies. Any vacancy occurring for any reason in the number of Managers of the Company may be filled by WPHC or a Manager appointed by WPHC.

     12.15 Prohibition Against Publicly Traded Partnership. The Manager shall take all action necessary to prevent the Company from qualifying as a publicly traded partnership within the meaning of Code Section 7704, including, without limitation, limiting the number of Members to less than 500 in compliance with the safe harbor under IRS Notice 88-75.


                                  ARTICLE 13
                  REPRESENTATIONS, WARRANTIES AND COVENANTS

     13.1 Representations and Warranties of Each Member. Each Member hereby represents and warrants as of the date hereof as follows:

          13.1.1 Such Member, if other than an individual, is a duly organized entity under the laws of its state of organization and has the requisite power and authority to enter into and carry out the terms of this Agreement, and all required action has been taken to authorize such Member to execute and consummate this Agreement.

          13.1.2 Such Member has been duly authorized to enter into this Agreement, and such Member is not a foreign person as defined under Code
Section 1445(f)(3).

          13.1.3 To the best of such Member's knowledge, neither the execution of nor the compliance with this Agreement has resulted or will result in a default under, or will create, any encumbrance on the Property, and there is no action pending or threatened which questions the validity or enforceability of this Agreement as to such Member.

          13.1.4 The Interests to be acquired hereunder are being acquired by the Member for investment only and for such Member's own account; no Person other than the Member has or shall have any beneficial interest in the Interests; and the Member has no present intention of distributing, reselling or assigning the Interests.

          13.1.5 Such Member understands that the Interests have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under the laws of any jurisdiction; that the Company does not intend and is under no obligation to so register the Interests; that the Interests may not be sold, assigned, pledged or otherwise transferred except upon delivery to the Company of an opinion of counsel satisfactory to the Managers that registration under the 1933 Act is not required for such transfer, or the submission to the Managers of such other evidence as may be satisfactory to the Managers, to the effect that any such transfer will not be in violation of the 1933 Act, applicable state securities laws or any rule or regulation promulgated thereunder; and that legends to the foregoing effect will be placed on all documents evidencing the Interests. The Member understands that the foregoing does not limit other restrictions regarding the transfer of its Interests set forth in this Agreement or in the Act.

          13.1.6 Such Member, either itself or through its shareholders, partner or advisors, is sophisticated and experienced in investment matters, and, as a result, is in a position to evaluate the merits and risks of an investment in the Company.

          13.1.7 Such Member is an "Accredited Investor" as defined in Regulation D promulgated under the 1933 Act.

          13.1.8 Except as may be disclosed in the Environmental Report, each Member represents that it does not have current actual knowledge of any Pre-existing Environmental Condition.

     13.2 Representations, Warranties and Covenants of Feld. In addition to the warranties provided for in Article 6 of this Agreement, as of the date hereof and as of the date of Final Closing, Feld hereby represents, warrants and covenants to the Company and the Members as follows:

          13.2.1 To the best of Feld's knowledge, the Master Development Land is zoned to permit its use as a matter of right for multi-family residential use, subject to compliance with statutory requirements regarding obtaining approval of a site development plan. Under the Land Contract and the closing documents executed in connection therewith, Mission Viejo Company has irrevocably allocated the right to build 1880 multi-family residential units on the Master Development Land.

          13.2.2 Feld shall use his best efforts to cause the approval by Douglas County and any other governmental authority whose approval may be required of a site development plan for the Land (the "Land Use Approval"), which approval will permit as a matter of right the construction of a multi-family project having not less than 304 units on the Project Land.

          13.2.3 Feld shall use its best efforts to cause by the earlier of the Construction Loan Closing Date and the Construction Loan Outside Date, the County of Douglas to approve the Plans and Specifications for issuance of building permits for construction of the Project (the "Building Permits") and to issue all of the Building Permits necessary for construction of the Project.


          13.2.4 Feld shall use its best efforts to cause the Company to obtain prior to the earlier of the starting construction of the Project or the Construction Loan Outside Date, such permits licenses, waivers, consents, approvals and authorizations, and Feld will make such material registrations, qualifications, designations, declarations and filings required (collectively, the "Approvals") as determined or as may be determined necessary by Feld to the best of his knowledge so that the Project may be constructed and, subject only to the issuance of customary temporary or permanent certificates of occupancy by the County of Douglas and any other necessary operating permits, operated as a multi-family housing development with related facilities as depicted on the Plans and Specifications. As of the date hereof, Feld has no reason to believe such certificates of occupancy will not be issued in the ordinary course of business following completion of construction of the Project substantially in accordance with the Plans and Specifications. Feld shall use its best efforts to cause all of the Approvals at the commencement of construction of the Project to be in full force and effect. Feld shall, promptly upon receipt of any Approvals, deliver to WPHC true, correct and complete copies of all such Approvals.

          13.2.5 The Land is, and at the Final Closing shall be, free from delinquent water charges, sewer rents, taxes and assessments.

          13.2.6 To the best knowledge of Feld, all utility services, including but not limited to storm and sanitary sewer, water, gas, electric power and telephone service will be prior to the earlier of Substantial Completion of the Project or the Outside Date, available to the Project Land in form and capacity sufficient for the useful enjoyment and operation of the Project and there will be no unpaid assessments, impact fees, development fees, tap-on fees or recapture costs payable in connection therewith except for charges shown on the tax certificates and the usual and customary charges involved in the ordinary course of business and specifically identified in the Final Project Budget.

          13.2.7 To the best of Feld's knowledge, when constructed substantially in accordance with the Plans and Specifications, the Project shall not violate in any material respects all applicable covenants, conditions and restrictions, zoning ordinances and regulations, building codes, environmental and all other federal, state and local laws, ordinances, statutes, rules and regulations applicable to the Project. To the best of Feld's knowledge, as of the date hereof, the Project is not subject to any laws, rules, regulations, orders or requirements, which require the Company to designate any of the Project as affordable housing, low income housing or moderate income housing.

          13.2.8 The construction and development of the Project shall be undertaken and shall be completed in a timely and workmanlike manner in substantial compliance with (a) all applicable requirements of the Construction Loan, (b) to the best of Feld's knowledge, all applicable requirements of all appropriate governmental entities, the violation of which would have, or would be likely to have, an adverse effect on the Project or the Company, and (c) the Plans and Specifications for the Project that have been or shall be hereafter approved by the Construction Lender, WPHC, and if required, any applicable governmental entities, as such Plans and Specifications may be changed from time to time with the approval of the Construction Lender, WPHC, and any applicable governmental entities, if such approval shall be required.

          13.2.9 To the best of Feld's knowledge and based on Feld's review of the Environmental Reports, copies of which have been provided to the, Land is not designated by any governmental or quasi-governmental authority to be subject to environmental, wetlands or other regulation that would materially adversely affect the use of the Land for the Project as contemplated by this Agreement, and at the Final Closing the Land and the Project shall be in compliance with all Environmental Laws and free of Hazardous Materials except for those necessary for and lawfully used in operation and maintenance of the Project, and then only in reasonable amounts which shall be labeled, stored and used in compliance with Environmental Laws.

          13.2.10 To the best of Feld's knowledge, the Land is or will be prior to Final Closing benefitted by such easements of unlimited duration as are necessary for the operation of the Project. As of the Final Closing, no additional easements will be required, subsequent to the Final Closing, for the provision of utilities, access, egress and drainage to or for the benefit of the Land or the Project in connection with the use and operation of the Land as the Project contemplated by this Agreement.

          13.2.11 Feld shall use his best efforts to cause the Company to obtain, prior to the earlier of the date of Final Closing or the Outside Date, all permanent certificates of occupancy and other consents and approvals required from the County of Douglas and other governmental authorities and associations and boards with jurisdiction over the Project and such consents, approvals and certificates shall be in full force and effect without the presence or existence of any unsatisfied conditions or requirements with respect thereto, and true, correct and complete copies of such consents, approvals and certificates of occupancy shall be delivered to WPHC upon issuance thereof.

          13.2.12 For the purpose of this Section 13.2, the terms "to the best of Feld's knowledge," "to the best of his knowledge" and "to the best knowledge of Feld" shall mean and include such information as is actually known to Feld or should have been known to him upon diligent inquiry or of which Feld has received constructive notice. If, prior to the Final Closing, any of the foregoing representations, warranties or covenants become incorrect or misleading in any material respect, Feld shall immediately notify WPHC in writing and such representation, warranty or covenant shall be deemed remade by Feld as of the date of such notification based upon such new information.

          13.2.13 Feld, all Affiliates of Feld and all other parties related to or affiliated with Feld or with such Affiliates shall receive no fees, compensation or other profit or share of cost savings with respect to the Project except the amounts set forth in Article 7 hereof or in any Approved Affiliate Agreement. In the event of any breach of this Section 13.2.13, any amount improperly received by such parties shall be immediately paid over to the Company, together with interest thereon from the date received at twelve percent (12%) per annum, compounded monthly.

          13.2.14 Feld shall cause the Project to be at least 75% leased on terms reasonably acceptable to WPHC within thirty-six (36) months after the Construction Loan Closing. Failure to do so shall be a default under this Agreement and shall give WPHC the right to cause the Removal of Feld.

     13.3 General Representation. No representation, warranty or statement of Feld in this Agreement or in any document, certificate or schedule furnished or to be furnished by Feld or its agents or contractors to WPHC pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

     13.4 Survival; Indemnity. All of the representations, warranties and covenants of Feld contained in this Article 13 shall survive the resignation or withdrawal of Feld as Manager and/or Member of the Company and shall survive the Final Closing Date for a period of one (1) year after the Final Closing Date except that, in the case of any material matter intentionally concealed or intentionally not disclosed by Feld, such period shall be extended to three (3) years after the Final Closing Date. Feld shall defend, indemnify and hold harmless WPHC against a breach of any of the foregoing representations, warranties and covenants and any damage, loss or claim caused thereby, including reasonable attorneys' fees and costs and expenses of litigation and collection.


                                  ARTICLE 14
                       RIGHTS AND OBLIGATIONS OF MEMBERS

     14.1 Limitation of Liability.

          14.1.1 Each Member's liability to Persons other than the other Members shall be limited as set forth in the Act and other applicable law.

          14.1.2 No officer, director or shareholder of WPHC shall be bound by or have any personal liability hereunder or under any document, agreement, understanding or arrangement relating to this transaction. The parties to this Agreement shall look solely to the assets of WPHC for satisfaction of any liability of WPHC in respect of this Agreement and all documents, agreements, understandings and arrangements relating to this transaction and will not seek recourse or commence any action against any of the directors, officers or shareholders of WPHC or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any and all future documents, agreements, understandings, arrangements and transactions between the parties hereto with respect to the Project or this Agreement.

          14.1.3 The Members acknowledge that Feld has made certain transfers to the LES Trust and the LF Trust prior to November 4, 1991, and agree that no Member will assert any right to recover against either of such trusts by reason of any transfer made prior to November 4, 1991, regardless of the consideration or lack of consideration for such transfer. Feld shall make no further transfers to either of such trusts as long as all or any part of Feld's obligations under this Agreement remain outstanding. In addition to the foregoing, the Members hereby agree that the personal residence of Feld located at One Dexter Street, Denver, Colorado is not available to support the obligations of Feld under this Agreement and agree not to assert any right to recover against such personal residence, and the Members hereby disclaim, quitclaim, release and relinquish any right to proceed against such personal residence for amounts owed by Feld under this Agreement. Upon submission by Feld and written approval by WPHC of a financial statement of Feld certified by Feld to be current and accurate, Feld's vacation home at 19 Creekside Drive in Palm Springs, California shall be treated in the same manner as his residence at One Dexter Street, Denver, Colorado, for purposes of this Agreement.

     14.2 Company Debt Liability. A Member will not personally be liable for any debts or losses of the Company, except as provided herein or in the Act.

     14.3 List of Members. Upon written request of any Member, the Managers shall provide a list showing the names, addresses and Percentage Interests of all Members in the Company.

     14.4 Company Books. The Managers shall maintain and preserve, during the term of the Company, and for five (5) years thereafter, all accounts, books, and other relevant Company documents. Upon reasonable request, each Member shall have the right, during ordinary business hours, to inspect and copy such Company documents at the Member's expense.

     14.5 Priority and Return of Capital. Except as specifically provided herein, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Profits, Losses or distributions; provided that this Section shall not apply to loans (as distinguished from Capital Contributions) which a Member may make to the Company.

     14.6 Outside Activity.

          14.6.1 Except for the limitations on the activities of Feld and certain Affiliates set forth herein, each Member, including but not limited to the Manager, may engage in any capacity (as owner, employee, consultant, or otherwise) in any activity, whether or not such activity competes with or is benefitted by the business of the Company, without being liable to the Company or the other Members for any income or profit derived from such activity.

          14.6.2 From the date hereof until the earlier of November 1, 1996 or the date that Feld ceases to be a Member of the Company, neither Feld nor any other Restricted Party shall construct or commence construction of any Multi-Family Project located in the Denver metropolitan area (including without limitation Boulder). The restrictions under this Section 14.6.2 shall not apply to the existing "Breakers" project, which is located in Denver, or to any subsequent phases of the Breakers, or to the Village at the Bear project, which is located in Jefferson County, Colorado, and is owned by Village At Bear Creek LLC.

          14.6.3 From the date hereof until the date that Feld ceases to be a Member of the Company, neither Feld nor any other Restricted Party shall (i) purchase, construct or commence construction of any Multi-Family Project any part of which Multi-Family Project is located within three (3) miles of any portion of the Land, or (ii) purchase, construct or commence construction of any Multi-Family Project outside said three-mile area without giving prior written notice to WPHC.

          14.6.4 "Restricted Parties" shall mean Feld, The Feld Company and any entity in which they individually or collectively, directly or indirectly, have an ownership interest of in excess of 20 percent of any class of security. Feld covenants that it shall cause each Restricted Party to comply with the restrictions in this Section 14.6, and a failure of a Restricted Party to comply with the terms of this Agreement shall constitute a breach of this Agreement by Feld. Feld shall comply with the restrictions set forth in this
Section 14.6 in good faith and shall not employ any artifice or device to evade the intent of this provision. The restrictions in Subsections 14.6.2 and
14.6.3 are cumulative, and shall apply to a Restricted Party as an owner for its own account or as a developer, construction manager, general contractor or partner of any other Person. This Section 14.6 shall not prohibit any Restricted Party from conducting pre-development activities in connection with a Multi-Family Project, provided that construction activity (including any activity for which a building permit is required) has not commenced on such Multi-Family Project.


                                  ARTICLE 15
                              MEETINGS OF MEMBERS

     15.1 Annual Meeting. The annual meeting of the Members shall be held on the first business day of May or at such other time as shall be determined by resolution of the Members, commencing with the year 1996, for the purpose of the transaction of such business as may come before the meeting.

     15.2 Special Meetings. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by any Manager or by any Member or Members holding at least 1% of the Percentage Interests.

     15.3 Place of Meetings. The Members may designate any place, either within or outside the State of Colorado, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the Company in the State of Colorado.

     15.4 Notice of Meetings. Except as otherwise provided for herein, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten
(10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Managers or Person calling the meeting, to each Member entitled to vote at such meeting.

     15.5 Meeting of all Members. If all of the Members shall meet at any time and place, either within or outside of the State of Colorado, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

     15.6 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is sent or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

     15.7 Quorum. Members holding at least a Majority In Interest, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of the Percentage Interests so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

     At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of Members owning that number of Percentage Interests whose absence would cause less than a quorum.

     15.8 Manner of Acting. If a quorum is present, the affirmative vote of Members holding at least a Majority In Interest and entitled to vote on the subject matter shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Articles of Organization, or by this Agreement.

     15.9 Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Managers of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     15.10 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member entitled to vote and delivered to the Managers of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section 15.10 is effective when all Members entitled to vote have signed the consent, unless the consent specifies a different effective date.

     The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

     15.11 Voting by Ballot. Voting on any question or in any election may be by voice vote unless the Managers or any Member shall demand that voting be by ballot.

     15.12 Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.


                                  ARTICLE 16
                     TRANSFERABILITY; PUT-CALL PROVISIONS

     16.1 Restrictions on Transferability. Except as provided in Section 16.2 and Section 16.6, no transfer, pledge or assignment of all or any part of a Member's Interest in the Company (including the transfer of any rights to receive or share in profits, losses, income or the return of contributions) shall be effective unless and until written notice (including the name and address of the proposed purchaser, transferee, or assignee and the date of such transfer) has been provided to the Company and the non-transferring Members approve of the proposed sale, pledge or assignment of a selling, pledging or assigning Member's Interest by unanimous written consent, which may be withheld in their sole discretion.

     16.2 Put-Call Rights.

          16.2.1 WPHC shall have the option (the "Call Option") to acquire the Interest of Feld in the Company, including his right to receive any distributions related to any periods prior to and including the Option Closing
Date: (i) on and after the Final Closing for the Option Price, or (ii) on or after the Construction Loan Outside Date, for $100.00 if the Construction Loan Closing has not occurred by the Construction Loan Outside Date for any reason whatsoever, or (iii) at any time for $100.00 if Feld fails to timely cure any default by Feld under this Agreement. The exercise by WPHC of the Call Option described in item (i) of this Section is conditioned on WPHC performing its obligation to make the Final Closing Capital Contribution when and as required under this Agreement. To exercise its Call Option, WPHC shall provide written notice of exercise to Feld.

          16.2.2 Feld shall have the right to cause WPHC to acquire the Interest of Feld in the Company, including his right to receive any distributions related to any periods prior to and including the Option Closing Date, at Final Closing for the Option Price (the "Put Option") by providing written notice to WPHC of Feld's intention to exercise the Put Option, provided that all the Final Closing Funding Conditions have been satisfied.

          16.2.3 If the Call Option or Put Option is exercised, Feld shall forthwith upon request of WPHC execute an Assignment of Interest in the form of Exhibit Q or Exhibit R, as applicable, attached hereto, wherein Feld shall assign its Interest in the Company free and clear of all liens, security interests and competing claims. Feld shall execute such other instruments of transfer and of due authorization, execution and delivery and of the absence of any such liens, security interests or competing claims as WPHC may reasonably request. Feld shall have no duty, obligation or right to continue as Manager of the Company after such transfer of its Interest.

     16.3 Calculation of Option Price.

          16.3.Y The Members shall use their respective, good faith efforts to determine the Option Price prior to the Option Closing Date. For a period of at least ten (10) business days prior to ordering an appraisal in connection with the determination of the Option Price, WPHC and Feld shall attempt in good faith to negotiate the fair market value of the Project to be used in such determination. Each of WPHC and Feld shall be entitled to submit the calculation of the Option Price to the Company's Accountants for verification or auditing. If WPHC and Feld are unable to determine the Option Price by the Option Closing Date, then WPHC shall pay Feld the Minimum Option Price as estimated by WPHC in its good faith judgment. The parties shall make a determination of the Option Price promptly after the Option Closing, and (i) if the Option Price as so determined exceeds the estimated Minimum Option Price paid at the Option Closing, then WPHC shall pay Feld such excess within five
(5) business days after the determination of the Option Price, or (ii) if the Option Price as so determined is less than the estimated Minimum Option Price paid at the Option Closing, then Feld shall pay the difference to WPHC within five (5) business days after the determination of the Option Price. In addition, for a period of twelve (12) months after the Final Closing Date, WPHC and Feld shall each have the right to cause the recalculation of the Option Price, if such Member pays the costs of the Company's Accountants in making such recalculation. If the amount of the adjustment is in excess of $5,000, then WPHC and Feld shall adjust the Option Price within five (5) business days after the recalculation of the Option Price. No post-closing adjustment in the Option Price shall be made for amounts of $5,000 or less or based on a recalculation made more than twelve (12) months after the Option Closing Date. Notwithstanding anything to the contrary herein, the appraised value of the Project as determined shall be final and shall not be subject to challenge or recalculation by any Member.

     16.4 Right of Offset. Payment of the Option Price shall be subject to a right of offset in favor of the Company and WPHC with respect to any claims or damages they may have against Feld.

     16.5 Restrictions on Resignation. Notwithstanding anything to the contrary contained herein or under the Act, no Member shall have the right to resign from the Company. In the event a Member does resign in violation of the foregoing provision, (i) the Company shall not be obligated to pay any amounts to the Member, nor to distribute any of the Property to the Member or any interest therein, (ii) the Member shall be deemed to have forfeited any rights to legal or beneficial ownership of its Interest, and (iii) the Company may recover from the resigning Member damages for breach of this Agreement.

     16.6 Permitted WPHC Transfer. WPHC shall have the right to transfer a portion of WPHC's Interest in the Company (a "WPHC Permitted Transfer") to a Person (a "WPHC Permitted Transferee"), provided that WPHC at all times during the term of this Agreement shall retain an Interest in the Company of at least twenty-one percent (21%) of the total Interests in capital, income, gain, loss, deduction and credit. WPHC acknowledges that any transfer pursuant to this
Section 16.6 shall be solely from the Interest of WPHC and shall not result in the dilution of the Interest of Feld. In the event of a Permitted WPHC Transfer, (I) WPHC shall have the exclusive authority to communicate all decisions, votes and elections ("Decisions") made by it and by the WPHC Permitted Transferee with respect to the Interest of WPHC and such transferee in the Company, (II) Feld shall be entitled to rely exclusively on communications made by WPHC with respect to all such Decisions, and any communications by a WPHC Permitted Transferee with respect to a Decision other than through WPHC shall be invalid, and (III) prior to and as a condition to the admission of a WPHC Permitted Transferee as a Member, the WPHC Permitted Transferee shall execute an admission agreement wherein it agrees to be bound by all the terms of this Agreement, including without limitation, this Section 16.6.


                                  ARTICLE 17
                        ADMISSION OF ADDITIONAL MEMBERS

     From the date of the formation of the Company, with the unanimous written consent of the Members, any Person acceptable to the Members may, subject to the terms and conditions of this Agreement: (i) become an additional Member in this Company by the sale of new Interests for such consideration as the Members by unanimous vote shall determine, or (ii) become a Substitute Member as a transferee of a Member's Interest or any portion thereof.


                                  ARTICLE 18
                          DISSOLUTION AND TERMINATION

     18.1 Dissolution.

          18.1.1 The Company shall be dissolved upon the occurrence of any of the following events ("Dissolution Event"):

               (a) When the period fixed for the duration of the Company shall expire;

               (b)  by the unanimous written agreement of all Members; or

               (c) upon the death, retirement, resignation, expulsion, Removal, bankruptcy, dissolution of a Member or occurrence of any other event which terminates the continued membership of a Member in the Company (a "Withdrawal Event"), unless the business of the Company is continued by the consent of a majority of the Interests of the remaining Members in the capital and profits of the Company, as determined in accordance with Revenue Procedure 94-46 within ninety (90) days after the termination and there are at least two remaining Members.

          18.1.2 As soon as possible following the occurrence of any of the events specified in this Section effecting the dissolution of the Company, the appropriate representative of the Company shall execute a statement of intent to dissolve in such form as shall be prescribed by the Colorado Secretary of State and file duplicate originals of the same with the Colorado Secretary of State's office.

     18.2 Effect of Filing of Dissolving Statement. Upon the filing with the Colorado Secretary of State of a statement of intent to dissolve, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until articles of dissolution have been filed with the Secretary of State or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

     18.3 Distribution of Assets Upon Dissolution. In settling accounts after dissolution, the liabilities of the Company shall be entitled to payment in the following order:

          18.3.1 to creditors, in the order of priority as provided by law (except to Members on account of their Capital Contributions);

          18.3.2 to Members and former Members in satisfaction of liabilities for distributions under Section 7-80-601 or 7-80-603 of the Act; and

          18.3.3 to Members pro rata in accordance with the positive balances in their Capital Accounts after taking into account all adjustments to the Capital Accounts for all periods.

     18.4 Articles of Dissolution. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining Property and assets have been distributed to the Members, articles of dissolution shall be executed in duplicate and verified by the Person signing the articles, which articles shall set forth the information required by the Act.

     18.5 Filing of Articles of Dissolution.

          18.5.1 Duplicate originals of such articles of dissolution shall be delivered to the Colorado Secretary of State.

          18.5.2 Upon the filing of the articles of dissolution, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Managers shall thereafter be trustees for the Members and creditors of the Company and as such shall have authority to distribute any Property of the Company discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

     18.6 Winding Up. If the Property of the Company remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contribution of each Member, such Member shall have no recourse against any other Member. The winding up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Managers, who are hereby authorized to take all actions necessary to accomplish such distribution, including without limitation, selling the assets of the Company. In the discretion of the Managers, a pro rata portion of the amounts that otherwise would be distributed to the Members under this Article 18 may be withheld to provide a reasonable reserve for unknown or contingent liabilities of the Company.

     18.7 No Restoration of Deficit Capital Accounts. If the Company is deemed to be liquidated for federal income tax purposes within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), distributions under Section 14.3(c) shall be made in compliance with Regulation Section 1.704-1 (b)(2)(ii)(b)(2) to those Members who have positive Capital Accounts. If the Capital Account of any Member has a deficit balance after such distributions (after giving effect to all contributions, distributions, and allocations for all taxable years), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit and such deficit shall not be considered a debt owed to the Company or any other Person for any purpose whatsoever.

     18.8 Deemed Liquidation. If no Dissolution Event has occurred, but the Company is deemed liquidated for federal income tax purposes within the meaning of Regulation Section 1.704-1 (b)(2)(ii)(g), the Company shall not be wound up and dissolved but its assets and liabilities shall be deemed to have been distributed to the Members and contributed to a new limited liability company which shall operate and be governed by the terms of this Agreement.

     18.9 Permitted Withdrawal by Feld. If the Construction Loan Closing has not occurred by the Construction Loan Outside Date, upon not less than ten (10) days prior written notice to WPHC, Feld may withdraw as the Manager and as a Member without such withdrawal (a "Permitted Withdrawal") constituting a breach of this Agreement. In the event of a Permitted Withdrawal, Feld shall not have any obligation under the Development Deficit Guaranty or the Operating Deficit Guaranty, and Feld shall be released from any obligation hereunder related to the period after his Withdrawal. Upon a Permitted Withdrawal, Feld shall have no right to any fees or payments from the Company or any interest in any property of the Company. Feld shall execute such documents or instruments evidencing his withdrawal as WPHC may reasonably request. Except for a Permitted Withdrawal or a withdrawal upon the death or disability of Feld, any withdrawal by Feld from the Company shall constitute a default by Feld under this Agreement and WPHC shall be entitled to damages and any other legally available relief based upon such default.


                                  ARTICLE 19
                           MISCELLANEOUS PROVISIONS

     19.1 Statement of Intent of Parties. It is the present intent of WPHC and Feld to jointly develop the Project as the second phase leading to the eventual development of the Master Development. Due to the changes that may take place in the capital and real estate markets and other events, unknown at this time, which may alter either WPHC's or Feld's interest in or outlook on future phases, no specific provision is made in this Agreement in regard to future phases. It is the present intent of the parties to use the basic economic and transaction structure of this Operating Agreement on future phases. However, either party may require changes or elect not to participate in the joint development of future phases. The Members acknowledge that Feld has diligently pursued the purchase of the Land and the development plan of the Land for a significant period and has agreed to WPHC's assumption of the Land Contract due to and in consideration of WPHC's and WRPT's financial commitment to the transaction. It is imperative to WPHC that it control the future of this development in regard to all issues, including timing, cost, design, etc.
While this control is absolute, it is WRPT's and Feld's present intent that Feld continue as development partner. Notwithstanding the foregoing statement of intent, the provisions of this Agreement and related documents governing the duties and relationships among the parties shall control over the foregoing statement of intent and neither party shall have any obligation, express or implied, to jointly develop another phase of the Master Development with the other party.

     19.2 Notices. Any notice or communication required or permitted to be given by any provision of this Agreement, including but not limited to any consents, shall be in writing and shall be deemed to have been given and received by the Person to whom directed (a) when delivered personally to such Person or to an officer or partner of the Member to which directed, (b) twenty-four (24) hours after transmitted by facsimile, evidence of transmission attached, to the facsimile number of such Person who has notified the Company and all of the Members of its facsimile number, or (c) three (3) business days after being posted in the United States mails if sent by registered or certified mail, return receipt requested, postage and charges prepaid, or one
(1) business day after deposited with overnight courier, return receipt requested, delivery charges prepaid, in either case addressed to the Person to which directed at the address of such Person as it appears in this Agreement or such other address of which such Person has notified the Company and all of the Members.

     WPHC:     c/o Wellsford Residential Property Trust
               370 Seventeenth Street, Suite 3100
               Denver, Colorado 80202
               Attention: Donald D. MacKenzie
               Facsimile No. (303) 595-7799

               with copies to:

               Wellsford Residential Property Trust
               610 Fifth Avenue, 7th Floor
               New York, New York  10020
               Attention:  Jeffrey Lynford
               Facsimile No. (212) 333-2323

               and to:

               Wayne H. Hykan, Esq.
               Brownstein Hyatt Farber & Strickland, P.C.
               410  17th Street, 22nd Floor
               Denver, Colorado  80202
               Facsimile No. (303) 623-1956

     Feld:     Mr. Al Feld
               The Feld Company
               4600 South Ulster Street, Suite 350
               Denver, Colorado  80237
               Facsimile No. (303) 721-9418

               with a copy to:

               Alan B. Lottner, Esq.
               Haligman & Lottner, P.C.
               633  17th Street, Suite 2700, North Tower
               Denver, Colorado  80202
               Facsimile No. (303) 292-1300

     19.3 Application of Colorado Law. This Agreement, and the application or interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Colorado, and specifically by the Act.

     19.4 Waiver of Action for Partition. Each Member irrevocably waives during the term of the Company any right that such Member may have to maintain any action for partition with respect to the Property of the Company.

     19.5 Amendments. This Agreement may be amended only upon the written Agreement of all of the Members.

     19.6 Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa.

     19.7 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

     19.8 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

     19.9 Time of the Essence. Time is of the essence in regard to the obligations of the parties set forth in this Agreement.

     19.10 Remedies for Default. If any party hereto fails to perform any of its obligations under this Agreement, at the time and in the manner set forth herein, and such failure continues uncured after any applicable notice and cure period, then any other party may assert a claim against the defaulting party for damages and, to the extent damages are not an adequate remedy, for specific performance of this Agreement.

     19.11 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     19.12 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

     19.13 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

     19.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     19.15 Further Assurances. The Members and the Company agree that they and each of them will take whatever action or actions as are reasonably necessary or desirable from time to time to effectuate the provisions or intent of this Agreement, and to that end, the Members and the Company agree that they will execute, acknowledge, seal, and deliver any further instruments or documents which may be necessary to give force and effect to this Agreement or any of the provisions hereof, or to carry out the intent of this Agreement or any of the provisions hereof.

     19.16 Entire Agreement. This Agreement and each of the exhibits attached hereto set forth all (and are intended by all parties hereto to be an integration of all) of the promises, agreements, conditions, understandings, warranties, and representations among the parties hereto with respect to the formation and operations of the Company; and there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied, among them other than as set forth herein. The exhibits attached hereto are incorporated herein by reference.

     19.17 Attorneys Fees. Should any party hereto institute any legal action or proceeding to enforce any provision of the Operating Agreement or for damages by reason of any alleged breach of any provision of the Operating Agreement or for any other judicial remedy, the prevailing party shall be entitled to receive from the non-prevailing party all reasonable attorneys' fees and all court costs in connection with said action or proceeding, in addition to any other award.

                                  CERTIFICATE

     The undersigned hereby agree, acknowledge and certify that the foregoing Agreement constitutes the Operating Agreement of Red Canyon at Palomino Park LLC adopted by the Members of the Company effective as of April 17, 1996.



                                   /s/ Al Feld
                                   ------------------------------------------
                                   Al Feld


                                   WELLSFORD PARK HIGHLANDS CORP., a
                                   Colorado corporation


                                   By:  /s/ Donald D. MacKenzie
                                        -------------------------------------
                                        Name:
                                        Title:

                                   GUARANTY


     By its execution hereof, WELLSFORD RESIDENTIAL PROPERTY TRUST, a Maryland real estate investment trust ("WRPT"), hereby guarantees to Al Feld ("Feld") that Wellsford Park Highlands Corp., a Colorado corporation, shall timely and fully satisfy its obligation to fund the Final Closing Capital Contribution when, as and if required by the foregoing Operating Agreement, as such Agreement may be amended from time to time (the "Obligation").

     This guaranty is a guaranty of payment and performance of the Obligations, not merely of collection. Any amendment or modification of the Obligations made by WPHC and Feld shall not release the duties and obligations of WRPT hereunder, and this Guaranty shall extend to the Obligations as so amended or modified. This Guaranty shall be continuing and irrevocable until the Obligations have been satisfied in full. WRPT hereby waives notice of acceptance of this Guaranty.

     WRPT waives and agrees not to assert or take advantage of: (a) any right to require Feld to proceed against any other person or to proceed against or exhaust any security held by Feld at any time or to pursue any other remedy in Feld's power before proceeding against WRPT; (b) any right to require Feld to proceed against WPHC or any other person or to proceed against or exhaust any security held by Feld at any time or to pursue any other remedy in Feld's power before proceeding against WRPT; and (c) any requirement that notice be provided to WRPT.

     This Guaranty and all documents, agreements, understandings and arrangements relating to this Guaranty have been executed by the undersigned on behalf of WRPT in his/her capacity as an officer or trustee of WRPT which has been formed as a Maryland real estate investment trust pursuant to a Declaration of Trust of WRPT dated as of July 10, 1992, and not individually, and neither the trustees, officers or shareholders of WRPT shall be bound by or have any personal liability hereunder or thereunder. The beneficiary of this Guaranty shall look solely to the assets of WRPT for satisfaction of any liability of WRPT in respect of this Agreement and all documents, agreements, understandings and arrangements relating to this transaction and will not seek recourse or commence any action against any of the trustees, officers or shareholders of WRPT or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to all and any future documents, agreements, understandings, arrangements and transactions between the parties hereto with respect to the this Guaranty or any matter related thereto.

     Should any one or more provisions of this Guaranty Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

     This Guaranty Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     EXECUTED as of April 17, 1996.

                              WELLSFORD RESIDENTIAL PROPERTY TRUST,
                              a Maryland real estate investment
                              trust


                              By: /s/ Donald D. MacKenzie
                                 -------------------------------------
                                 Name:   Donald D. MacKenzie
                                 Title:  Vice President

STATE OF ___________________  )
                              )  ss.
COUNTY OF __________________  )

     The foregoing operating agreement was acknowledged before me this _____ day of ______________, 1996 by Al Feld.

     WITNESS my hand and official seal.

     My commission expires:


                              ___________________________________
                              Notary Public


STATE OF COLORADO             )
                              )  ss.
COUNTY OF DENVER              )

     The foregoing operating agreement was acknowledged before me this _____ day of _____________, 1996 by Donald D. MacKenzie as Vice President of Wellsford Park Highlands Corp., a Colorado corporation.

     WITNESS my hand and official seal.

     My commission expires:



                              -------------------------------------
                              Notary Public




STATE OF COLORADO             )
                              )  ss.
COUNTY OF DENVER              )

     The foregoing guaranty was acknowledged before me this _____ day of _____________, 1996 by __________________ as _____________ of Wellsford
Residential Property Trust, a Maryland real estate investment trust.

     WITNESS my hand and official seal.

     My commission expires:



                              -------------------------------------
                              Notary Public

                                   EXHIBITS


EXHIBIT A      Feld Reimbursable Expenses
EXHIBIT B      Construction Procedures
EXHIBIT C      Deposit and Contract Administration Agreement
EXHIBIT D      Final Closing Funding Conditions
EXHIBIT E      Description of Infrastructure
EXHIBIT F      Description of Infrastructure Land
EXHIBIT G      Description of the Land
EXHIBIT H      Description of the Master Development Land
EXHIBIT I      Initial Project Budget
EXHIBIT J      Property Management Agreement
EXHIBIT K      Intentionally Omitted
EXHIBIT L      Pledge and Security Agreement -- Feld to WPHC
EXHIBIT M      Pledge and Security Agreement -- WPHC to Feld
EXHIBIT N      Description of Plans and Specifications
EXHIBIT O      Final Project Budget
EXHIBIT P      Calculation of the Feld Incentive Fee
EXHIBIT Q      Assignment of Interest -- Call Option
EXHIBIT R      Assignment of Interest -- Put Option
EXHIBIT S-1    Architect's Certificate
EXHIBIT S-2    Engineer's Certificate
EXHIBIT T      Infrastructure Budget
EXHIBIT U      Substitution Agreement

                                   EXHIBIT A

                          FELD REIMBURSABLE EXPENSES

                                   EXHIBIT B

                            CONSTRUCTION PROCEDURES

1. Requests for advances by the Construction Lender for payment of costs of labor, materials, and services supplied for the construction of the improvements and other items shown in the Project Budget shall be submitted by Feld, not more frequently then as specified in the Construction Loan, after actual commencement of construction of the improvements. WPHC, and the Construction Consultant shall be provided with copies of the application for advance simultaneously with delivery to the Construction Lender, except as otherwise provided in Section 6.6 of the Operating Agreement.

2. WPHC and the Construction Consultant shall have the right and Feld shall permit them to enter upon the Property and any location where materials which are intended to be utilized in the construction of the improvements are stored for purpose of inspection of the Property and such materials at all reasonable times.

3. Feld shall timely comply with and promptly furnish to WPHC and Construction Consultant a true and complete copy of any notice or claim by any governmental authority pertaining to the Property and of any notice or claim from the Construction Lender or any subcontractor or supplier with respect to the Project.

4. Feld shall disburse all advances for payment of costs and expenses for purposes specified in the Project Budget, and for no other purpose.

5. WPHC and Construction Consultant shall be advised, in advance of, and shall have the right to attend all meetings pertaining to the construction of the improvements. Feld agrees to use his best efforts to attempt to notify WPHC and Construction Consultant reasonably in advance of such meetings in order to allow attendance at such meeting by representatives of WPHC and the Construction Consultant.

6. Feld shall not reallocate to other line items any portion of the line items in the Project Budget that relate to Construction Loan interest or loan fees.

7. Feld shall deliver copies of the monthly construction ledger to WPHC on or before the 10th day of the following month.

8. Change orders shall be dealt with as provided in Section 6.7 of the Operating Agreement.

                                   EXHIBIT C

                 DEPOSIT AND CONTRACT ADMINISTRATION AGREEMENT



     This Deposit and Contract Administration Agreement ("Agreement") is made as of the 2nd day of May, 1995, by and between THE FELD COMPANY, a Colorado corporation, located at 4600 S. Ulster Street, Suite 350, Denver, Colorado 80237, and WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation, located at 370 17th Street, Suite 3100, Denver, Colorado 80202 (hereinafter called "WPHC").

                                   RECITALS

     WHEREAS, The Feld Company and Mission Viejo Company, a California corporation ("Mission") previously entered into that certain Second Amended and Restated Vacant Land Purchase and Sale Agreement on March 23, 1995 (the "Purchase Agreement") for the purchase of approximately 182 acres of unimproved real property in Douglas County, Colorado, being more particularly described as Lots 1 through 5, Highlands Ranch Filing No. 126-A (the "Property"); and

     WHEREAS, by an Assignment and Assumption Agreement of even date herewith, The Feld Company, in consideration of the sum of $300,000 paid to it by WPHC, has assigned to WPHC all of its right, title and interest in (i) the Purchase Agreement, and (ii) that certain earnest money deposit in the amount of $300,000 (the "Deposit") previously paid to Mission in accordance with the terms of the Purchase Agreement; and

     WHEREAS, by an Assignment and Assumption Agreement of even date herewith, WPHC has assigned all of its rights and obligation pursuant to the terms and provisions of the Purchase Agreement with respect to the purchase of "Phase I," as that term is defined in the Purchase Agreement, to the Park at Highlands LLC, a Colorado limited liability company ("PAH"); and

     WHEREAS, The Feld Company and WPHC now desire to enter into a new agreement to document the rights and obligations of The Feld Company and WPHC with respect to the funds being deposited with WPHC pursuant to the terms of this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained, and respectively expressing the intention to be legally bound hereby, covenant and agree as follows:

     1. Receipt and Acknowledgement. WPHC hereby acknowledges the receipt of the sum of $150,000 from The Feld Company, which will be held by WPHC, and governed by the terms of this Agreement.

     2.   Reimbursement.

          a. WPHC may sell or assign its interest in the Purchase Agreement, with respect to the Property, or any part thereof, to an entity jointly owned by A1 Feld and/or The Feld Company and Wellsford Residential Property Trust ("Wellsford") or an entity owned by Wellsford ("Approved Entity") for any reason whatsoever. If however, WPHC sells or assigns its interest in the Purchase Agreement, with respect to the Property, or any part thereof, to any person or entity that does not qualify as an Approved Entity, then WPHC shall, within five business days from the execution of such sale or assignment, pay The Feld Company the sum of $150,000.

          b. If all or any portion of the Deposit is credited by Mission towards the purchase price of all or any portion of the Property, then WPHC shall pay 50% of the amount so credited by Mission, to The Feld Company within five business days following the receipt of such credit by WPHC.

          c. If all or any portion of the Deposit is returned to WPHC by Mission, for any reason whatsoever, then WPHC shall pay 50% of the amount so returned to The Feld Company within five business days following WPHC's receipt thereof.

          d. If the Deposit is not returned or credited by Mission to WPHC, then neither party shall be liable to the other for reimbursement of the Deposit or any portion thereof, except as set forth in paragraph 2.a. hereof.

     3. Right of First Offer. If The Feld Company is not in default under any agreements with WPHC or its affiliates, and if WPHC decides not to purchase any of Phases II, III, IV or V, as defined in the Purchase Agreement, WPHC agrees to notify The Feld Company at least 150 days before the scheduled closing of such Phase, and The Feld Company shall have 90 days to obtain another source of acquisition and development financing and to present an offer to WPHC to acquire the subject parcel. If The Feld Company fails to present an offer acceptable to WPHC in WPHC's sole discretion, WPHC shall have no obligations to The Feld Company with respect to such parcel.

     4. Entire Agreement. This is the entire agreement between the parties and there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise, of any kind whatsoever. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

     5. No Further Obligations. The parties have no obligations or liabilities of any nature or kind to the other party with respect to the Deposit or the Purchase Agreement, except as expressly set forth in this Agreement. WPHC shall have exclusive control over the Purchase Agreement, as it relates to Phases II, III, IV and V, as described therein, and The Feld Company has no interest whatsoever in the Purchase Agreement with respect to Phases II, III, IV and V, except for any rights set forth in this Agreement. None of the provisions of this Agreement constitute or create any agreement or obligation by either party to (i) enter into a joint venture, partnership, corporation, limited liability company or any other arrangement with the other party, or to negotiate in good faith with respect to the same; (ii) to enter into any agreements, or to negotiate in good faith with respect to the same;
(iii) to purchase or develop the Property, or any portion thereof; or (iv) to act in any manner whatsoever, unless expressly provided for in this Agreement or otherwise reduced to a definitive written agreement, executed by the parties. The parties acknowledge and agree that they have no obligations with respect to Phases II, III, IV and V, as described in the Purchase Agreement.

     6.   Miscellaneous.

          a. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

          b. Governing Law. This Agreement shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Colorado.

          c. Notices. All notices, consents, approvals or other communications which any of the parties to this Agreement may desire or may be required to give hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, postage prepaid, or by personal delivery, delivery by courier, or by confirmed telecopy or facsimile transmission, addressed as follows:

               If to The Feld company:

               The Feld Company
               4600 South Ulster Street
               Suite 350
               Denver, Colorado  80237
               Fax:  303-721-9418

          and to:

               _________________________
               _________________________
               _________________________
               _________________________
               Fax: ____________________

          If to WPHC

               Wellsford Park Highlands Corp.
               370 17th Street, Suite 3100
               Denver, Colorado  80202
               Fax:  303-595-7799
               Attn: Don MacKenzie

          and to:

               Wayne H. Hykan, Esq.
               Brownstein Hyatt Farber &
                 Strickland, P.C.
               410 17th Street, Suite 2200
               Denver, Colorado  80202
               Fax:  303-623-3956

Any such notice to WPHC or The Feld Company shall be deemed to be given, received, and effective three days after such notice has been deposited in the United States mail, addressed as aforesaid, or when personally delivered to and received by the specified parties. All addresses for notices under this Agreement shall be located within the United States of America.

     7.   Counterparts.  This Agreement may be executed in counterparts.

     8. Costs of Legal Proceedings. In the event that either party institutes legal proceedings with respect to this Agreement or the transaction contemplated hereby, the prevailing party shall be entitled to recover its costs and expenses incurred in connection with such legal proceedings, including, without limitation, reasonable attorney's fees. The terms of this paragraph shall survive the termination of this Agreement.

     9. Liability of WPHC. No officer, director or shareholder of WPHC shall be bound by or have any personal liability hereunder or under any document, agreement, understanding or arrangement relating to this transaction. The parties to this Agreement shall look solely to the assets of WPHC for satisfaction of any liability of WPHC in respect of this Agreement and all documents, agreements, understandings and arrangements relating to this transaction and will not seek recourse or commence any action against any of the directors, officers or shareholders of WPHC or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any and all future documents, agreements, understandings, arrangements and transactions between the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   THE FELD COMPANY:

                                   THE FELD COMPANY, a Colorado corporation


                                   By: /s/ Al Feld
                                      ---------------------------------------
                                        Al Feld, President


                                   WPHC

                                   WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation


                                   By: /s/ Donald D. MacKenzie
                                      ---------------------------------------
                                        Donald D. MacKenzie
                                        Vice President

                                   EXHIBIT D

                       FINAL CLOSING FUNDING CONDITIONS

          (a) No Default; Certificate From Feld. There shall be no uncured default by Feld under this Agreement and no uncured default under the Construction Loan, and WPHC shall have received a certificate from Feld that the representations, warranties and covenants of Feld in Articles 6 and 13 are materially true and accurate as of the date of the proposed Final Closing and that Feld and the Company are not in default of any of their obligations hereunder or under any contracts or agreements relating to the Project as of the date of the proposed Final Closing.

          (b) Construction Loan. Feld shall provide evidence satisfactory to WPHC that the principal amount of the Construction Loan and all accrued interest thereon have either been paid in full or will be paid in full from the proceeds of the Final Closing Capital Contribution immediately upon the funding of the Final Closing Capital Contribution. Such evidence may consist of a payoff letter in form sufficient to allow the title insurer to insure over the lien of the Construction Loan.

          (c) Physical Inspection. The Construction Consultant shall have prepared a physical inspection report reasonably satisfactory to WPHC.

          (d) Final Completion; Development Deficits. Final Completion of the Project shall have occurred, and all Development Deficit Payments shall have been made by Feld.

          (e) Lien Waivers. Feld shall obtain and provide copies to WPHC of unconditional lien releases from all subcontractors, materialmen and providers of labor, equipment, material and/or services to the Property and the Project, as to all work performed and materials purchased in connection with the construction of the Project, in form reasonably satisfactory to WPHC or, with respect to any liens not so released, Feld shall have provided surety bonds to which any contested liens are transferred (and released from the Property) and title insurance over any such liens.

          (f) Title Policy. The title insurance company shall have issued the following endorsements to the Company's title policy: (1) an endorsement indicating that the Company owns fee simple title to the Project Land and that the Project Land will be free and clear of the Construction Loan upon payment of the Final Closing Capital Contribution; (2) a "date down" endorsement to the title policy extending the effective date of the title policy to the date of Final Closing and showing no exceptions to title other than the exceptions reflected on the title policy as of Initial Closing, except as shall be acceptable to WPHC in its reasonable judgment; (3) an endorsement affording mechanics lien coverage; (4) an endorsement increasing the amount of insurance by an amount equal to the Final Closing Capital Contribution; and (5) such other endorsements as WPHC may reasonably require, including without limitation, the following: (i) 103.1 and 103.2 (Encroachments) to the extent required and available; (ii) 103.7 (Property Abuts Open Street); (iii) 107.2 (Increase Policy Amount) for the amount of the Final Closing Capital Contribution plus the Initial Closing Capital Contribution; (iv) 110.1 (Deleting Standard Exceptions) if not already provided; (v) 110.2 (Special Exceptions) if any new exceptions appear that are not acceptable to WPHC in its sole discretion; (vi) 115.2 (PUD); (vii) 116.1 (Survey); (viii) 123.2 (Zoning).

          (g) Survey. WPHC shall have received and approved an updated and recertified as-built survey reasonably satisfactory to WPHC dated no more than thirty (30) days prior to the date of Final Closing, showing no encroachments or other adverse matters affecting title to the Project, except as shall be reasonably acceptable to or have been previously approved in writing by WPHC.

          (h) As-Built Plans and Specifications. Feld shall have submitted to WPHC a written document executed by Feld, the architect and the general contractor certifying no material change to the approved "for-construction" Plans and Specifications except any changes stated therein that have previously been approved by WPHC.

          (i) Permits, Licenses and Certificates of Occupancy. WPHC shall have received a copy of the final and unconditional certificate or certificates of occupancy issued by the appropriate governmental authorities for the Project in its entirety and a copy of any permits and licenses which are required for the operation and use of the Project.

          (j) Architect's and Engineer's Certificates. Feld shall have delivered to WPHC an architect's certificate in the form attached hereto as Exhibit S-1 and an Engineer's Certificate in the form attached hereto as Exhibit S-2.

          (k) Payment of Taxes. WPHC shall have received satisfactory evidence (which may be included in the title policy described in subsection (f) of these Final Closing Funding Conditions) that all real property taxes and assessments for the Project due and payable through the date of funding have been timely and fully paid.

          (l) Release and Waiver. Feld and each affiliate of Feld that is a party to an Approved Affiliate Agreement shall have executed for the benefit of the Members a Release and Waiver, substantially in the form attached hereto as Exhibit B-3 with respect to all liabilities incurred by Feld during its period of membership in the Company, including, without limitation, all liabilities incurred by Feld under the Architect's Agreement, the construction contract for the construction of the Project, and any contracts, agreements, or other instruments entered into by Feld in connection with the construction of the Project or the business of the Company.
                                   EXHIBIT E

                         DESCRIPTION OF INFRASTRUCTURE

The following Description of Infrastructure uses substantially the same categories as those in the Infrastructure Improvement Agreement. The aggregate of these categories comprises the Infrastructure for the Master Development.

1. Overlot Grading. This includes rough grading for the Infrastructure Land and some of the fine grading for the park.

2. Willows Water Line. This category includes the engineering and physical relocation of a 30 inch Willows Water District water line as well as Quebec Street paving associated with the relocation.

3. Main Recreational Center & Grounds. This is the main recreational facility for the Master Development. All apartment phases will share its use. The rec center building will contain approximately 30,000 square feet and house a gym with exercise equipment, basketball court, racquet ball court(s) and leasing offices The rec center grounds are expected to feature a pool & spa, volleyball court, tennis court(s), pond and parking.

4. Water and Sewer Systems, Temporary Access Road. Included here is the main water and sewer systems that will serve the Master Development.
     Additional water and sewer systems will be constructed with each apartment phase and are not part of the Infrastructure. This category also includes building of a temporary road that will be used as construction access.

5. Entryway/Guardhouse/Paving. The main access/entry for the Master Development is from South Quebec Street. At this entry there will be entry monuments, gates, wall and a guardhouse. Paving for the entry and loop road (the entry and loop roads collectively comprise Tract A of the Infrastructure Land) is also included as part of this category.

6. Public Utilities. A telephone distribution system will be installed around the loop road which will be joint trenched with gas, electric and cable TV facilities. Some of all of the above facilities may be installed by parties unrelated to the Company.

7. Park Improvements. Tract B of the Infrastructure Land will be landscaped and improved with a softball diamond, soccer field, golf putting area and other similar improvements.

8. Glen Eagles Entry. A future entry for the Master Development may be needed to provide with ingress/egress. It is contemplated that this access would be from Glen Eagles Drive at the southern boundary of the Master Development. This category will include entry monuments, gates and associated road improvements.

9. Professional Services and Miscellaneous. This category includes various professional services associated with the development of all Infrastructure components. It includes architectural design, interior design of the Main Rec Center, landscape design, civil engineering, soils engineering/ testing, and legal services associated with closing the Infrastructure Land and any ongoing document review. Field supervision, general labor and other misc. items, necessary for construction of all Infrastructure components, are also included in this category. This category also includes building the construction yard compound which serves as a staging/storage area for the Master Development.

                                   EXHIBIT F

                      DESCRIPTION OF INFRASTRUCTURE LAND


Lot 1B, Tract A and Tract B, Highlands Ranch Filing No. 126-A, 1st Amendment as recorded at Receipt No. 9560621 in the records of the Douglas County Clerk and Recorder's Office, County of Douglas, State of Colorado

Lot 1B is the land on which the main recreational center will be situated to service the Master Development.

Tract B is the land on which the main park will be situated to service the Master Development.

Tract A is the land on which both the main access road and loop road will be constructed to provide ingress and egress to the Master Development. The loop road will encircle Lot 1B and Tract B. The main access road will directly adjoin South Quebec Street.

                                   EXHIBIT G

                            DESCRIPTION OF THE LAND

PARCEL 1

LOT 2-A, HIGHLANDS RANCH FILING NO. 126-A, AS DESCRIBED IN THE LOT LINE ADJUSTMENT CERTIFICATE, RECORDED APRIL 29, 1996 IN BOOK 1337 AT PAGE 324, RECEPTION NO. 9622585 IN THE OFFICE OF THE CLERK AND RECORDER OF DOUGLAS COUNTY, COLORADO.


PARCEL 2

THAT CERTAIN PERPETUAL EASEMENT INTEREST AND ESTATE APPURTENANT TO PARCEL 1 AND ALL RIGHTS AND PRIVILEGES IN CONNECTION THEREWITH, RESERVED BY PARK AT HIGHLANDS LLC, A COLORADO LIMITED LIABILITY COMPANY, ITS SUCCESSORS, ASSIGNS AND DESIGNEES, UNDER AND PURSUANT TO THE TERMS OF THAT CERTAIN SPECIAL WARRANTY DEED, EXECUTED BY PARK AT HIGHLANDS LLC, GRANTOR, TO PALOMINO PARK PUBLIC IMPROVEMENTS CORPORATION, A COLORADO NON-PROFIT CORPORATION, GRANTEE, RECORDED JANUARY 3, 1996, UNDER RECEPTION NO. 9600509 IN THE OFFICE OF THE CLERK AND RECORDER OF DOUGLAS COUNTY, COLORADO, COVERING THE REAL PROPERTY MORE PARTICULARLY DESCRIBED AS FOLLOWS:

          TRACT A, HIGHLANDS RANCH FILING NO. 126-A, 1ST AMENDMENT, AS FILED ON DECEMBER 19, 1995 UNDER RECEPTION NO. 9560621 IN THE OFFICE OF THE CLERK AND RECORDER OF DOUGLAS COUNTY, COLORADO.

                                   EXHIBIT H

                  DESCRIPTION OF THE MASTER DEVELOPMENT LAND


LOT 3-A, HIGHLANDS RANCH FILING NO. 126-A, AS DESCRIBED IN THE LOT LINE ADJUSTMENT CERTIFICATE, RECORDED APRIL 29, 1996 IN BOOK 1337 AT PAGE 324, RECEPTION NO. 9622585 IN THE OFFICE OF THE CLERK AND RECORDER OF DOUGLAS COUNTY, COLORADO.

LOTS 4 AND 5, HIGHLANDS RANCH FILING 126-A, DOUGLAS COUNTY, COLORADO

                                   EXHIBIT I

                            INITIAL PROJECT BUDGET
                                   EXHIBIT J

                         PROPERTY MANAGEMENT AGREEMENT


        TO BE AGREED UPON BY PARTIES PRIOR TO CONSTRUCTION LOAN CLOSING

                                   EXHIBIT K

                             INTENTIONALLY OMITTED
                                   EXHIBIT L


                         PLEDGE AND SECURITY AGREEMENT


     THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement") is made as of the 17th day of April, 1996, by AL FELD, an individual, having an address of 4600 South Ulster Street, Suite 350, Denver, Colorado 80237 ("Pledgor"), for the benefit of WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation, having an office at 370 Seventeenth Street, Suite 3100, Denver, Colorado 80202 ("Pledgee").

                                   RECITALS

     A. Pledgor is the Manager and a Member of Red Canyon at Palomino Park LLC, a Colorado limited liability company (the "Limited Liability Company"), which Limited Liability Company is governed by its Operating Agreement dated as of April 17, 1996 (the "Operating Agreement"), by and between Pledgee and Pledgor.

     B.   Pledgee is also a Member in the Limited Liability Company.

     C. In order to secure the full payment and performance by Pledgor of all of Pledgor's obligations under the Operating Agreement, as such Operating Agreement may be now or hereafter amended, modified or restated (said obligations under the Operating Agreement are hereinafter referred to as the "Obligations"), Pledgor is entering into this Agreement for the benefit of Pledgee.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the recitals, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.    Definitions.

          a.   "Collateral" shall mean:

               (i) All of Pledgor's right, title and interest in the ownership interests of Pledgor in the Limited Liability Company, whether now owned or hereafter acquired, including, without limitation, its Interest (as defined in the Operating Agreement) in the Limited Liability Company, the right of Pledgor, if any, to any benefits to which Pledgor may be entitled pursuant to the Operating Agreement or the Colorado Limited Liability Company Act, Colo. Rev. Statutes Sections 7-80-101 to 7-80-913, as amended from time to time (the "Act"), and Pledgor's right to receive payments, fees, distributions and allocations under or in connection with the Operating Agreement (whether as Member or as Manager), as such Operating Agreement may be modified or extended from time to time with the consent of the Pledgee; and

               (ii) All proceeds, whether cash proceeds or noncash proceeds, and products of any and all of the foregoing.

          b.   "Event of Default" shall mean an event of default described in
Section 8 herein.

     2. Pledge of Collateral and Grant of Security Interest. Pledgor does hereby unconditionally and irrevocably assign, pledge, convey, transfer, deliver, set over and grant unto Pledgee, its successors and assigns, as security for Pledgor's complete and timely payment and performance of the Obligations, a continuing first lien security interest under the Uniform Commercial Code of the State of Colorado in the Collateral. Pledgor hereby further grants to Pledgee all rights in the Collateral as are available to a secured party of such collateral under the Uniform Commercial Code of the State of Colorado (being the principal place of business of Pledgor and the location of Pledgor's residence) and, concurrently herewith, shall deliver to Pledgee duly executed UCC-1 financing statements suitable for filing in the State of Colorado with respect to the Collateral.

     3.   Delivery to Pledgee.

          a. Pledgor agrees to execute and to use its best efforts to cause all other necessary parties, and any successors and assigns thereof, to execute and deliver to Pledgee such other agreements, instruments and documentation as Pledgee may reasonably request from time to time to effect the conveyance, transfer, and grant to Pledgee of Pledgor's right, title and interest in and to the Collateral as security for the Obligations.

          b. Concurrently with the execution of this Agreement, Pledgor has caused each of the Members of the Limited Liability Company, other than Pledgee, to execute the Consent to Security Interest and Agreement in the form attached hereto as Schedule A (the "Consent") evidencing the consent of the Members to the assignment of Pledgor's Limited Liability Company interests and their agreement to be bound by Section 4 of this Agreement, and Pledgor covenants to execute, if required by Pledgee, an amendment to the Operating Agreement in such form as Pledgee may reasonably require to reflect the substitution of Pledgee in place of Pledgor as Manager of the Limited Liability Company upon the occurrence of an Event of Default. Pledgor further agrees to execute and to cause the other Members of the Limited Liability Company to execute and deliver to Pledgee such other agreements, instruments and documentation as Pledgee may reasonably request from time to time to effectuate the conveyance, transfer, assignment and grant to Pledgee of all of Pledgor's right, title and interest in and to the Collateral and to evidence the substitution of the Pledgee in place of Pledgor as Manager in the Limited Liability Company.

     4.   Proceeds and Products of the Collateral.

          a. Notwithstanding any of the foregoing, unless and until there occurs an Event of Default, Pledgee agrees to forbear from exercising its right to receive all benefits pertaining to the Collateral (except as otherwise permitted under the Operating Agreement), and Pledgor shall be permitted to exercise all rights and to receive all benefits of the Collateral, including, without limitation, the right to exercise all voting, approval, consent and similar rights of Pledgor pertaining to the Collateral, payments due under, proceeds, whether cash proceeds or noncash proceeds, and products of the Collateral and to retain and enjoy the same.

          b. Pledgor acknowledges and agrees with Pledgee, that unless Pledgee otherwise consents, in Pledgee's sole discretion, Pledgor shall not exercise any voting, approval, consent or other rights with respect to the Collateral at any time after (i) the occurrence of an Event of Default and (ii) receipt of notice from Pledgee instructing Pledgor not to exercise any such voting, approval, consent or other rights with respect to the Collateral, provided, however, that Pledgor shall exercise any such right it may have under the agreements comprising the Collateral with respect to the business affairs of the Limited Liability Company as is reasonably necessary to protect and preserve the Collateral.

          c. Upon or at any time after the occurrence of an Event of Default, Pledgee, at its option, to be exercised in its sole discretion by written notice to Pledgor, may exercise all rights and remedies granted under this Agreement, including, without limitation, the right to require the obligors under the Collateral to make all payments due under and to pay all proceeds, whether cash proceeds or noncash proceeds, and products of the Collateral to Pledgee. Upon the giving of any such notice, the security constituted by this Agreement shall become immediately enforceable by Pledgee, without any presentment, further demand, protest or other notice of any kind, all of which are hereby expressly and irrevocably waived by Pledgor. Pledgor hereby authorizes and directs each respective obligor under the agreements constituting the Collateral, that upon receipt of written notice from Pledgee of an Event of Default by Pledgor hereunder, to assign, set over, transfer, distribute, pay and deliver any and all Collateral or said payments, proceeds or products of the Collateral to Pledgee, at such address as Pledgee may direct, at such time and in such manner as the Collateral and such payments, proceeds and products of the Collateral would otherwise be distributed, transferred, paid or delivered to Pledgor. The respective obligors under the agreements constituting the Collateral shall be entitled to conclusively rely on such notice and make all such assignments and transfers of the Collateral and all such payments with respect to the Collateral and pay all such proceeds and products of the Collateral to Pledgee and shall have no liability to Pledgor for any loss or damage Pledgor may incur by reason of said reliance.

     5. No Assumption. Notwithstanding any of the foregoing, whether or not an Event of Default shall have occurred, and whether or not Pledgee elects to foreclose on its security interest in the Collateral as set forth herein, neither the execution of this Agreement, receipt by Pledgee of any of Pledgor's right, title and interest in and to the Collateral and the payments, proceeds and products of the Collateral, now or hereafter due to Pledgor from any obligor of the Collateral, nor Pledgee's foreclosure of its security interest in the Collateral, shall in any way be deemed to obligate Pledgee to assume any of Pledgor's obligations, duties or liabilities under the Collateral or any agreements constituting the Collateral, as presently existing or as hereafter amended, or under any and all other agreements now existing or hereafter drafted or executed (collectively, the "Pledgor's Liabilities"), unless Pledgee otherwise agrees to assume any or all of Pledgor's Liabilities in writing. In the event of foreclosure by Pledgee of its security interest in the Collateral, Pledgor shall remain bound and obligated to perform the Pledgor's Liabilities to the extent required under the Operating Agreement, and Pledgee shall not be deemed to have assumed any of the Pledgor's Liabilities, except as provided in the preceding sentence. In the event the entity or person acquiring the Collateral at a foreclosure sale elects to assume the Pledgor's Liabilities, such assignee shall agree to be bound by the terms and provisions of the applicable agreement.

     6. Indemnification. Pledgor hereby agrees to indemnify, defend and hold Pledgee, its successors and assigns harmless from and against any and all damages, losses, claims, costs or expenses (including without limitation, reasonable attorneys' fees) and any other liabilities whatsoever that Pledgee or its successors or assigns may incur by reason of Pledgor's failure to comply with the terms and conditions of this Agreement or by reason of any unpermitted assignment of Pledgor's right, title and interest in and to any or all of the Collateral.

     7. Representations, Warranties and Covenants. In addition to the representations made by Pledgor in the Operating Agreement, Pledgor makes the following representations and warranties, and Pledgor covenants and agrees to provide written notices to Pledgee within ten (10) days after Pledgor becomes aware that any of the following is no longer true and correct and to perform diligently all acts reasonably necessary to maintain or restore the truth and correctness, in all material respects, of the following:

          a. Pledgor acknowledges that the Operating Agreement and any other agreements constituting the Collateral, currently are in full force and effect and have not been amended or modified, except by Pledgor and Pledgee in writing.

          b. Pledgor has the full right and title to its interest in the Collateral and has the full power, legal right and authority to pledge, convey, transfer and assign such interest. None of the Collateral is subject to any existing assignment, claim, lien, pledge, transfer or other security interest of any character, or to any attachment, levy, garnishment or other judicial process or to any claim for set-off, counterclaim, deduction or discount. Pledgor shall not, without the prior written consent of Pledgee, which consent may be granted or denied in Pledgee's sole discretion, further convey, transfer, set over or pledge to any party any of its interests in the Collateral. Pledgor agrees to (i) warrant and defend its title to the Collateral and the security interest created by this Agreement against all claims of all persons, and (ii) maintain and preserve the Collateral and such security interests.

          c. The pledge of the Collateral pursuant to this Agreement creates a valid first priority security interest in the Collateral, securing the performance of the Obligations, which security interest shall be perfected upon the filing of the UCC-1 Financing Statements referred to in Paragraph 2 of this Agreement.

          d. Pledgor's Social Security Number is: ###-##-####, and Pledgor's principal residence is located at One Dexter Street, Denver, Colorado 80220.

          e. Pledgor agrees that it shall not, without at least thirty (30) days' prior written notification to Pledgee, move or otherwise change its place of residence.

          f. To the best knowledge of Pledgor, neither the execution and delivery of this Agreement by Pledgor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof
     (i) violate the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which Pledgor is a party, or (ii) conflict with any law, order, rule or regulation applicable to Pledgor or any court or any government, regulatory body or administrative agency or other governmental body having jurisdiction over Pledgor or its properties, or (iii) result in or require the creation or imposition of any lien (other than the first priority lien of Pledgee in the Collateral contemplated hereby).

          g. No consent or approval which has not been obtained prior to the date hereof of any other person or entity and no authorization, approval or other action by, and no notice to or filing with any governmental body, regulatory authority or securities exchange, was or is necessary as a condition to the validity of the pledge hereunder of the Collateral and such pledge is effective to vest in the Pledgee the rights of Pledgee in the Collateral as set forth herein.

          h. Pledgor shall comply in all material respects with all requirements of law applicable to the Collateral or any part thereof.

          i. Pledgor shall pay and discharge all taxes, assessments and governmental charges or levies against any Collateral prior to delinquency thereof and shall keep all Collateral free of all unpaid charges whatsoever.

     8. Event of Default. Each of the following shall constitute an Event of Default hereunder:

          a. A breach of any representation, warranty, covenant or obligation of Pledgor shall have occurred under the Operating Agreement and such breach shall not have been cured within any applicable grace period provided therein; or

          b. Any warranty, representation or statement of the Pledgor in this Agreement proves to have been false in any material respect when made or furnished; or

          c. There occurs the issuance of a writ, order of attachment or garnishment with respect to any of the Collateral and such writ, order of attachment or garnishment is not dismissed and removed within thirty (30) days thereafter; or

          d. A material breach or violation of any covenant or agreement contained herein shall have occurred, which is not cured within thirty
     (30) days after notice has been given to Pledgor by Pledgee.

     Any Event of Default under this Agreement shall be an event of default by Pledgor under the Operating Agreement.

     9.   Remedies.

          a. Upon the occurrence of an Event of Default, Pledgee may by giving notice of such Event of Default, at its option, do any one or more of the following:

          (i) Take control of the Collateral and thereafter exercise all rights and powers of Pledgor with respect to the Collateral; and

          (ii) Without notice to or demand upon Pledgor, make such payments and do such acts as Pledgee may deem necessary to protect its security interest in the Collateral, including, without limitation, paying, purchasing, contesting or compromising any encumbrance, charge or lien which is prior to or superior to the security interest granted hereunder, and in exercising any such powers or authority to pay all expenses incurred in connection therewith; and

          (iii) Require Pledgor to take all actions necessary to deliver such Collateral to Pledgee, or an agent or representative designated by Pledgee; and

          (iv) Foreclose upon this Agreement as herein provided or in any commercially reasonable manner permitted by law, and exercise any and all of the rights and remedies conferred upon Pledgee by the Operating Agreement, or in any other document executed by Pledgor in connection with the Obligations secured hereby; and sell or cause to be sold the Collateral, without affecting in any way the rights or remedies to which Pledgee may be entitled under the other such instruments; and

          (v) Sell or otherwise dispose of the Collateral at public sale, without having the Collateral at the place of sale, and upon terms and in such manner as is commercially reasonable; Pledgee may be a purchaser at any sale; and

          (vi) Exercise any remedies of a secured party under the Uniform Commercial Code of the State of Colorado or any other applicable law; and

          (vii) Exercise any remedies available to Pledgee under the Operating Agreement, including, but not limited to, the removal of the Pledgor as the Manager and a Member of the Limited Liability Company and exercise of any rights of offset in favor of Pledgee as the Manager and a Member of the Limited Liability Company; and

          (viii) Notwithstanding anything to the contrary contained in this Agreement, at any time after an Event of Default Pledgee may, by delivering written notice to the Limited Liability Company and to Pledgor, succeed, or designate its nominee or designee to succeed, to all right, title and interest of Pledgor (including, without limitation, the right, if any, to vote on or take any action with respect to the matters of the Limited Liability Company) as the Manager and/or a Member of the Limited Liability Company in respect of the Collateral. Pledgor hereby irrevocably authorizes and directs the Limited Liability Company on receipt of any such notice (a) to deem and treat Pledgee or such nominee or designee in all respects as the Manager and/or a Member (and not merely an assignee of the Manager and/or a Member) of such Limited Liability Company, entitled to exercise all the rights, powers and privileges (including the right to vote on or take any action with respect to Limited Liability Company matters pursuant to the Operating Agreement, to receive all distributions, to be credited with the capital account and to have all other rights, powers and privileges appertaining to the Collateral to which Pledgor would have been entitled had the Collateral not been transferred to Pledgee or such nominee or designee), and (b) to file amended Articles of Organization for such Limited Liability Company, if required, admitting Pledgee or such nominee or designee as the Manager and/or a Member of the Limited Liability Company in place of Pledgor; and

          (ix) The rights granted to Pledgee under this Agreement are of a special, unique, unusual and extraordinary character. The loss of any of such rights cannot be reasonably or adequately compensated by way of damages in any action at law, and any material breach by Pledgor of any of Pledgor's covenants, agreements, obligations representations or warranties under this Agreement will cause Pledgee irreparable injury and damage. In the event of any such breach, Pledgee shall be entitled, as a matter of right, to injunctive relief or other equitable relief in any court of competent jurisdiction to prevent the violation or contravention of any of the provisions of this Agreement or to compel compliance with the terms of this Agreement by Pledgor. Pledgee is absolutely and irrevocably authorized and empowered by Pledgor to demand specific performance of each of the covenants, agreements, representations and warranties of Pledgor in this Agreement. Pledgor hereby irrevocably waives any defense based on the adequacy of any remedy at law which might otherwise be asserted by Pledgor as a bar to the remedy of specific performance in any action brought by Pledgee against Pledgor to enforce any of the covenants or agreements of Pledgor in this Agreement.

          b. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Pledgee shall give Pledgor at least ten (10) days' prior written notice of the time and place of any public sale of the Collateral subject to this Agreement or other intended disposition thereof to be made. Such notice shall be conclusively deemed to have been delivered to Pledgor at the address set forth in subsection 7(d) of this Agreement, unless Pledgor shall notify Pledgee in writing of any change of its place of residence and provide Pledgee with the address of its new place of residence.

          c. The proceeds of any sale under Subsections 9(a)(iv) and (v) above shall be applied as follows:

          (i) To the repayment of all reasonable costs and expenses of retaking, holding and preparing for the sale and the selling of the Collateral (including actual reasonable legal expenses and attorneys' fees) and the discharge of all assessments, encumbrances, charges or liens, if any, on the Collateral prior to the lien hereof (except any taxes, assessments, encumbrances, charges or liens subject to which such sale shall have been made);

          (ii) To the payment of the whole amount, if any, of the Obligations, as and when the same become due; and

          (iii) The aggregate surplus, if any, shall be paid to Pledgor in a lump sum, without recourse to Pledgee, or as a court of competent jurisdiction may direct.

          d. Pledgee shall have the right to enforce one or more remedies under this Agreement and under the Operating Agreement, successively or concurrently, and such action shall not operate to estop or prevent Pledgee from pursuing any further remedy which it may have, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Pledgor until full payment of any deficiency has been made in cash.

          e. PLEDGOR ACKNOWLEDGES THAT PLEDGEE MAY BE UNABLE TO EFFECT A PUBLIC SALE OF ALL OR ANY PART OF THE COLLATERAL AND MAY BE COMPELLED TO RESORT TO ONE OR MORE PRIVATE SALES TO A RESTRICTED GROUP OF PURCHASERS WHO WILL BE OBLIGATED TO AGREE, AMONG OTHER THINGS, TO ACQUIRE THE COLLATERAL FOR ITS OWN ACCOUNT, FOR INVESTMENT AND NOT WITH A VIEW TO THE DISTRIBUTION OR RESALE THEREOF. PLEDGOR FURTHER ACKNOWLEDGES THAT ANY SUCH PRIVATE SALES MAY BE AT PRICES AND ON TERMS LESS FAVORABLE THAN THOSE OF PUBLIC SALES, AND AGREES THAT PROVIDED SUCH PRIVATE SALES ARE MADE IN A COMMERCIALLY REASONABLE MANNER, PLEDGEE SHALL HAVE NO OBLIGATION TO DELAY SALE OF ANY COLLATERAL TO PERMIT THE ISSUER THEREOF TO REGISTER IT FOR PUBLIC SALE UNDER THE SECURITIES ACT OF 1933. PLEDGOR AGREES THAT PLEDGEE SHALL BE PERMITTED TO TAKE SUCH ACTIONS AS PLEDGEE DEEMS REASONABLY NECESSARY IN DISPOSING OF THE COLLATERAL TO AVOID CONDUCTING A PUBLIC DISTRIBUTION OF SECURITIES IN VIOLATION OF THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AS NOW ENACTED OR AS THE SAME MAY IN THE FUTURE BE AMENDED, PROVIDED THAT ANY SUCH ACTIONS SHALL BE COMMERCIALLY REASONABLE. IN ADDITION, PLEDGOR AGREES TO EXECUTE, FROM TIME TO TIME, ANY AMENDMENT TO THIS AGREEMENT OR OTHER DOCUMENT AS PLEDGEE MAY REASONABLY REQUIRE TO EVIDENCE THE ACKNOWLEDGEMENTS AND CONSENTS OF PLEDGOR SET FORTH IN THIS SECTION.

     10. Attorneys Fees. Pledgor agrees to pay to Pledgee, without demand, reasonable attorneys' fees and all reasonable costs and other reasonable expenses which Pledgee expends or incurs in collecting any amounts payable by Pledgor with respect to an Event of Default, hereunder or in enforcing this Agreement against Pledgor whether or not suit is filed.

     11. Further Documentation. Pledgor hereby agrees to execute, from time to time, one or more financing statements and such other instruments as may be required to perfect the security interest created hereby, including any continuation or amendments of such financing statements, and pay the cost of filing or recording the same in the public records specified by Pledgee.

     12. Waiver and Estoppel. Pledgor represents and acknowledges that it knowingly waives each and every one of the following rights, and agrees that it will be estopped from asserting any argument to the contrary: (a) any promptness in making any claim or demand hereunder; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of Pledgor; (c) any defense based upon an election of remedies by Pledgee which destroys or otherwise impairs any or all of the Collateral; (d) the right of Pledgor to proceed against Pledgee or any other person, for reimbursement; and
(e) all duty or obligation of the Pledgee to perfect, protect, retain or enforce any security for the payment of amounts payable by Pledgor hereunder.

TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY TO THIS AGREEMENT SEVERALLY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM BROUGHT BY ANY PARTY TO THIS AGREEMENT ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT.

     No delay or failure on the part of Pledgee in the exercise of any right or remedy against Pledgor or any other party against whom Pledgee may have any rights, shall operate as a waiver of any agreement or obligation contained herein, and no single or partial exercise by Pledgee of any rights or remedies hereunder shall preclude other or further exercise thereof or other exercise of any other right or remedy whether contained in this Agreement or in any of the other documents regarding the Obligations, including without limitation the Operating Agreement. No waiver of the rights of Pledgee hereunder or in connection herewith and no release of Pledgor shall be effective unless executed in writing by Pledgee. No actions of Pledgee permitted under this Agreement shall in any way impair or affect the enforceability of any agreement or obligation contained herein.

     13. Independent Obligations. The obligations of Pledgor are independent of the obligations of any other party which may be initially or otherwise responsible for performance or payment of the Obligations, and a separate action or actions for payment, damages or performance may be brought and prosecuted by Pledgee against Pledgor, individually, for the full amount of the Obligations then due and payable, whether or not an action is brought against any other party, whether or not Pledgee is involved in any proceedings and whether or not Pledgee or Pledgor or any other person is joined in any action or proceedings.

     14. No Offset Rights of Pledgor. No lawful act of commission or omission of any kind or at any time upon the part of Pledgee shall in any way affect or impair the rights of Pledgee to enforce any right, power or benefit under this Agreement, and no set-off, recoupment, reduction or diminution of any obligation which Pledgor has or may have against Pledgee or against any other party shall be available against Pledgee in any suit or action brought by Pledgee to enforce any right, power or benefit under this Agreement.

     15. Power of Attorney. Pledgor hereby appoints Pledgee as his attorney-in-fact to execute and file, effective upon the occurrence of an Event of Default, on his behalf any financing statements, continuation statements or other documentation required to perfect or continue the security interest created hereby. This power, being coupled with an interest, shall be irrevocable until all amounts secured hereby have been paid, satisfied and discharged in full. Pledgor acknowledges and agrees that the exercise by Pledgee of its rights under this Section 15 will not be deemed a satisfaction of the amounts owed Pledgee unless Pledgee so elects in writing.

     16. GOVERNING LAW. THE PARTIES HERETO AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. SUCH PARTIES FURTHER AGREE THAT IN THE EVENT OF DEFAULT, THIS AGREEMENT MAY BE ENFORCED IN THE DISTRICT COURT IN AND FOR THE CITY AND COUNTY OF DENVER, STATE OF COLORADO AND THEY DO HEREBY SUBMIT TO THE JURISDICTION OF SUCH COURT REGARDLESS OF THEIR RESIDENCE OR WHERE THIS AGREEMENT MAY BE EXECUTED.

     17. Successors and Assigns. All agreements, covenants, conditions and provisions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, personal representatives, successors and assigns of the parties hereto.

     18. Notices. Whenever any party hereto shall desire to, or be required to, give or serve any notice, demand, request or other communication with respect to this Agreement, each such notice, demand, request or communication shall be in writing and shall be effective only if the same is delivered by personal service (including, without limitation, courier or express service) or mailed certified or registered mail, postage prepaid, return receipt requested, or sent by telegram to the parties at the addresses shown throughout this Agreement or such other addresses which the parties may provide to one another in accordance herewith. If notice is sent to Pledgee, a copy of such notice shall also be given to Wayne H. Hykan, Esq., Brownstein Hyatt Farber & Strickland, P.C., 410 17th Street, Suite 2222, Denver, Colorado 80202. If notice is sent to Pledgor, a copy of such notice shall also be given to Alan B. Lottner, Esq., Haligman & Lottner, First Interstate Tower North, 633 Seventeenth Street, Suite 2700, Denver, Colorado 80202-3635. Notices delivered personally will be effective upon delivery to an authorized representative of the party at the designated address; notices sent by mail in accordance with the above paragraph will be effective upon execution of the Return Receipt Requested.

     19. Consent of Pledgor. Pledgor consents to the exercise by Pledgee of any rights of Pledgor in accordance with the provisions of this Agreement.

     20. Severability. Every provision of this Agreement is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

     21. Amendment. This Agreement may be modified or rescinded only by a writing expressly relating to this Agreement and signed by all of the parties.

     22. Termination. This Agreement shall terminate, and shall be of no further force or effect, upon the earlier to occur of the following: (i) full payment and performance of the Obligations of the Pledgor, (ii) acquisition by Pledgor or an affiliate of Pledgor of 100% ownership interest in the Limited Liability Company, or (iii) upon the mutual consent of Pledgor and Pledgee.

     23. Certain Matters With Respect to Pledgee. This Agreement and all documents, agreements, understandings and arrangements relating to this transaction have been executed by the undersigned on behalf of Pledgee in his/her capacity as an officer or director of Pledgee, and not individually, and neither the directors, officers or shareholders of Pledgee shall be bound by or have any personal liability hereunder or thereunder. The parties to this Agreement shall look solely to the assets of Pledgee for satisfaction of any liability of Pledgee in respect of this Agreement and all documents, agreements, understandings and arrangements relating to this transaction and will not seek recourse or commence any action against any of the directors, officers or shareholders of Pledgee or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to all and any future documents, agreements, understandings, arrangements and transactions between the parties hereto with respect to the Collateral or this Agreement.

                           [SIGNATURE PAGE FOLLOWS]
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                    PLEDGOR:
                                   ---------------------------------------
                                   Al Feld


                    PLEDGEE: WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation


                              By:
                                   ---------------------------------------
                                   Name:----------------------------------
                                   Title:---------------------------------

STATE OF ____________    )
                         ) ss.
COUNTY OF ___________    )

     The foregoing instrument was acknowledged before me this __ day of __________________, 1997, by Al Feld.

     WITNESS my hand and official seal.

     My commission expires:  ______________________________________.
     Address:


                                   ________________________________
     (SEAL)                        Notary Public

STATE OF ____________    )
                         ) ss.
COUNTY OF ___________    )

     The foregoing instrument was acknowledged before me this _____ day of __________, 1997, by _________________________ as _______________ of Wellsford
Park Highlands Corp., a Colorado corporation.

     WITNESS my hand and official seal.

     My commission expires:  ______________________________________.
     Address:


                                   ________________________________
(SEAL)                             Notary Public

                                  SCHEDULE A

                  CONSENT TO SECURITY INTEREST AND AGREEMENT
                                OF THE MEMBERS
                      OF RED CANYON AT PALOMINO PARK LLC,
                     a Colorado Limited Liability Company

     The undersigned, being all the members of RED CANYON AT PALOMINO PARK LLC, a Colorado limited liability company (the "Limited Liability Company") hereby represent and certify to Wellsford Park Highlands Corp., a Colorado corporation (the "Secured Party") as follows:

     1. The Limited Liability Company has received notice from the Secured Party that the Secured Party has a security interest in the following collateral ("Collateral") registered to Al Feld (the "Debtor"):

               (i) All of the right, title and interest of the Debtor in the Limited Liability Company, whether now owned or hereafter acquired, including, without limitation, the Debtor's Interest (as defined in the Operating Agreement) in the Limited Liability Company and its right to receive payments, fees, distributions and allocations under or in connection with the Operating Agreement (whether as Member or as Manager), as such Operating Agreement may be modified or extended from time to time with the consent of the Secured Party; and

               (ii) All proceeds, whether cash proceeds or noncash proceeds, and products of any and all of the foregoing.

     2. Other than the notice from the Secured Party referred to above, the Limited Liability Company has not received any notice from any entity or person claiming an adverse claim against, lien on or security interest in the Collateral.

     3. The security interest of the Secured Party referred to above was duly registered in the books and records of the Limited Liability Company effective April 17, 1996.

     4. Interests in the Limited Liability Company, whether as Member or as Manager, are not represented in any certificate, instrument or document, and such interest may be assigned, transferred or pledged without the party receiving such assignment, transfer or pledge taking physical possession of any certificate, instrument or document.

     The Members hereby consent to the execution and delivery of the Pledge and Security Agreement by the Debtor and agree hereby to be bound by Section 4 thereof to assign, set over, transfer, distribute, pay and deliver the Collateral and any and all payments, proceeds or products due to Debtor under the Collateral to the Secured Party.

     The Members hereby consent to the admission of the Secured Party (or its nominee, designee or any person acquiring its interest under the Pledge and Security Agreement), as a Manager of the Limited Liability Company upon receipt of notice by the Secured Party of an Event of Default by the Debtor thereunder, and (ii) that the Secured Party or such nominees, designees or persons acquiring the Secured Party's interest thereunder shall not be deemed to have assumed any of Debtor's liability by virtue of such admission as the Manager of the Limited Liability Company.

     This Agreement and all documents, agreements, understandings and arrangements relating to this transaction have been executed by the undersigned on behalf of the Secured Party in his/her capacity as an officer or trustee of the Secured Party, and not individually, and neither the directors, officers or shareholders of the Secured Party shall be bound by or have any personal liability hereunder or thereunder. The parties to this Agreement shall look solely to the assets of the Secured Party for satisfaction of any liability of the Secured Party in respect of this Agreement and all documents, agreements, understandings and arrangements relating to this transaction and will not seek recourse or commence any action against any of the directors, officers or shareholders of the Secured Party or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to all and any future documents, agreements, understandings, arrangements and transactions between the parties hereto with respect to the Collateral or this Agreement.

     EXECUTED as of the date set forth above.

          MEMBERS: WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation


                              By:__________________________________
                                   Name:___________________________
                                   Title:__________________________


                              _____________________________________
                              AL FELD, an individual


AGREED TO AND CONCURRED:

SOLE MANAGER

_______________________________
AL FELD

                                   EXHIBIT M

                         PLEDGE AND SECURITY AGREEMENT


          THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement") is made as of the 17th day of April, 1996, by WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation, having an office at 370 Seventeenth Street, Suite 3100, Denver, Colorado 80202 ("Pledgor"), for the benefit of AL FELD, an individual, having an address of 4600 South Ulster Street, Suite 350, Denver, Colorado 80237 ("Pledgee").


                                   RECITALS

     A. Pledgor is a Member of Red Canyon at Palomino Park LLC, a Colorado limited liability company (the "Limited Liability Company"), which Limited Liability Company is governed by its Operating Agreement dated as of April 17, 1996 (the "Operating Agreement"), by and between Pledgor and Pledgee.

     B. Pledgee also is a Member, as well as the Manager, in the Limited Liability Company.

     C. In order to secure the full payment and performance by Pledgor of all of Pledgor's obligations under the Operating Agreement, as such Operating Agreement may be now or hereafter amended, modified or restated (said obligations under the Operating Agreement are hereinafter referred to as the "Obligations"), Pledgor is entering into this Agreement for the benefit of Pledgee.


                                   AGREEMENT

          NOW, THEREFORE, in consideration of the recitals, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


     1.   Definitions.

          a.   "Collateral" shall mean:

               (i) All of Pledgor's right, title and interest in the ownership interests of Pledgor in the Limited Liability Company, whether now owned or hereafter acquired, including, without limitation, its Interest (as defined in the Operating Agreement) in the Limited Liability Company, the right of Pledgor, if any, to any benefits to which Pledgor may be entitled pursuant to the Operating Agreement or the Colorado Limited Liability Company Act, Colo. Rev. Stat. Sections 7-80-101 to 7-80-913, as amended from time to time (the "Act"), and Pledgor's right to receive payments, fees, distributions and allocations under or in connection with the Operating Agreement (whether as Member or as Manager), as such Operating Agreement may be modified or extended from time to time with the consent of the Pledgee; and

              (ii) All proceeds, whether cash proceeds or noncash proceeds, and products of any and all of the foregoing.

          b.   "Event of Default" shall mean an event of default described in
Section 8 herein.


     2. Pledge of Collateral and Grant of Security Interest. Pledgor does hereby unconditionally and irrevocably assign, pledge, convey, transfer, deliver, set over and grant unto Pledgee, its successors and assigns, as security for Pledgor's complete and timely payment and performance of the Obligations, a continuing first lien security interest under the Uniform Commercial Code of the State of Colorado in the Collateral. Pledgor hereby further grants to Pledgee all rights in the Collateral as are available to a secured party of such Collateral under the Uniform Commercial Code of the State of Colorado (being the principal place of business of Pledgor) and, concurrently herewith, shall deliver to Pledgee duly executed UCC-1 financing statements suitable for filing in the State of Colorado with respect to the Collateral.


     3.   Delivery to Pledgee.

          a. Pledgor agrees to execute and to use its best efforts to cause all other necessary parties, and any successors and assigns thereof, to execute and deliver to Pledgee such other agreements, instruments and documentation as Pledgee may reasonably request from time to time to effect the conveyance, transfer, and grant to Pledgee of Pledgor's right, title and interest in and to the Collateral as security for the Obligations.

          b. Concurrently with the execution of this Agreement, Pledgor has caused each of the Members of the Limited Liability Company, other than Pledgee, to execute the Consent to Security Interest and Agreement in the form attached hereto as Schedule A (the "Consent") evidencing the consent of the Members to the assignment of Pledgor's Limited Liability Company interests and their agreement to be bound by Section 4 of this Agreement. Pledgor further agrees to execute and to cause the other Members of the Limited Liability Company to execute and deliver to Pledgee such other agreements, instruments and documentation as Pledgee may reasonably request from time to time to effectuate the conveyance, transfer, assignment and grant to Pledgee of all of Pledgor's right, title and interest in and to the Collateral.


     4.   Proceeds and Products of the Collateral.

          a. Notwithstanding any of the foregoing, unless and until there occurs an Event of Default, Pledgee agrees to forbear from exercising his right to receive all benefits pertaining to the Collateral (except as otherwise permitted under the Operating Agreement), and Pledgor shall be permitted to exercise all rights and to receive all benefits of the Collateral, including, without limitation, the right to exercise all voting, approval, consent and similar rights of Pledgor pertaining to the Collateral, payments due under, proceeds, whether cash proceeds or noncash proceeds, and products of the Collateral and to retain and enjoy the same.

          b. Pledgor acknowledges and agrees with Pledgee, that unless Pledgee otherwise consents, in Pledgee's sole discretion, Pledgor shall not exercise any voting, approval, consent or other rights with respect to the Collateral at any time after (i) the occurrence of an Event of Default and (ii) receipt of notice from Pledgee instructing Pledgor not to exercise any such voting, approval, consent or other rights with respect to the Collateral, provided, however, that Pledgor shall exercise any such right it may have under the agreements comprising the Collateral with respect to the business affairs of the Limited Liability Company as is reasonably necessary to protect and preserve the Collateral.

          c. Upon or at any time after the occurrence of an Event of Default, Pledgee, at his option to be exercised in his sole discretion by written notice to Pledgor, may exercise all rights and remedies granted under this Agreement, including, without limitation, the right to require the obligors under the Collateral to make all payments due under and to pay all proceeds, whether cash proceeds or noncash proceeds, and products of the Collateral to Pledgee. Upon the giving of any such notice, the security constituted by this Agreement shall become immediately enforceable by Pledgee, without any presentment, further demand, protest or other notice of any kind, all of which are hereby expressly and irrevocably waived by Pledgor. Pledgor hereby authorizes and directs each respective obligor under the agreements constituting the Collateral, that upon receipt of written notice from Pledgee of an Event of Default by Pledgor hereunder, to assign, set over, transfer, distribute, pay and deliver any and all Collateral or said payments, proceeds or products of the Collateral to Pledgee, at such address as Pledgee may direct, at such time and in such manner as the Collateral and such payments, proceeds and products of the Collateral would otherwise be distributed, transferred, paid or delivered to Pledgor. The respective obligors under the agreements constituting the Collateral shall be entitled to conclusively rely on such notice and make all such assignments and transfers of the Collateral and all such payments with respect to the Collateral and pay all such proceeds and products of the Collateral to Pledgee and shall have no liability to Pledgor for any loss or damage Pledgor may incur by reason of said reliance.


     5. No Assumption. Notwithstanding any of the foregoing, whether or not an Event of Default shall have occurred, and whether or not Pledgee elects to foreclose on his security interest in the Collateral as set forth herein, neither the execution of this Agreement, receipt by Pledgee of any of Pledgor's right, title and interest in and to the Collateral and the payments, proceeds and products of the Collateral, now or hereafter due to Pledgor from any obligor of the Collateral, nor Pledgee's foreclosure of his security interest in the Collateral, shall in any way be deemed to obligate Pledgee to assume any of Pledgor's obligations, duties or liabilities under the Collateral or any agreements constituting the Collateral, as presently existing or as hereafter amended, or under any and all other agreements now existing or hereafter drafted or executed (collectively, the "Pledgor's Liabilities"), unless Pledgee otherwise agrees to assume any or all of the Pledgor's Liabilities in writing. In the event of foreclosure by Pledgee of his security interest in the Collateral, Pledgor shall remain bound and obligated to perform the Pledgor's Liabilities to the extent required under the Operating Agreement and Pledgee shall not be deemed to have assumed any of the Pledgor's Liabilities, except as provided in the preceding sentence. In the event the entity or person acquiring the Collateral at a foreclosure sale elects to assume the Pledgor's Liabilities, such assignee shall agree to be bound by the terms and provisions of the applicable agreement.


     6. Indemnification. Pledgor hereby agrees to indemnify, defend and hold Pledgee, his successors and assigns harmless from and against any and all damages, losses, claims, costs or expenses (including without limitation, reasonable attorneys' fees) and any other liabilities whatsoever that Pledgee or his successors or assigns may incur by reason of Pledgor's failure to comply with the terms and conditions of this Agreement or by reason of any unpermitted assignment of Pledgor's right, title and interest in and to any or all of the Collateral.


     7. Representations, Warranties and Covenants. In addition to the representations made by Pledgor in the Operating Agreement, if any, Pledgor makes the following representations and warranties, which shall be deemed to be continuing representations and warranties, and Pledgor covenants and agrees to provide written notice to Pledgee within ten (10) days after Pledgor becomes aware that any of the following is no longer true and correct and to perform diligently all acts reasonably necessary to maintain or restore the truth and correctness, in all material respects, of the following:

          a. Pledgor acknowledges that the Operating Agreement and any other agreements constituting the Collateral, currently are in full force and effect and have not been amended or modified, except by Pledgor and Pledgee in writing.

          b. Pledgor has the full right and title to its interest in the Collateral and has the full power, legal right and authority to pledge, convey, transfer and assign such interest. None of the Collateral is subject to any existing assignment, claim, lien, pledge, transfer or other security interest of any character, or to any attachment, levy, garnishment or other judicial process or to any claim for set-off, counterclaim, deduction or discount. Pledgor shall not, without the prior written consent of Pledgee, which consent may be granted or denied in Pledgee's sole discretion, further convey, transfer, set over or pledge to any party any of its interests in the Collateral. Pledgor agrees to (i) warrant and defend its title to the Collateral and the security interest created by this Agreement against all claims of all persons, and (ii) maintain and preserve the Collateral and such security interests.

          c. The pledge of the Collateral pursuant to this Agreement creates a valid first priority security interest in the Collateral, securing the performance of the Obligations, which security interest shall be perfected upon the filing of the UCC-1 Financing Statements referred to in Paragraph 2 of this Agreement.

          d. Pledgor's Employer Identification number is: 84-1305872. Pledgor's principal place of business is located at: 370 Seventeenth Street, Suite 3100, Denver, Colorado 80202.

          e. Pledgor agrees that it shall not, without at least thirty (30) days' prior written notification to Pledgee, move or otherwise change its principal place of business.

          f. To the best knowledge of Pledgor, neither the execution and delivery of this Agreement by Pledgor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violate the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which Pledgor is a party, or (ii) conflict with any law, order, rule or regulation applicable to Pledgor or any court or any government, regulatory body or administrative agency or other governmental body having jurisdiction over Pledgor or its properties, or (iii) result in or require the creation or imposition of any lien (other than the first priority lien of Pledgee in the Collateral contemplated hereby).

          g. No consent or approval which has not been obtained prior to the date hereof of any other person or entity and no authorization, approval or other action by, and no notice to or filing with any governmental body, regulatory authority or securities exchange, was or is necessary as a condition to the validity of the pledge hereunder of the Collateral and such pledge is effective to vest in the Pledgee the rights of the Pledgee in the Collateral as set forth herein.

          h. Pledgor shall comply in all material respects with all requirements of law applicable to the Collateral or any part thereof.

         i. Pledgor shall pay and discharge all taxes, assessments and governmental charges or levies against any Collateral prior to delinquency thereof and shall keep all Collateral free of all unpaid charges whatsoever.


     8. Event of Default. Each of the following shall constitute an Event of Default hereunder:

          a. A failure of Pledgor to make a Capital Contribution pursuant to the Operating Agreement within thirty (30) days of receipt by Pledgor of written demand from Pledgee, provided that the fact that such amount is due and payable is not in dispute, or that any dispute has been finally determined by a court having jurisdiction or through another means that is mutually acceptable to Pledgor and Pledgee; or

          b. Any warranty, representation or statement of Pledgor in this Agreement proves to have been false in any material respect when made or furnished; or

          c. There occurs the issuance of a writ, order of attachment or garnishment with respect to any of the Collateral and such writ, order of attachment or garnishment is not dismissed and removed within thirty (30) days thereafter.

          d. A material breach or violation of any covenant or agreement contained herein shall have occurred, which is not cured within thirty (30) days after notice has been given to Pledgor by Pledgee.

     Any Event of Default under this Agreement shall be an event of default by Pledgor under the Operating Agreement.


     9.   Remedies.

          a. Upon the occurrence of an Event of Default, Pledgee may, by giving notice of such Event of Default, at his option, do any one or more of the following:

               (i) Take control of the Collateral, collect, and thereafter exercise all rights and powers of Pledgor with respect to the Collateral; and

               (ii) Without notice to or demand upon Pledgor, make such payments and do such acts as Pledgee may deem necessary to protect his security interest in the Collateral, including, without limitation, paying, purchasing, contesting or compromising any encumbrance, charge or lien which is prior to or superior to the security interest granted hereunder, and in exercising any such powers or authority to pay all expenses incurred in connection therewith; and

               (iii) Require Pledgor to take all actions necessary to deliver such Collateral to Pledgee, or an agent or representative designated by Pledgee; and

               (iv) Foreclose upon this Agreement as herein provided or in any commercially reasonable manner permitted by law, and exercise any and all of the rights and remedies conferred upon Pledgee by the Operating Agreement, or in any other document executed by Pledgor in connection with the Obligations secured hereby; and sell or cause to be sold the Collateral, without affecting in any way the rights or remedies to which Pledgee may be entitled under the other such instruments; and

               (v) Sell or otherwise dispose of the Collateral at public sale, without having the Collateral at the place of sale, and upon terms and in such manner as is commercially reasonable; Pledgee may be a purchaser at any sale; and

               (vi) Exercise any remedies of a secured party under the Uniform Commercial Code of the State of Colorado or any other applicable law; and

               (vii) Exercise any remedies available to Pledgee under the Operating Agreement; and

               (viii) Notwithstanding anything to the contrary contained in this Agreement, at any time after an Event of Default Pledgee may, by delivering written notice to the Limited Liability Company and to Pledgor, succeed, or designate its nominee or designee to succeed, to all right, title and interest of Pledgor (including, without limitation, the right, if any, to vote on or take any action with respect to the matters of the Limited Liability Company) as a Member of the Limited Liability Company in respect of the Collateral. Pledgor hereby irrevocably authorizes and directs the Limited Liability Company on receipt of any such notice (a) to deem and treat Pledgee or such nominee or designee in all respects as a Member (and not merely an assignee of a Member) of such Limited Liability Company, entitled to exercise all the rights, powers and privileges (including the right to vote on or take any action with respect to Limited Liability Company matters pursuant to the Operating Agreement, to receive all distributions, to be credited with the capital account and to have all other rights, powers and privileges appertaining to the Collateral to which Pledgor would have been entitled had the Collateral not been transferred to Pledgee or such nominee or designee), and (b) to file amended Articles of Organization for such Limited Liability Company, if required, admitting Pledgee or such nominee or designee as a Member of the Limited Liability Company in place of Pledgor; and

               (ix) The rights granted to Pledgee under this Agreement are of a special, unique, unusual and extraordinary character. The loss of any of such rights cannot be reasonably or adequately compensated by way of damages in any action at law, and any material breach by Pledgor of any of Pledgor's covenants, agreements, obligations, representations or warranties under this Agreement will cause Pledgee irreparable injury and damage. In the event of any such breach, Pledgee shall be entitled, as a matter of right, to injunctive relief or other equitable relief in any court of competent jurisdiction to prevent the violation or contravention of any of the provisions of this Agreement or to compel compliance with the terms of this Agreement by Pledgor. Pledgee is absolutely and irrevocably authorized and empowered by Pledgor to demand specific performance of each of the covenants, agreements, representations and warranties of Pledgor in this Agreement. Pledgor hereby irrevocably waives any defense based on the adequacy of any remedy at law which might otherwise be asserted by Pledgor as a bar to the remedy of specific performance in any action brought by Pledgee against Pledgor to enforce any of the covenants or agreements of Pledgor in this Agreement.

          b. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Pledgee shall give Pledgor at least ten (10) days' prior written notice of the time and place of any public sale of the Collateral subject to this Agreement or other intended disposition thereof to be made. Such notice shall be conclusively deemed to have been delivered to Pledgor at the address set forth in subsection 7(d) of this Agreement, unless Pledgor shall notify Pledgee in writing of any change of its principal place of business and provide Pledgee with the address of its new place of business.

          c. The proceeds of any sale under subsections 9(a)(iv) and (v) above shall be applied as follows:

               (i) To the repayment of all reasonable costs and expenses of retaking, holding and preparing for the sale and the selling of the Collateral (including actual reasonable legal expenses and attorneys' fees) and the discharge of all assessments, encumbrances, charges or liens, if any, on the Collateral prior to the lien hereof (except any taxes, assessments, encumbrances, charges or liens subject to which such sale shall have been made);

               (ii) To the payment of the whole amount, if any, of the Obligations, as and when the same become due; and

               (iii) The aggregate surplus, if any, shall be paid to Pledgor in a lump sum, without recourse to Pledgee, or as a court of competent jurisdiction may direct.

          d. Pledgee shall have the right to enforce one or more remedies under this Agreement and under the Operating Agreement, successively or concurrently, and such action shall not operate to estop or prevent Pledgee from pursuing any further remedy which he may have, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Pledgor until full payment of any deficiency has been made in cash.

          e. PLEDGOR ACKNOWLEDGES THAT PLEDGEE MAY BE UNABLE TO EFFECT A PUBLIC SALE OF ALL OR ANY PART OF THE COLLATERAL AND MAY BE COMPELLED TO RESORT TO ONE OR MORE PRIVATE SALES TO A RESTRICTED GROUP OF PURCHASERS WHO WILL BE OBLIGATED TO AGREE, AMONG OTHER THINGS, TO ACQUIRE THE COLLATERAL FOR THEIR OWN ACCOUNT, FOR INVESTMENT AND NOT WITH A VIEW TO THE DISTRIBUTION OR RESALE THEREOF. PLEDGOR FURTHER ACKNOWLEDGES THAT ANY SUCH PRIVATE SALES MAY BE AT PRICES AND ON TERMS LESS FAVORABLE THAN THOSE OF PUBLIC SALES, AND AGREES THAT PROVIDED SUCH PRIVATE SALES ARE MADE IN A COMMERCIALLY REASONABLE MANNER, PLEDGEE SHALL HAVE NO OBLIGATION TO DELAY SALE OF ANY COLLATERAL TO PERMIT THE ISSUER THEREOF TO REGISTER IT FOR PUBLIC SALE UNDER THE SECURITIES ACT OF 1933. PLEDGOR AGREES THAT PLEDGEE SHALL BE PERMITTED TO TAKE SUCH ACTIONS AS PLEDGEE DEEMS REASONABLY NECESSARY IN DISPOSING OF THE COLLATERAL TO AVOID CONDUCTING A PUBLIC DISTRIBUTION OF SECURITIES IN VIOLATION OF THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AS NOW ENACTED OR AS THE SAME MAY IN THE FUTURE BE AMENDED, PROVIDED THAT ANY SUCH ACTIONS SHALL BE COMMERCIALLY REASONABLE. IN ADDITION, PLEDGOR AGREES TO EXECUTE, FROM TIME TO TIME, ANY AMENDMENT TO THIS AGREEMENT OR OTHER DOCUMENT AS PLEDGEE MAY REASONABLY REQUIRE TO EVIDENCE THE ACKNOWLEDGEMENTS AND CONSENTS OF PLEDGOR SET FORTH IN THIS SECTION.


     10. Attorneys Fees. Pledgor agrees to pay to Pledgee, without demand, reasonable attorneys' fees and all reasonable costs and other reasonable expenses which Pledgee expends or incurs in collecting any amounts payable by Pledgor with respect to an Event of Default hereunder or in enforcing this Agreement against Pledgor, whether or not suit is filed.


     11. Further Documentation. Pledgor hereby agrees to execute, from time to time, one or more financing statements and such other instruments as may be required to perfect the security interest created hereby, including any continuation or amendments of such financing statements, and pay the cost of filing or recording the same in the public records specified by Pledgee.


     12. Waiver and Estoppel. Pledgor represents and acknowledges that it knowingly waives each and every one of the following rights, and agrees that it will be estopped from asserting any argument to the contrary: (a) any promptness in making any claim or demand hereunder; (b) any defense that may arise by reason of the incapacity or lack of authority of Pledgor; (c) any defense based upon an election of remedies by Pledgee which destroys or otherwise impairs any or all of the Collateral; (d) the right of Pledgor to proceed against Pledgee or any other person for reimbursement; and (e) all duty or obligation of Pledgee to perfect, protect, retain or enforce any security for the payment of amounts payable by Pledgor hereunder.

TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY TO THIS AGREEMENT SEVERALLY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM BROUGHT BY ANY PARTY TO THIS AGREEMENT ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT.

     No delay or failure on the part of Pledgee in the exercise of any right or remedy against Pledgor or any other party against whom Pledgee may have any rights, shall operate as a waiver of any agreement or obligation contained herein, and no single or partial exercise by Pledgee of any rights or remedies hereunder shall preclude other or further exercise thereof or other exercise of any other right or remedy whether contained in this Agreement or in any of the other documents regarding the Obligations, including without limitation the Operating Agreement. No waiver of the rights of Pledgee hereunder or in connection herewith and no release of Pledgor shall be effective unless in writing executed by Pledgee. No actions of Pledgee permitted under this Agreement shall in any way impair or affect the enforceability of any agreement or obligation contained herein.


     13. Independent Obligations. The obligations of Pledgor are independent of the obligations of any other party which may be initially or otherwise responsible for performance or payment of the Obligations, and a separate action or actions for payment, damages or performance may be brought and prosecuted by Pledgee against Pledgor, individually, for the full amount of the Obligations then due and payable, whether or not an action is brought against any other party, whether or not Pledgee is involved in any proceedings and whether or not Pledgee or Pledgor or any other person is joined in any action or proceedings.


     14. Lawful Acts of Pledgee. No lawful act of commission or omission of any kind or at any time upon the part of Pledgee shall in any way affect or impair the rights of Pledgee to enforce any right, power or benefit under this Agreement.


     15. Power of Attorney. Pledgor hereby appoints Pledgee as its attorney-in-fact to execute and file, effective upon the occurrence of an Event of Default, on its behalf any financing statements, continuation statements or other documentation required to perfect or continue the security interest created hereby. This power, being coupled with an interest, shall be irrevocable until all amounts secured hereby have been paid, satisfied and discharged in full. Pledgor acknowledges and agrees that the exercise by Pledgee of his rights under this Section 15 will not be deemed a satisfaction of the amounts owed Pledgee unless Pledgee so elects in writing.


     16. GOVERNING LAW. THE PARTIES HERETO AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. SUCH PARTIES FURTHER AGREE THAT IN THE EVENT OF DEFAULT, THIS AGREEMENT MAY BE ENFORCED IN THE DISTRICT COURT IN AND FOR THE CITY AND COUNTY OF DENVER, STATE OF COLORADO AND THEY DO HEREBY SUBMIT TO THE JURISDICTION OF SUCH COURT REGARDLESS OF THEIR RESIDENCE OR WHERE THIS AGREEMENT MAY BE EXECUTED.


     17. Successors and Assigns. All agreements, covenants, conditions and provisions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, personal representatives, successors and assigns of the parties hereto.


     18. Notices. Whenever any party hereto shall desire to, or be required to, give or serve any notice, demand, request or other communication with respect to this Agreement, each such notice, demand, request or communication shall be in writing and shall be effective only if the same is delivered by personal service (including, without limitation, courier or express service) or mailed certified or registered mail, postage prepaid, return receipt requested, or sent by telegram to the parties at the addresses shown throughout this Agreement or such other addresses which the parties may provide to one another in accordance herewith. If notice is sent to Pledgor, a copy of such notice shall also be given to Wayne H. Hykan, Esq., Brownstein Hyatt Farber & Strickland, P.C., 410 17th Street, Suite 2222, Denver, Colorado 80202. If notice is sent to Pledgee, a copy of such notice shall also be given to Alan B. Lottner, Esq., Haligman & Lottner, PC, 633 17th Street, Suite 2700, Denver, Colorado 80202. Notices delivered personally will be effective upon delivery to an authorized representative of the party at the designated address; notices sent by mail in accordance with the above paragraph will be effective upon execution of the Return Receipt Requested.


     19. Consent of Pledgor. Pledgor consents to the exercise by Pledgee of any rights of Pledgor in accordance with the provisions of this Agreement.


     20. Severability. Every provision of this Agreement is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.


     21. Amendment. This Agreement may be modified or rescinded only by a writing expressly relating to this Agreement and signed by all of the parties.


     22. Limitation of Liability. No officer, director or shareholder of Pledgor shall be bound by or have any personal liability hereunder or under any documents, agreements, understandings or arrangements relating to this transaction. The parties to this Agreement shall look solely to the assets of Pledgor for satisfaction of any liability of Pledgor in respect of this Agreement and all documents, agreements, understandings and arrangements relating to this transaction and will not seek recourse or commence action against any of the directors, officers or shareholders of Pledgor or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to all and any future documents, agreements, understandings, arrangements and transactions between the parties hereto with respect to the Obligations, the Collateral or this Agreement.


     23. Termination. This Agreement shall terminate, and shall be of no further force or effect, upon the earlier to occur of the following: (i) full payment and performance of the Obligations of Pledgor, (ii) acquisition by Pledgor or an affiliate of Pledgor of 100% ownership interest in the Limited Liability Company, or (iii) upon the mutual consent of Pledgor and Pledgee.










                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                         PLEDGOR: WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation


                                   By:__________________________________
                                      Name:_____________________________
                                      Title:____________________________


                         PLEDGEE:  _____________________________________
                                   Al Feld


STATE OF ____________    )
                         ) ss.
COUNTY OF ___________    )

     The foregoing instrument was acknowledged before me this ____ day of _______________, 1997, by _________________________ as _______________ of
Wellsford Park Highlands Corp., a Colorado corporation.

     WITNESS my hand and official seal.

     My commission expires:  ___________________________________.
     Address:

                              ________________________________
     (SEAL)                        Notary Public




STATE OF COLORADO        )
                         ) ss.
COUNTY OF ___________    )

     The foregoing instrument was acknowledged before me this __ day of __________, 1997, by Al Feld.

     WITNESS my hand and official seal.

     My commission expires:  _____________________________________.
     Address:


                                   ________________________________
     (SEAL)                        Notary Public

                                  SCHEDULE A

                  CONSENT TO SECURITY INTEREST AND AGREEMENT
                                OF THE MEMBERS
                      OF RED CANYON AT PALOMINO PARK LLC,
                     a Colorado Limited Liability Company

     The undersigned, being all the members of RED CANYON AT PALOMINO PARK LLC, a Colorado limited liability company (the "Limited Liability Company") hereby represent and certify to Al Feld, an individual having an address at 4600 South Ulster Street, Suite 350, Denver, Colorado 80237 (the "Secured Party") as follows:

     1. The Limited Liability Company has received notice from the Secured Party that the Secured Party has a security interest in the following collateral (the "Collateral") registered to Wellsford Park Highlands Corp., a Colorado corporation (the "Debtor"):

               (i) All of the right, title and interest of the Debtor in the Limited Liability Company, whether now owned or hereafter acquired, including, without limitation, the Debtor's Interest (as defined in the Operating Agreement) in the Limited Liability Company and its right to receive payments and distributions from the Limited Liability Company and allocations under or in connection with the Operating Agreement, as such Operating Agreement may be modified or extended from time to time with the written consent of the Secured Party; and

              (ii) All proceeds, whether cash proceeds or noncash proceeds, and products of any and all of the foregoing.

     2. Other than the notice from the Secured Party referred to above, the Limited Liability Company has not received any notice from any entity or person claiming an adverse claim against, lien on or security interest in the Collateral.

     3. The security interest of the Secured Party referred to above was duly registered in the books and records of the Limited Liability Company effective April 17, 1996.

     4. Interests in the Limited Liability Company are not represented in any certificate, instrument or document, and such Interests may be assigned, transferred or pledged without the party receiving such assignment, transfer or pledge taking physical possession of any certificate, instrument or document.

     5. The Members hereby consent to the execution and delivery of that certain the Pledge and Security Agreement by the Debtor and agree hereby to be bound by Section 4 thereof to assign, set over, transfer, distribute, pay and deliver the Collateral and any and all payments, proceeds or products due to the Debtor under the Collateral to the Secured Party.

     This agreement and all documents, agreements, understandings and arrangements relating to this transaction have been executed by the undersigned on behalf of Wellsford Park Highlands Corp., a Colorado corporation ("WPHC") in his/her capacity as an officer or director of WPHC, and not individually, and neither the directors, officers or shareholders of WPHC shall be bound by or have any personal liability hereunder or thereunder. The parties to this agreement shall look solely to the assets of WPHC for satisfaction of any liability of WPHC in respect of this agreement and all documents, agreements, understandings and arrangements relating to this transaction and will not seek recourse or commence any action against any of the directors, officers or shareholders of WPHC or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to all and any future documents, agreements, understandings, arrangements and transactions between the parties hereto with respect to the Collateral or this Agreement.

     EXECUTED as of the date set forth above.

               MEMBERS:       WELLSFORD PARK HIGHLANDS CORP., a
                              Colorado corporation


                              By:__________________________________
                                  Name:____________________________
                                 Title:____________________________


                              _____________________________________
                              AL FELD, an individual


AGREED TO AND CONCURRED:

SOLE MANAGER

________________________________
Al Feld

                                   EXHIBIT N

                           PLANS AND SPECIFICATIONS

                                   EXHIBIT O

                             FINAL PROJECT BUDGET

                                   EXHIBIT P

                 CALCULATION AND PAYMENT OF THE INCENTIVE FEE


     1. Definitions. The following definitions shall apply for the purpose of calculation of the Incentive Fee:

          a. "Cost Recovery" shall mean that (I) the sum of Disposition Recovery, Land Recovery, and Ownership Recovery, exceeds (II) Infrastructure Costs for any an all phases of the Infrastructure, plus interest on Infrastructure Costs at an annual rate of nine percent, compounded monthly. Cost Recovery shall be determined on a calendar year basis; such determination shall be made by March 31 of each year for the preceding calendar year.

          b. "Disposition Recovery" shall mean (I) the sale proceeds net of all costs of closing and brokerage costs received by the Company from a sale of the Project by the Company, plus (II) the sale proceeds net of all costs of closing and brokerage costs received from the sale of Future Projects by the initial owner(s) of such Future Projects, minus (III) Total Development Costs for the Project (if sold by the Company) and Total Development Costs for all Future Projects (which have been sold).

          c. "Future Project" shall mean any apartment project constructed by WPHC, WRPT or an Affiliate of them (provided that WPHC or WRPT directly or indirectly owns 50% or more of such Affiliate), which project is constructed on the Master Development Land. "Future Project" shall not include, however, the Project which is the subject of the Operating Agreement.

          d. "Incentive Cap" shall mean the lesser of $1,957,447.00 or the product of $4,255.32 and the number of apartment units actually constructed in Phase I. If subsequent phases are developed, each will have an Incentive Cap based on the number of units in such phases and a per unit limit of $4,255,32. In no event shall the Incentive Cap for all phases exceed an aggregate of $8,000,000.

          e. "Land Recovery" shall mean (I) the amount(s) received by WPHC in connection with the sale(s) of all or a portion of its interest in the Land Contract or in the Master Development Land acquired by it pursuant to the Land Contract, minus (II) the purchase price paid by the WPHC or its Affiliates for such Master Development Land, plus all closing costs and incidental holding and carrying costs at an assumed annual interest rate of nine percent (9%), and the earnest money deposit in connection with the Land Contract unless and until such earnest money deposit is applied against the purchase price of Master
Development Land.   Land Recovery shall not include any amounts received from
the sale of the Project or a Future Project.

          f. "Ownership Recovery" shall mean (I) the Project Value for the Project and any Future Projects, minus (II) Total Development Costs for the Project and all such Future Projects. If the Project or a Future Project is sold anytime during the calendar year preceding the date of determination of Cost Recovery, such Project or Future Project shall not be included in the calculation of Ownership Recovery for such calendar year.

          g. "Project NOI" shall mean the Net Operating Income for the Project or a Future Project for the calendar year preceding the date of determination of Cost Recovery.

          h. "Project Value" shall mean with respect to the Project or any Future Project the Project NOI for such Project or Future Project divided by ten percent (10.0%).

          i. "Stabilized NOI" shall mean the Net Operating Income for Phase I for the 12 month period following the Stabilization Date.

          j. "Stabilization Date" shall mean the first day of the month following the date on which any one of the following shall have occurred: (i) 93% occupancy in the operations of the Project at any point in time; (ii)
6 months after issuance of a certificate of occupancy for all of the apartments comprising the Project; or (iii) forty-two (42) months after the Initial Closing.

          k. "Total Development Costs" with respect to the Project shall mean Total Development Costs as set forth in the Operating Agreement, and with respect to any Future Phase shall have an equivalent meaning. Total Development Costs does not include an allocation of Infrastructure Costs.

          l. "Target Fee" shall mean an amount equal to 3% of Total Development Costs (including any Cost Saving Fee paid to Feld).

          m. "Yield" shall mean (i) Stabilized NOI, divided by (ii) the sum of (A) Total Development Costs (including any Cost Saving Fee paid to Feld),
(B) the Incentive Fee, (C) the Infrastructure Costs allocable to the Project (i.e. for Phase I, 24.26% of total Infrastructure Cost), and (D) interest at 9%, compounded monthly, on the pro rata share of the Infrastructure Cost.

     2. Calculation of Incentive Fee. The LLC's accountants shall calculate the Incentive Fee promptly after they have sufficient information to accurately calculate Stabilized NOI. The Incentive Fee shall equal the following, provided that in no event shall the Incentive Fee exceed the Incentive Cap:

          a.   If the Yield is 9% or less, the Incentive Fee shall equal zero;

          b. If the Yield is greater than 9% and less than or equal to 10%, then the Incentive Fee shall equal (A) the Target Fee, multiplied by (B) the Yield minus 9%, multiplied by (C) 100.

          c. If the Yield is greater than 10% and less than or equal to 11.5%, then the Incentive Fee shall equal the following:

          (i) the Target Fee, plus

          (ii) (A) the Incentive Cap minus the Target Fee, multiplied by (B) the Yield minus 10%, divided by (C) 1.5, multiplied by (D) 100.

          d. If the Yield is greater than 11.5%, then the Incentive Fee shall equal the Incentive Cap.

     3.   Payment of Incentive Fee.       The Incentive Fee shall be deemed
earned at the time it is calculated but shall not be due or payable unless and until Cost Recovery has occurred. The Incentive Fee shall accrue simple interest at 9% per annum from the date it is deemed earned until paid.

     4. Accelerated Payment of Incentive Fee. Notwithstanding anything to the contrary in this Exhibit C, if WPHC, in its sole discretion, causes the Final Closing to occur more than thirty (30) days prior to the Outside Date, then the Incentive Fee shall equal the Target Fee and the Company shall pay 50 percent of such Incentive Fee at the Final Closing and 50 percent of such Incentive Fee within two years of the date of Final Closing.

     5. Allocation of Infrastructure Costs. The allocation of Infrastructure Costs for purposes of the calculation of the Incentive Fee is solely for such purpose and is distinct from and will not be modified by the actual allocation of Infrastructure Costs per unit.

                                   EXHIBIT Q

                EXERCISE OF CALL OPTION; ASSIGNMENT OF INTEREST
                               POWER OF ATTORNEY


     THIS ASSIGNMENT OF INTEREST (this "Assignment") is made and entered into as of the ____ day of ______________ 19__, by and between Al Feld, an individual ("Assignor"), and Wellsford Park Highlands Corp., a Colorado corporation ("Assignee").

                                   RECITALS

     a. Pursuant to that certain Operating Agreement (the "Operating Agreement") of Red Canyon at Palomino Park LLC, a Colorado limited liability company (the "Company") dated as of April 17, 1996, by and among Assignor and Assignee, Assignee is the owner of an option (the "Call Option") to acquire the ownership interest of Assignor in the Company as of the date hereof (including the right of Assignor to receive any distributions related to any periods prior to and including the date hereof), which ownership interest includes the right of Assignor to any and all benefits to which Assignor may be entitled as a Member and as a Manager (each as defined in the Operating Agreement), as provided in the Operating Agreement or the version of the Colorado Limited Liability Company Act adopted by the State of Colorado, Co. Rev. Stat. Section 7-80-101 to 7-80-913, as amended from time to time (the "Act"), together with the unaccrued obligations of Assignor, in its capacity as a Member and Manager, to comply with all the terms and provisions of the Operating Agreement and the Act (collectively, the "Ownership Interest").

     b. In accordance with Section 16.2.1 of the Operating Agreement, Assignee, by its execution and delivery of this Assignment to Assignor, hereby desires (i) to exercise the Call Option as contemplated therein and (ii) to cause Assignor to resign as Member and Manager of the Company.

     c. Assignor has agreed, concurrently with the exercise of the Call Option by Assignee: (i) to assign and sell the Ownership Interest to Assignee pursuant to the terms and conditions set forth in the Operating Agreement and
(ii) to appoint Assignee as its true and lawful attorney-in-fact, as set forth herein.

     d. Terms not otherwise defined herein shall have the meanings set forth in the Operating Agreement.

                                   AGREEMENT

     In consideration of the receipt of Ten and no/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor and Assignee hereby agree as follows:

          1. Assignment and Assumption. Concurrently with and conditioned upon the satisfaction of all of the conditions and covenants of Section 16.2.1 of the Operating Agreement, Assignor hereby assigns, grants and conveys to Assignee all of Assignor's right, title and interest in and to the Ownership
Interest.   Assignee hereby assumes the Ownership Interest and agrees to be bound by and comply with and perform all of the obligations of Assignor in its capacity as a Member and as a Manager arising under the Operating Agreement which accrue after the date hereof. Assignor shall remain obligated to perform all of the obligations of Assignor under the Operating Agreement (i) which are not expressly assumed hereunder or (ii) which have accrued on or prior to the
date hereof.   Further, all benefits of the Operating Agreement relating to
Assignor, including, without limitation, the right to receive any distributions related to any periods prior to and including the date hereof, shall inure to the benefit of Assignee.

          2. Representation and Warranty of Assignor. Assignor represents and warrants that: (i) Assignor is the sole owner of the entire Ownership Interest; (ii) Assignor is not in default under or in breach of any of the terms, covenants or provisions of the Operating Agreement, and Assignor knows of no event which, but for the passage of time or the giving of notice, or both, would constitute an event of default under or a breach of the Operating Agreement by Assignor; (iii) Assignor is duly authorized to execute and deliver this Assignment; and (iv) the Ownership Interest is free and clear of any and all liens, security interests, encumbrances, and competing claims.

          3. Appointment of Assignee as Attorney-in-Fact. Effective as of the date hereof, Assignor hereby irrevocably constitutes and appoints Assignee to be its true and lawful attorney-in-fact to act for Assignor, in the name, place and stead of Assignor, for the following purposes:

     to endorse any check or other instrument payable to Assignor in connection with the Project, to submit claims and otherwise deal with all insurance and insurance proceeds with respect to the Project, to execute and file with the appropriate governmental authority or office any and all certificates, reports or other evidence of the withdrawal of Assignor from the Company, and to perform such other acts as may be necessary to carry out the purpose and intent of the within assignment or to continue the business of the Company.

Assignor hereby ratifies, acknowledges and confirms all acts taken by Assignee, as attorney-in-fact, pursuant to this appointment. Assignor hereby revokes, annuls and cancels any and all powers of attorney, if any, previously executed by Assignor with respect to such stated purposes, and the same shall be of no further force or effect. Assignor hereby acknowledges that such power shall be coupled with an interest and shall survive the disability or death of the Assignor.

          4. Indemnity. Assignor hereby agrees to indemnify and defend Assignee and hold it harmless against any claim, loss or liability arising from any of the following: (i) any breach of any representation or warranty hereunder; or (ii) any assertion that Assignee is liable for any debts or obligations of Assignor, whether based on any act or omission of Assignor which occurs prior or subsequent to the date of this Assignment.

          5. Governing Law. This Assignment shall be governed by and construed under the laws of the State of Colorado.

          6. Successors and Assigns. This Assignment shall inure to the benefit and be binding upon the successors and assigns of Assignor and Assignee.

          7. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Assignment is executed to be effective as of the date first set forth above.

                              ASSIGNOR:


                              _____________________________________
                              AL FELD, an individual


                              ASSIGNEE:

                              WELLSFORD PARK HIGHLANDS CORP., a
                              Colorado corporation


                              By:__________________________________
                                   Name: __________________________
                                   Title: _________________________

                                   CONSENT:

     Pursuant to Section 18.1.1 of the Operating Agreement and Section 7-80-801(1)(c) of the Act, Assignee hereby consents to the continuation of the business of the Company, notwithstanding the withdrawal and resignation of Assignor as a Member of the Company.

                              ASSIGNEE:

                              WELLSFORD PARK HIGHLANDS CORP., a
                              Colorado corporation


                              By:  _____________________________________
                                   Name:________________________________
                                   Title: ______________________________

[NOTE: Continuing Members to execute Unanimous Written Consent per Schedule A attached hereto.]

STATE OF _____________________}
                              }ss
COUNTY OF ____________________}

The foregoing instrument was acknowledged before me on __________ __, 19__, by AL FELD, an individual.


_____________________________      Commission expires: _________________
Notary Public



STATE OF _____________________}
                              }ss
COUNTY OF ____________________}

The foregoing instrument was acknowledged before me on ____________ __, ____, by ________________________, as _____________________ of Wellsford Park
Highlands Corp., a Colorado corporation.


_______________________________         Commission expires: ____________
Notary Public

                                 SCHEDULE A TO
                                   EXHIBIT Q

                           UNANIMOUS WRITTEN CONSENT
                              IN LIEU OF MEETING
                                      BY
                                THE MEMBERS OF
                       RED CANYON AT PALOMINO PARK LLC,
                     a Colorado Limited Liability Company
                         __________________ ___, 19___

     Section 7-80-711 of the Colorado Limited Liability Company Act, as amended (the "Act") provides that any action required or permitted to be taken at a meeting of the members of a limited liability company may be taken without a meeting if a written consent, setting forth the action so taken, shall be signed by all the members entitled to vote with respect to the subject matter thereof and delivered to the limited liability company in the manner described in the Act. Section 15.10 of that certain Operating Agreement ("Operating Agreement") of Red Canyon at Palomino Park LLC (the "Company"), a Colorado limited liability company, dated as of April 17, 1997, by and between Al Feld and Wellsford Park Highlands Corp., a Colorado corporation ("WPHC"), provides that action required or permitted to be taken at a meeting of Members of the Company, may be taken without a meeting under similar circumstances.

The undersigned, which constitute all of the Remaining Members (defined below) of the Company, by signing this document, waive any and all notice that may be required for a meeting of the members of the Company and take the following action:

     WHEREAS, pursuant to Section 16.2.1 of the Operating Agreement, WPHC, by executing the attached Exercise of Call Option, Assignment of Interest and Power of Attorney attached hereto as Exhibit L-1, has given notice to the Company of its desire (i) to exercise the Call Option as contemplated in the Operating Agreement and (ii) to cause Al Feld to resign as Member and Manager of the Company; and

     WHEREAS, the Members other than Al Feld (the "Remaining Members") desire
(i) to accept the withdrawal and resignation of Al Feld as Member and Manager of the Company, (ii) to consent to the transfer and assignment of the Ownership Interest (as defined in the attached exhibit) of Al Feld to WPHC, (iii) to appoint and elect WPHC as the successor Manager to Al Feld, to hold office until removed pursuant to Section 12.12 of the Operating Agreement or until its successor has been elected and qualified; and (iv) to consent to continue the business of the Company after the resignation and termination of Al Feld as Member and Manager of the Company;

     RESOLVED, that the Remaining Members hereby accept the withdrawal and resignation of Al Feld as Member and Manager of the Company; and

     FURTHER RESOLVED, that the Remaining Members hereby (i) consent to the transfer and assignment of the Ownership Interest (as defined in the attached exhibit) of Al Feld to WPHC, (ii) appoint, elect and qualify WPHC as the successor Manager to Al Feld, to hold office until removed pursuant to Section
12.12 of the Operating Agreement or until its successor has been elected and qualified; (iii) consent to continue the business of the Company after the resignation and termination of Al Feld as Member and Manager of the Company; and (iv) authorize the Members to execute, deliver and take all action necessary to effectuate the actions contemplated under the attached Exhibit L-1.

     This Consent, when signed by all of the Remaining Members of the Company and delivered to the Company in the manner prescribed in the Act, shall have the same force and effect as a unanimous vote, and may be stated as such in any document.

     IN WITNESS WHEREOF, the undersigned have executed this Consent as of the date above written.

                              WELLSFORD PARK HIGHLANDS CORP.,
                              a Colorado corporation, Member


                              By:  ____________________________
Title:

                                   EXHIBIT R

                EXERCISE OF PUT OPTION; ASSIGNMENT OF INTEREST
                               POWER OF ATTORNEY


     This ASSIGNMENT OF INTEREST (this "Assignment") is made and entered into as of the ____ day of ___________, 19__ by and between Al Feld, an individual ("Assignor"), and Wellsford Park Highlands Corp., a Colorado corporation ("Assignee").


                                   RECITALS

     A. Pursuant to that certain Operating Agreement (the "Operating Agreement") of Red Canyon at Palomino Park LLC, a Colorado limited liability company (the "Company") dated as of April 17, 1996, by and between Assignor and Assignee, Assignor is the owner of an option (the "Put Option") to cause Assignee to acquire the ownership interest of Assignor in the Company as of the date hereof (including the right of Assignor to receive any distributions related to any periods prior to and including the date hereof), which ownership interest includes the right of Assignor to any and all benefits to which Assignor may be entitled as a Member and as a Manager (each as defined in the Operating Agreement), as provided in the Operating Agreement or the version of the Colorado Limited Liability Company Act adopted by the State of Colorado, Co. Rev. Stat. Section 7-80-101 to 7-80-913, as amended from time to time (the "Act"), together with the unaccrued obligations of Assignor, in its capacity as a Member and Manager, to comply with all the terms and provisions of the Operating Agreement and the Act (collectively, the "Ownership Interest").

     B. In accordance with Section 16.2.2 of the Operating Agreement, Assignor, by its execution and delivery of this Assignment to Assignee, hereby desires (i) to exercise the Put Option as contemplated therein and (ii) to resign as Member and Manager of the Company.

     C. At Final Closing (as defined in the Operating Agreement), concurrently with the above exercise of the Put Option by Assignor, (i) Assignee has agreed to acquire and buy the Ownership Interest from Assignor pursuant to the terms and conditions set forth in the Operating Agreement, provided that all of the Final Closing Funding Conditions have been satisfied and (ii) Assignor has agreed to appoint Assignee as its true and lawful attorney-in-fact, as set forth herein.

     D. Terms not otherwise defined herein shall have the meanings set forth in the Operating Agreement.

                                   AGREEMENT

     In consideration of the receipt of Ten and no/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignor to Assignee, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignee, Assignor and Assignee hereby agree as follows:

          1. Assignment and Assumption. At Final Closing (as defined in the Operating Agreement), concurrently with and conditioned upon the satisfaction of all of the conditions and covenants of Section 16.2.2 of the Operating Agreement, (i) Assignor hereby assigns, grants and conveys to Assignee all of Assignor's right, title and interest in and to the Ownership Interest and (ii) Assignee hereby assumes the Ownership Interest and agrees to be bound by and comply with and perform all of the obligations of Assignor in its capacity as a Member and as Manager, arising under the Operating Agreement which accrue after the date hereof. Assignor shall remain obligated to perform all of the obligations of Assignor under the Operating Agreement (i) which are not expressly assumed hereunder or (ii) which have accrued on or prior to the date
hereof.   Further, all benefits of the Operating Agreement relating to
Assignor, including, without limitation, the right to receive any distributions related to any periods prior to and including the date hereof, shall inure to the benefit of Assignee.

          2. Representation and Warranty of Assignor. Assignor represents and warrants that: (i) Assignor is the sole owner of the entire Ownership Interest; (ii) Assignor is not in default under or in breach of any of the terms, covenants or provisions of the Operating Agreement, and Assignor knows of no event which, but for the passage of time or the giving of notice, or both, would constitute an event of default under or a breach of the Operating Agreement by Assignor; (iii) Assignor is duly authorized to execute and deliver this Assignment; and (iv) the Ownership Interest is free and clear of any and all liens, security interests, encumbrances, and completing claims.

          3. Appointment of Assignee as Attorney-in-Fact. Effective as of the date hereof, Assignor hereby constitutes and appoints Assignee to be its true and lawful attorney-in-fact to act for Assignor, in the name, place and stead of Assignor, for the following purposes:

     to endorse any check or other instrument payable to Assignor in connection with the Project, to submit claims and otherwise deal with all insurance and insurance proceeds with respect to the Project, to execute and file with the appropriate governmental authority or office any and all certificates, reports or other evidence of the withdrawal of Assignor from the Company, and to perform such other acts as may be necessary to carry out the purpose and intent of the within assignment or to continue the business of the Company.

Assignor hereby ratifies, acknowledges and confirms all acts taken by Assignee, as attorney-in-fact, pursuant to this appointment. Assignor hereby revokes, annuls and cancels any and all powers of attorney, if any, previously executed by Assignor with respect to such stated purposes, and the same shall be of no further force or effect. Assignor hereby acknowledges that such power shall be coupled with an interest and shall survive the disability or death of the Assignor.

          4. Indemnity. Assignor hereby agrees to indemnify and defend Assignee and hold it harmless against any claim, loss or liability arising from any of the following: (i) any breach of any representation or warranty hereunder; or (ii) any assertion that Assignee is liable for any debts or obligations of Assignor, whether based on any act or omission of Assignor which occurs prior or subsequent to the date of this Assignment.


          5. Governing Law. This Assignment shall be governed by and construed under the laws of the State of Colorado.

          6. Successors and Assigns. This Assignment shall inure to the benefit and be binding upon the successors and assigns of Assignor and Assignee.

          7. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Assignment is executed to be effective as of the date first set forth above.

                              ASSIGNOR:


                              __________________________________________
                              AL FELD, an individual


                              ASSIGNEE:

                              WELLSFORD PARK HIGHLANDS CORP., a
                              Colorado corporation


                              By:_______________________________________
                                   Name:________________________________
                                   Title: ______________________________



CONSENT:

Pursuant to Section 18.1.1 of the Operating Agreement and Section 7-80-801(1)(c) of the Act, Assignee hereby consents to the continuation of the business of the Company, notwithstanding the withdrawal and resignation of Assignor as a Member of the Company.


                              ASSIGNEE:

                              WELLSFORD PARK HIGHLANDS CORP., a
                              Colorado corporation


                              By:_______________________________________
                                   Name:________________________________
                                   Title:_______________________________

[NOTE: Continuing Members to execute Unanimous Written Consent per Schedule A attached hereto.]


STATE OF ________________}
                         }ss
COUNTY OF _______________}

The foregoing instrument was acknowledged before me on __________ ___, ____, by AL FELD, an individual.


___________________________        Commission expires: _________________
Notary Public


STATE OF ________________}
                         }ss
COUNTY OF _______________}

     The foregoing instrument was acknowledged before me on ___________, 199__, by __________________________, as __________________________________ of
WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation.



___________________________        Commission expires: _________________
Notary Public

                                  SCHEDULE A
                                 TO EXHIBIT R

                           UNANIMOUS WRITTEN CONSENT
                              IN LIEU OF MEETING
                                      BY
                                THE MEMBERS OF
                       RED CANYON AT PALOMINO PARK LLC,
                     a Colorado Limited Liability Company
                         __________________ ___, 19__

     Section 7-80-711 of the Colorado Limited Liability Company Act, as amended (the "Act") provides that any action required or permitted to be taken at a meeting of the members of a limited liability company may be taken without a meeting if a written consent, setting forth the action so taken, shall be signed by all the members entitled to vote with respect to the subject matter thereof and delivered to the limited liability company in the manner described in the Act. Section 15.10 of that certain Operating Agreement ("Operating Agreement") of Red Canyon at Palomino Park LLC (the "Company"), a Colorado limited liability company, dated as of __________, 1995 by and between Al Feld and Wellsford Park Highlands Corp., a Colorado corporation ("WPHC"), provides that action required or permitted to be taken at a meeting of Members of the Company, may be taken without a meeting under similar circumstances.

 The undersigned, which constitute all of the Remaining Members (defined below) of the Company, by signing this document, waive any and all notice that may be required for a meeting of the members of the Company and take the following action:

     WHEREAS, pursuant to Section 16.2.2 of the Operating Agreement, Al Feld, by executing the attached Exercise of Put Option, Assignment of Interest and Power of Attorney attached hereto as Exhibit L-2, has given notice to the Company of its desire (i) to exercise the Put Option as contemplated in the Operating Agreement and (ii) to resign as Member and Manager of the Company; and

     WHEREAS, the Members other than Al Feld (the "Remaining Members") desire
(i) to accept the withdrawal and resignation of Al Feld as Member and Manager of the Company, (ii) to consent to the transfer and assignment of the Ownership Interest (as defined in the attached exhibit) of Al Feld to WPHC, (iii) to appoint and elect WPHC as the successor Manager to Al Feld, to hold office until removed pursuant to Section 12.12 of the Operating Agreement or until its successor has been elected and qualified; and (iv) to consent to continue the business of the Company after the resignation and termination of Al Feld as Member and Manager of the Company;

     RESOLVED, that the Remaining Members hereby accept the withdrawal and resignation of Al Feld as Member and Manager of the Company; and

     FURTHER RESOLVED, that the Remaining Members hereby (i) consent to the transfer and assignment of the Ownership Interest (as defined in the attached exhibit) of Al Feld to WPHC, (ii) appoint, elect and qualify WPHC as the successor Manager to Al Feld, to hold office until removed pursuant to Section
12.12 of the Operating Agreement or until its successor has been elected and qualified; (iii) consent to continue the business of the Company after the resignation and termination of Al Feld as Member and Manager of the Company; and (iv) authorize the Members to execute, deliver and take all action necessary to effectuate the actions contemplated under the attached Exhibit L-2.

     This Consent, when signed by all of the Remaining Members of the Company and delivered to the Company in the manner prescribed in the Act, shall have the same force and effect as a unanimous vote, and may be stated as such in any document.

     IN WITNESS WHEREOF, the undersigned have executed this Consent as of the date above written.

                              WELLSFORD PARK HIGHLANDS CORP.,
                              a Colorado Corporation, Member


                              By:_______________________________________
                                   Title: ______________________________

                                  EXHIBIT S-1

                        Form of Architect's Certificate


                           (Letterhead of Architect)


                           CERTIFICATE OF ARCHITECT


______________, 1997


Red Canyon at Palomino Park LLC
Wellsford Residential Property Trust
370  17th Street, Suite 3100
Denver, CO  80202

Reference:     ______________________
          ____________, Colorado

Ladies and Gentlemen:

Please refer to the final architectural plans and specifications reflecting all field notes and field changes as built described in the attached Exhibit A (the "Plans"). The undersigned understands that ______________________________ or its designee ("Wellsford") is acquiring an interest in or is causing the repayment of the construction loan for a residential complex owned by Red Canyon at Palomino Park LLC, a Colorado limited liability company ("Owner"), located on that certain parcel of real property having an address of ___________________________ in the City of ______, County of ______, State of
Colorado and described on Exhibit B attached hereto (the "Site"), on which Owner has constructed a complex of ______ apartment units known as _______________________ (the "Project"). This Certificate is a condition precedent to Wellsford's acquiring the Project or repaying such loan, and the undersigned acknowledges that Wellsford will be relying upon this Certificate in consummating such transaction.

With such understanding, the undersigned has reviewed the Plans, the construction of the Project in relationship to the Plans, and its conformity and compliance with applicable laws and regulations (i.e., applicable federal, state, county and municipal laws and regulations and ordinances, including without limitation, governing building and fire codes, zoning, subdivision and land use laws and regulations, environmental and safety statutes and regulations, and the rules and regulations of other governmental agencies having jurisdiction over the Site or the Project ("Applicable Laws"). Based upon these reviews and upon due professional investigation, the undersigned declares and certifies to and for the benefit of Owner and Wellsford that:

     1. The undersigned is the architect who prepared the Plans and coordinated and supervised the construction of the Project.

     2. The Project commonly known as ______________ contains 456 apartment units in __ buildings, and _______ parking spaces, with related amenities and facilities. The Site is zoned _______________ under the applicable ordinances of the City of ____________, Colorado.

     3. We have examined all applicable materials relative to those types of restrictions and requirements sometimes referred to as use, dimensional, bulk and parking restrictions, jurisdictional wetlands requirements, setback and buffering requirements, density restraints, landscaping and vegetation preservation ordinances, laws, rules and regulations and environmental restraints, which relate to the Site (hereinafter referred to as "Development Constraints") and have determined that the Project is permitted as a matter of right except for the following variances: __________ ________________________________________________________, and that the following restrictions and requirements (the "Restrictions and Requirements") are applicable to the Project:

               Minimum Lot Area:

               Height Limitation:

               Maximum Floor Area Ratio
                 (or other type of bulk
                 bulk restriction):

               Limitation on Number of
                 Dwelling Units (if any):

               Front Yard Requirements:

               Side and Rear Yard
                 Requirements:

               Parking Requirements:


     4. The Project and the Site are in compliance with the Development Constraints and the Restrictions and Requirements.

     5. The improvements contemplated by the Plans have been completed in substantial compliance with the Plans, except for the items in the attached Exhibit C which are incomplete to the extent indicated and for which the estimated cost to complete is indicated on said Exhibit C.

     6. We are of the opinion that the Project has been designed in accordance with the applicable provisions of Colorado law, the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101, et seq., as amended, and any other applicable law, rule or regulation of any kind or description relating to the elimination of architectural barriers for the handicapped.

     7. We certify that any and all amounts due and payable to us under or in connection with the Standard Form of Agreement between Owner and Architect for Housing Services (AIA-Document B181) dated ______________ with regard to the Project have been paid in full.

     8. The Project, the Plans and all improvements comply with Applicable Laws, including without limitation, the applicable PUD, and with all necessary and required notices, permits or license agreements in connection with the Plans, and all permits, licenses and approvals required for the construction of the improvements contemplated by the Plans and for the use and occupancy of the Project (including, without limitation, all final certificates of occupancy) have been obtained from the applicable governmental or quasi-governmental agency having jurisdiction or any private party from whom any license is required.

     9.   The improvements are ready for occupancy.

     10. The improvements on the Property, contain a minimum of _________ square feet of net rentable living area (as measured from inside face of exterior wall to apartment side of corridor wall to centerline of tenant separation wall) for the apartments.

     11. The undersigned is a licensed architect and has the power and authority to render this Certificate and to execute and deliver it on behalf of Feld Design, Inc.

     This Certificate may be relied upon only by Wellsford and the Owner.


Very truly yours,




By:  Pamela J.L. English
     Supervising Architect

Dated:________________________

                                 EXHIBIT A TO
                           CERTIFICATE OF ARCHITECT


                                ______________
                            _______________________
                            ____________, Colorado


                                 DRAWING LIST


ARCHITECTURAL:      ______________________________
                    ______________________________
                    ______________________________

STRUCTURAL:         ______________________________
                    ______________________________
                    ______________________________

FOUNDATION:         ______________________________

MECHANICAL:         ______________________________
                    ______________________________
                    ______________________________

PLUMBING:           ______________________________
                    ______________________________
                    ______________________________

ELECTRICAL:         ______________________________
                    ______________________________
                    ______________________________

LANDSCAPING:        ______________________________
                    ______________________________
                    ______________________________

                                 EXHIBIT B TO
                           CERTIFICATE OF ARCHITECT


                               LEGAL DESCRIPTION

                                 EXHIBIT C TO
                           CERTIFICATE OF ARCHITECT



     Incomplete Items                        Cost of Completion

                                  EXHIBIT S-2

                        Form of Engineer's Certificate

                       (Letterhead of Project Engineer)


                            ENGINEER'S CERTIFICATE

__________________, 1997

Red Canyon at Palomino Park LLC
Wellsford Residential Property Trust
370  17th Street, Suite 3100
Denver, Colorado  80202

Reference:     ______________
          _________________, Colorado


Ladies and Gentlemen:

The undersigned understands that __________________________ or its designee ("Wellsford") is acquiring an interest in or is causing the repayment of the construction loan for a residential complex owned by Red Canyon at Palomino Park LLC, a Colorado limited liability company ("Owner"), located on that certain parcel of real property having an address of ______________________ in the City of ___________, County of __________, State of Colorado and described on Exhibit A attached hereto (the "Site"), on which Owner has constructed a complex of ______ apartment units known as ______________ (the "Project"). This Certificate is a condition precedent to Wellsford's acquiring the Project or repaying such loan, and the undersigned acknowledges that Wellsford will be relying upon this Certificate in consummating such transaction.

With such understanding, the undersigned has reviewed those portions of the plans and specifications for the Project that are listed on Exhibit B attached hereto (the "Engineering Plans"), the construction of the Project in relationship to the Engineering Plans, and its conformity and compliance with certain applicable laws and regulations. Based upon these reviews and upon due professional investigation, the undersigned declares and certifies to and for the benefit of Owner and Wellsford that:

     1. Satisfactory methods of access to and egress from the Site and the Project and adjoining or nearby public ways are available and are sufficient to meet the reasonable needs of the Project and all applicable requirements of public authorities. Sanitary water supply and storm sewer and sanitary sewer facilities and other required utilities (gas, electricity, telephone, etc.) are likewise available and are sufficient to meet the reasonable needs of the Project and all applicable requirements of public authorities.

     2. We are of the opinion that the Property is not located in a 100-Year Flood Plain or in an identified "flood prone area," as defined by the U.S. Department of Housing and Urban Development, pursuant to the Flood Disaster Protection Act of 1973, as amended, and is not subject to any federal, state or local "wetlands" rules, regulations, ordinances or requirements.

     3. We have reviewed and are familiar with all tests and analyses performed and professional recommendations made by soil engineers and other consultants regarding the condition of the soil of the Site.
          In our professional opinion, the condition of the soil of the Site is adequate to support the Project as completed.

     4. We have reviewed the locations of all easements, rights-of-way, subsurface rights or jurisdictional wetlands, and all rules and regulations pertaining to the same in force relating to the Site, and the Plans are prepared so that the Project does not encroach over, across or upon any such easements, rights-of-way, subsurface rights or jurisdictional wetlands and the like, and all necessary permits and approvals required for the Project have been obtained.

     5. We have reviewed all deeds, easements, covenants, restrictions and other matters set forth in Schedule B of Title Commitment No. __________ issued by Land Title Guaranty Company, and the Project satisfies and/or does not violate any provisions concerning construction of improvements on the Site set forth in such deeds, easements, covenants, restrictions and other matters.

This Certificate may be relied upon only by Owner and Wellsford.

Very Truly yours,

[ENGINEER]
-------------------------



By:___________________________
     Title:___________________
Dated:________________________

                                 EXHIBIT A TO
                          CERTIFICATE OF ENGINEERING


                               LEGAL DESCRIPTION

                                 EXHIBIT B TO
                          CERTIFICATE OF ENGINEERING


                                ______________
                             ____________________
                           ______________, Colorado


                                 DRAWING LIST

CIVIL ENGINEERING
 DRAWINGS:          ______________________________
                    ______________________________
                    ______________________________

STRUCTURAL:         ______________________________
                    ______________________________
                    ______________________________

FOUNDATION:         ______________________________

MECHANICAL:         ______________________________
                    ______________________________
                    ______________________________

PLUMBING:           ______________________________
                    ______________________________
                    ______________________________

ELECTRICAL:         ______________________________
                    ______________________________
                    ______________________________

LANDSCAPING:        ______________________________
                    ______________________________
                    ______________________________

                                   EXHIBIT T

                        THE PARK at HIGHLANDS RANCH -
                   PRELIMINARY "TOTAL"INFRASTRUCTURE BUDGET


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                                   EXHIBIT U


                            SUBSTITUTION AGREEMENT

     THIS SUBSTITUTION AGREEMENT (this "Agreement") is made and entered into as of the 17th day of April, 1996, by and among AL FELD, an individual ("Feld"), WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation ("WPHC"), and THE FELD COMPANY, a Colorado corporation (the "Company").

                                   RECITALS

     A. WPHC is a Member of Red Canyon at Palomino Park LLC, a Colorado limited liability company (the "LLC"), which LLC is governed by its Operating Agreement dated as of April 17, 1996 (the "Operating Agreement") by and between WPHC and Feld.

     B. Feld is also a Member, as well as the Manager, in the LLC and is the principal officer and shareholder of the Company.

     C. In order to facilitate WPHC's appointment of the Company as a substitute Member and the Manager of the LLC upon the death or disability of Feld in accordance with Section 12.13 of the Operating Agreement and to bind the Company to the agreements set forth in said Section 12.13, the parties hereto now desire to enter into this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the execution of the Operating Agreement and of the recitals, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Request for Substitute Manager. In the event that Feld should die or WPHC shall elect to remove Feld as manager due to disability (such an event is hereinafter referred to as a "Triggering Event"), WPHC shall have the right, at its sole option, to request in writing that: (a) the Company shall acquire from Feld (or from his estate, if Feld is deceased) the entire interest of Feld in the LLC; (b) the Company shall be admitted as a Member of the LLC and substituted for Feld as Member and Manager under the Operating Agreement; and
(c) the Company shall assume, in writing, all of the obligations of the Manager and of a Member under the Operating Agreement, as the same may be amended from time to time. The foregoing actions under items (a), (b) and (c) shall be effective upon the next business day after WPHC delivers its written request to the Company and Feld. Notwithstanding anything to the contrary contained herein or in the Operating Agreement, if the Company is substituted for Feld as a Member and Manager, then Feld (or his estate if Feld is deceased) shall remain liable for the performance of the obligations of the Manager under the Operating Agreement, in accordance with Section 12.12.3.2 thereof.

     2. Failure to Request a Substitute Manager. If WPHC fails to exercise its option under Section 12.13 of the Operating Agreement and this Agreement to cause the Company to be substituted for Feld as the Manager within ninety (90) days after the date of a Triggering Event, then such right shall automatically terminate and Feld (and his estate) shall be released from all responsibilities and obligations as Manager under the Operating Agreement arising after the effective date of Feld's withdrawal or Removal (as said term is defined in the Operating Agreement) from the LLC in connection with the Triggering Event.

     3. Attorneys Fees. In the event any litigation or other legal proceedings or alternative dispute resolution proceedings are brought for the enforcement of or arise out of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable attorneys' fees and costs and all other reasonable expenses, in addition to any other relief or damages obtained.

     4. Further Documentation. The parties hereby agree to execute, from time to time, such other documents as may be reasonably necessary to effectuate the intent of this Agreement and Section 12.13 of the Operating Agreement.

     5. GOVERNING LAW. THE PARTIES HERETO AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. SUCH PARTIES FURTHER AGREE THAT THIS AGREEMENT MAY BE ENFORCED IN THE DISTRICT COURT IN AND FOR THE CITY AND COUNTY OF DENVER, STATE OF COLORADO AND THEY DO HEREBY SUBMIT TO THE JURISDICTION OF SUCH COURT REGARDLESS OF THEIR RESIDENCE OR WHERE THIS AGREEMENT MAY BE EXECUTED.

     6. Successors and Assigns. All agreements, covenants, conditions and provisions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, personal representatives, successors and assigns of the parties hereto.

     7. Notices. Whenever any party hereto shall desire to, or be required to, give or serve any notice, demand, request or other communication with respect to this Agreement, each such notice, demand, request or communication shall be in writing and shall be effective only if the same is delivered by personal service (including, without limitation, courier or express service) or mailed certified or registered mail, postage prepaid, return receipt requested, or sent by telegram to the parties at the addresses shown in the Operating Agreement or such other addresses which the parties may provide to one another in accordance therewith. The notice address for the Company shall be the same as the notice address for Feld. If notice is sent to WPHC, a copy of such notice shall also be given to Wayne H. Hykan, Esq., Brownstein Hyatt Farber & Strickland, P.C., 410 17th Street, Suite 2222, Denver, Colorado 80202. If notice is sent to Feld or the Company, a copy of such notice shall also be given to Alan Lottner, Esq., Haligman and Lottner, First Interstate Tower North, 633 Seventeenth Street, Suite 2700, Denver, Colorado 80202-3635.
Notices delivered personally will be effective upon delivery to an authorized representative of the party at the designated address; notices sent by mail in accordance with the above paragraph will be effective upon execution of the Return Receipt Requested.

     8. Severability. Every provision of this Agreement is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

     9. Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Operating Agreement.

     10. Amendment. This Agreement may be modified or rescinded only by a writing expressly relating to this Agreement and signed by all of the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                         __________________________________________
                         AL FELD, individually


                         WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation


                         By:_______________________________________
                         Its:______________________________________


                         THE FELD COMPANY, a Colorado corporation


                         By:_______________________________________
                         Its:______________________________________